UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.                 )
Filed by the Registrant
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Filed by a Party other than the Registrant
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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
THE WENDY’S COMPANY
(Name of the Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

2023 THE WENDY’S COMPANY NOTICE OF ANNUAL MEETING OF STOCKHOLDERS & PROXY STATEMENT

The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

March 30, 2023

Dear Fellow Stockholders:

You are cordially invited to join us at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”), which will be held virtually through a live webcast on Tuesday, May 16, 2023 at 11:00 a.m. (Eastern Time). We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. At our virtual Annual Meeting, stockholders who held shares as of the record date, March 20, 2023, will be able to attend and participate. Please visit www.proxydocs.com/WEN for more details. The Board of Directors and management hope that you will be able to participate in the virtual Annual Meeting. The business to be conducted at the Annual Meeting is described in the Notice of 2023 Annual Meeting of Stockholders and Proxy Statement (the “Proxy Statement”).

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. You will not be able to attend the Annual Meeting in person.

We encourage you to participate in the virtual Annual Meeting. For further information on how to participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 6 of the Proxy Statement. Whether or not you plan to attend the virtual Annual Meeting, it is important that your shares be represented and voted at the Annual Meeting. Please promptly cast your vote by completing and returning your proxy card in the enclosed envelope or to the address indicated on your proxy card or voting instruction form. You may also cast your vote by telephone or via the Internet as described in the instructions included with your proxy materials. If you attend the virtual Annual Meeting and wish to vote your shares electronically during the virtual Annual Meeting, you may revoke your previously submitted proxy as explained in the Proxy Statement.

Thank you for your continued support and investment in The Wendy’s Company.

Sincerely,

TODD A. PENEGOR
President and Chief Executive Officer

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Tuesday, May 16, 2023, 11:00 a.m. (Eastern Time)

Virtual Meeting Only – No Physical Meeting Location

The 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of The Wendy’s Company (the “Company”) will be held virtually through a live webcast on Tuesday, May 16, 2023 at 11:00 a.m. (Eastern Time). We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location. See “Annual Meeting Attendance and Participation” below for additional details.

ITEMS OF BUSINESS

At the Annual Meeting, you will be asked to:

(1)	Elect 12 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	Ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;

(3)	Vote on an advisory resolution to approve executive compensation;

(4)	Vote on an advisory resolution on the frequency of future advisory votes on executive compensation;

(5)	Vote on three stockholder proposals described in the accompanying proxy statement, if properly presented at the meeting; and

(6)	Transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

RECORD DATE

The record date for the Annual Meeting is March 20, 2023. Only holders of record of shares of the Company’s common stock at the close of business on the record date are entitled to vote on all business transacted at the Annual Meeting or any adjournment or postponement thereof.

VOTING YOUR PROXY

Your vote is important! Stockholders are cordially invited to attend and participate in the virtual Annual Meeting via our live webcast. Whether or not you plan to attend the virtual Annual Meeting, please promptly complete and return your proxy card in the enclosed envelope, or submit your proxy by telephone or via the Internet as described in your proxy card or voting instruction form. As described below, you may also vote electronically at the virtual Annual Meeting if you register, attend and participate in the virtual Annual Meeting.

ANNUAL MEETING ATTENDANCE AND PARTICIPATION

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting. For further information on how to register, attend and participate in the virtual Annual Meeting, please see “Additional Details Regarding the Annual Meeting” on page 6 of the Proxy Statement.

By Order of the Board of Directors:

E. J. WUNSCH

Chief Legal Officer and Secretary

March 30, 2023

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to be held on May 16, 2023: This Notice of Annual Meeting of Stockholders, the Proxy Statement
and the 2022 Annual Report to Stockholders are available at www.proxydocs.com/WEN.

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ii        The Wendy’s Company 2023 Proxy Statement

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The Wendy’s Company One Dave Thomas Boulevard Dublin, Ohio 43017 (614) 764-3100

PROXY STATEMENT FOR 2023 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT SUMMARY

This summary highlights information about The Wendy’s Company (“Wendy’s”, the “Company”, “we”, “us” or “our”) and certain information contained elsewhere in this Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders to be held virtually on Tuesday, May 16, 2023 at 11:00 a.m. (Eastern Time), and any adjournment or postponement thereof (the “Annual Meeting”). This summary does not contain all of the information that you should consider in voting your shares, and you should read the entire Proxy Statement carefully before voting. For more complete information regarding the Company’s 2022 performance, please review the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 (the “2022 Form 10-K”). References in this Proxy Statement to “2022,” “2021,” “2020” and other years refer to the Company’s fiscal year for the respective period indicated. Websites referenced throughout this Proxy Statement are provided for convenience only, and the content on the referenced websites does not constitute a part of, and is not incorporated by reference into, this Proxy Statement.

ANNUAL MEETING DETAILS

The accompanying proxy is being solicited by the Board of Directors of The Wendy’s Company in connection with the Annual Meeting, which will be held virtually through a live webcast on Tuesday, May 16, 2023 at 11:00 a.m. (Eastern Time). We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location.

Please be advised that prior registration at www.proxydocs.com/WEN is required to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

On or about March 31, 2023, this Proxy Statement and an accompanying proxy card will first be mailed to stockholders or made available to stockholders electronically via the Internet at www.proxydocs.com/WEN and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy.

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HOW TO CAST YOUR VOTE

Voting by Proxy Without Participating in the Virtual Annual Meeting:

Even if you plan to participate in the virtual Annual Meeting, please cast your vote as soon as possible in one of the following ways:

Internet	Telephone	Mail
Visit www.proxypush.com/WEN. You will need the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Call 855-686-4803. You will need the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials.	Complete, sign and date your proxy card or voting instruction form and return it in the envelope provided or to the address indicated on your proxy card or voting instruction form.

Voting by Participating in the Virtual Annual Meeting:

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the virtual Annual Meeting, you must register at www.proxydocs.com/WEN in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. If the shares you own are held in “street name” by a bank or brokerage firm, you must obtain a valid proxy from your bank or brokerage firm in order to submit your vote at the virtual Annual Meeting.

VOTING MATTERS AND BOARD RECOMMENDATIONS

	BOARD PROPOSALS	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 1:	Election of 12 directors.	FOR each nominee	12

Proposal 2:	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.	FOR	93

Proposal 3:	Advisory resolution to approve executive compensation.	FOR	95

Proposal 4:	Advisory resolution on the frequency of future advisory votes on executive compensation.	For advisory votes EVERY YEAR	97

	STOCKHOLDER PROPOSALs	BOARD VOTE RECOMMENDATION	PAGE REFERENCE (FOR MORE DETAIL)

Proposal 5:	Stockholder proposal regarding proxy access amendments, if properly presented at the Annual Meeting.	AGAINST	98

Proposal 6:	Stockholder proposal regarding an independent Board Chair, if properly presented at the Annual Meeting.	AGAINST	101

Proposal 7:	Stockholder proposal requesting a report on lobbying activities and expenditures, if properly presented at the Annual Meeting.	AGAINST	105

2        The Wendy’s Company 2023 Proxy Statement

DIRECTOR NOMINEES

The following table provides summary information about our 12 director nominees. Additional information about each nominee’s experience, qualifications, attributes and skills can be found under the caption “Proposal 1—Election of Directors.”

NAME	AGE	DIRECTOR SINCE	OCCUPATION	INDEPENDENT	CURRENT BOARD COMMITTEES (1)(2)	OTHER PUBLIC COMPANY BOARDS

Nelson Peltz	80	1993 (3)	Chief Executive Officer and Founding Partner of Trian Fund Management, L.P.		CSR, Executive+	2
Peter W. May	80	1993 (3)	President and Founding Partner of Trian Fund Management, L.P.	✓	CI+, C&HC, CSR, Executive, Tech+	—
Matthew H. Peltz	40	2015	Partner and Co-Head of Research of Trian Fund Management, L.P.		CI, CSR+, Executive, Tech	—
Michelle Caruso- Cabrera	54	2023	Chief Executive Officer of MCC Productions LLC and CNBC Contributor	✓	—	—
Kristin A. Dolan	56	2017	Chief Executive Officer of AMC Networks Inc. and Chief Executive Officer and Founder of 605 LLC	✓	Audit, Tech	2*
Kenneth W. Gilbert	72	2017	Former Chief Marketing Officer of VOSS of Norway ASA	✓	CSR, Tech	1
Richard H. Gomez	53	2021	Executive Vice President and Chief Food and Beverage Officer of Target Corporation	✓	Audit, Tech	—
Joseph A. Levato	82	1996 (3)	Former Executive Vice President and Chief Financial Officer of Triarc Companies, Inc. (predecessor to The Wendy’s Company)	✓	Audit, C&HC, Executive, NCG	—
Michelle “Mich” J. Mathews-Spradlin	56	2015	Former Chief Marketing Officer and Senior Vice President of Microsoft Corporation	✓	C&HC, CSR, Tech	1
Todd A. Penegor	57	2016	President and Chief Executive Officer of The Wendy’s Company		CI, Executive	1
Peter H. Rothschild	67	2010	Partner, East Wind Advisors, LLC	✓	Audit, C&HC+, NCG+	—
Arthur B. Winkleblack	65	2016	Former Executive Vice President and Chief Financial Officer of H. J. Heinz Company	✓	Audit+, NCG	2

+	Committee Chair

*	Ms. Dolan has advised us that she expects to reduce the number of other public company boards on which she serves from two to one by the end of the second quarter of 2023.

(1)	CI: Capital and Investment; C&HC: Compensation and Human Capital; CSR: Corporate Social Responsibility; NCG: Nominating and Corporate Governance; Tech: Technology.

(2)	It is anticipated that the Board of Directors will determine committee assignments at the Board’s organizational meeting immediately following the Annual Meeting.

(3)

Messrs. N. Peltz, May and Levato have been directors of the Company since September 2008, when the Company commenced its current business – the ownership and franchising of the Wendy’s® restaurant system. Messrs. N. Peltz and May served as directors of the Company’s predecessor companies from April 1993, and Mr. Levato from June 1996, until September 2008 when Wendy’s International, Inc. merged with Triarc Companies, Inc., the predecessor to The Wendy’s Company.

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CORPORATE GOVERNANCE HIGHLIGHTS

We are committed to maintaining strong corporate governance practices as a critical component of driving sustained stockholder value. The Company’s Board of Directors (the “Board of Directors” or the “Board”) continually monitors emerging best practices in corporate governance to serve the interests of our stockholders. Highlights of our current governance practices are set forth in the following tables.

BOARD OF DIRECTORS	STOCKHOLDER INTERESTS	EXECUTIVE COMPENSATION

•  Annual election of directors.

•  Majority voting for directors in uncontested elections with director resignation policy.

•  Separation of our Board Chair and Chief Executive Officer.

•  Majority independent Board.

•  Fully independent key Board committees.

•  Regularly scheduled executive sessions of non-employee and independent directors.

•  Presiding independent director, who leads executive sessions of independent directors.

•  Approximately 99% Board and committee meeting attendance in 2022.

•  Active Board and committee oversight of risk management.

•  Comprehensive Corporate Governance Guidelines and Code of Business Conduct and Ethics.

•  Annual limit on cash and equity awards granted to non-employee directors under our 2020 Omnibus Award Plan.

•  No stockholder rights plan or “poison pill.”

•  Stockholders have the ability to act by written consent.

•  Stockholders have the ability to call special meetings.

•  No supermajority voting requirements.

•  No exclusive forum selection clause.

•  Amended and Restated Certificate of Incorporation provides stockholders with a “proxy access” right that is aligned with market practices.

•  No fee-shifting By-Law provisions.

•  Annual say-on-pay advisory vote.

•  Strong pay-for-performance philosophy with emphasis on variable, performance-based compensation.

•  Multiple performance metrics used in incentive plans.

•  Limited perquisites and benefits.

•  Engage independent outside compensation consultants.

•  Clawback provisions in our 2020 Omnibus Award Plan.

•  No speculative trading or hedging transactions.

•  “Double trigger” required for change in control equity vesting.

•  Significant stock ownership and retention guidelines for executive officers and directors.

2022 BUSINESS PERFORMANCE HIGHLIGHTS

Our 2022 results highlighted the strength and resiliency of the Wendy’s brand as we continued to deliver compelling growth. We are proud to have delivered our 12th consecutive year of global same-restaurant sales growth as well as our second consecutive year of double digit global same-restaurant sales growth on a two-year basis. This growth was driven by our strong execution against our strategic growth pillars and the hard work and dedication of our restaurant crews, franchisees and employees. Over the course of the year, the Wendy’s system added 146 net new restaurants globally, accelerated our U.S. breakfast business and launched the breakfast daypart in Canada, and reached record digital sales volumes.

This momentum, supported by large investments in our strategic growth pillars over the last several years and our strong liquidity position, supported a 100% increase in the Company’s quarterly dividend rate to $0.25 per share, which was effective beginning with our March 15, 2023 dividend. In 2023, we remain focused on delivering accelerated global growth behind the most impactful drivers of our business and we plan to continue driving digital acceleration and delivering meaningful global restaurant footprint expansion. In addition, we have broadened our focus to driving strong global same-restaurant sales momentum across all dayparts through a mix of our ownable core products, exciting menu innovation, compelling value offerings, and improvements in speed and consistency in our restaurants.

GLOBAL SAME-RESTAURANT SALES GROWTH 4.9% 14.9% in 2022 on a two-year basis	GLOBAL NET RESTAURANT OPENINGS 146 Up from 121 in 2021	ANNUAL TOTAL STOCKHOLDER RETURN 62ND PERCENTILE Compared to S&P MidCap 400 index	NET CASH PROVIDED BY OPERATING ACTIVITIES $259.9M Down ~25% from 2021	Free Cash Flow* $213.1M Down ~19% from 2021

OPERATING PROFIT $353.3M Down ~4% from 2021	NET INCOME $177.4M Down ~12% from 2021	ADJUSTED EBITDA* $497.8M Up ~7% from 2021	COMPANY-OPERATED RESTAURANT MARGIN 13.8% Down 290 basis points compared to 2021

*	Non-GAAP financial measure. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

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2022 EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. In accordance with our pay-for-performance philosophy, variable, performance-based incentives constituted the most significant portion of total direct compensation for 2022 for our Chief Executive Officer and other Named Executive Officers (NEOs) as a group, as shown below.

The primary components of our 2022 executive compensation program are summarized in the following table and further described in the “Compensation Discussion and Analysis” section in this Proxy Statement.

ELEMENT	VARIABLE	FORM	PERFORMANCE MEASURE	PURPOSE

Base Salary	No	Cash	—	Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.
Annual Cash Incentives	Yes	Cash	• Adjusted EBITDA (60%) • Global Systemwide Sales Growth (30%) • ESG Performance Measure (10%)	Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.
Long-Term Equity Incentives	Yes	Equity • Performance Units (60%) • Stock Options (40%)	• Cumulative Three-Year Free Cash Flow (50%) • Three-Year Relative Total Stockholder Return (50%)

Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives. Create a direct link between executive pay and the long-term performance of our Common Stock (defined below).

In 2022, the Compensation and Human Capital Committee, recognizing the importance of executing against the Company’s Good Done Right ESG strategy to drive positive change and reflect the growing importance of ESG topics to the Company’s business and stockholders, approved the inclusion of strategic, non-financial performance criteria supporting the Company’s Good Done Right ESG strategy into the Company’s 2022 annual incentive plan.

We encourage you to read the Compensation Discussion and Analysis in this Proxy Statement for a detailed discussion of how our executive compensation program was designed and implemented in 2022 to achieve our overall compensation objectives. Stockholders should also review the 2022 Summary Compensation Table and other related compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2022.

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ADDITIONAL DETAILS REGARDING THE ANNUAL MEETING

ANNUAL MEETING LOG IN INSTRUCTIONS

Because we have adopted a completely virtual format for the Annual Meeting, there is no physical meeting location. To participate in the virtual Annual Meeting, holders of shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”), at the close of business on March 20, 2023 (the record date for the Annual Meeting), must register at www.proxydocs.com/WEN prior to the start of the meeting in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting. Approximately 60 minutes prior to the meeting, you will receive an email with your unique link that will provide you access to the virtual Annual Meeting. Online access to the live website will then open approximately 15 minutes prior to the start of the Annual Meeting. We recommend that you log in to the Annual Meeting several minutes before its scheduled start time.

Stockholders who hold shares of our Common Stock in a joint account may attend and participate in the virtual Annual Meeting by following the steps described above. If you are the representative of a trust or corporation, limited liability company, partnership or other legal entity that holds shares of our Common Stock, you will need the control number included in the proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials of that legal entity to register for the virtual Annual Meeting in order to attend and participate, as described above.

Only stockholders as of the March 20, 2023 record date who have followed the registration steps as described above, along with Company guests, will be able to attend and participate in the virtual Annual Meeting.

SUBMITTING QUESTIONS AND VOTING YOUR SHARES AT THE ANNUAL MEETING

Submitting Questions. Stockholders as of the record date who attend and participate in the virtual Annual Meeting can submit questions electronically until the start of the meeting at www.proxydocs.com/WEN when completing the registration steps described above. In addition, stockholders as of the record date who attend and participate in the virtual Annual Meeting will also have an opportunity to submit questions via the Internet during the live Q&A portion of the meeting. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy). If we receive questions on similar topics, we may group such questions together and provide a single response to avoid repetition.

Voting Your Shares. Stockholders as of the record date for the Annual Meeting who attend and participate in the virtual Annual Meeting will have an opportunity to vote their shares electronically at the meeting even if they have previously submitted their vote.

TECHNICAL SUPPORT

We will have technicians ready to assist you with any difficulties you may have accessing the virtual Annual Meeting. If you encounter any difficulties accessing or participating in the virtual Annual Meeting, please contact the technical support email address displayed on the virtual Annual Meeting registration page at www.proxydocs.com/WEN or call the technical support number that will be listed in the virtual Annual Meeting access email that pre-registered stockholders will receive approximately 60 minutes prior to the start of the virtual Annual Meeting. Technical support will be available starting at approximately 10:00 a.m. (ET) on May 16, 2023 and will remain available until 30 minutes after the virtual Annual Meeting has concluded.

6        The Wendy’s Company 2023 Proxy Statement

VOTING YOUR PROXY

When a stockholder returns a proxy card that is properly signed and dated, the shares represented by the proxy card will be voted by the persons named as proxies in the proxy card in accordance with the stockholder’s instructions. If a stockholder returns a signed and dated proxy card without contrary voting instructions, the shares represented by the proxy card will be voted as recommended by the Board of Directors. The Company does not have cumulative voting.

Pursuant to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and By-Laws (as amended and restated, the “By-Laws”), business transacted at the Annual Meeting is limited to the purposes stated in the Notice of Annual Meeting of Stockholders and any other matters that may properly come before the Annual Meeting. Except for the proposals described in this Proxy Statement, no other matters currently are intended to be brought before the Annual Meeting by the Company or, to our knowledge, any other person. The proxy being solicited by the Board, however, conveys discretionary authority to the persons named as proxies in the proxy card to vote on any other matters that may properly come before the Annual Meeting. A proxy may be revoked by a stockholder at any time prior to the time it is voted by giving notice of revocation either personally or in writing to our corporate Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

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QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

Q:	Who is soliciting my proxy?

A:

The Company’s Board of Directors is soliciting your proxy in connection with the Annual Meeting. Certain of our directors, officers and employees also may solicit proxies on the Board’s behalf by personal contact, telephone, mail, e-mail or other means. The Company has engaged Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, to assist in soliciting proxies from brokers, banks and other stockholders.

Q:	What should I do with these materials?

A:

Please carefully read and consider the information contained in this Proxy Statement, and then vote your shares as soon as possible to ensure that your shares will be represented at the Annual Meeting. You may vote your shares prior to the Annual Meeting even if you plan to attend and participate in the virtual Annual Meeting.

Q:	Why is the Company using a completely virtual format for the Annual Meeting?

A:

The Annual Meeting will be held virtually through a live webcast. We believe the live webcast will provide greater accessibility and a consistent experience to our stockholders and allow all stockholders with Internet connectivity to participate in the Annual Meeting regardless of location.

We have designed our virtual format to enhance, rather than constrain, stockholder access, participation and communication with the Company at the Annual Meeting. For example, the virtual format allows stockholders to participate in the virtual Annual Meeting regardless of location and to participate by submitting questions both before the meeting and during the live Q&A portion of the meeting and to vote their shares electronically during the live webcast. As with the physical annual meetings of stockholders we have held in the past, the Company will use reasonable efforts to answer all questions pertinent to meeting matters during the virtual Annual Meeting, subject to time constraints and the rules of conduct for the Annual Meeting (which will be available on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy).

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following seven proposals:

(1)	To elect 12 directors to hold office until the Company’s next annual meeting of stockholders;

(2)	To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023;

(3)	To approve an advisory resolution to approve executive compensation;

(4)	To provide feedback on the frequency of future advisory votes on executive compensation;

(5)	A stockholder proposal regarding proxy access amendments, if properly presented at the Annual Meeting;

(6)	A stockholder proposal regarding an independent Board Chair, if properly presented at the Annual Meeting; and

(7)	A stockholder proposal requesting a report on lobbying activities and expenditures, if properly presented at the Annual Meeting.

Q:	How do I vote?

A:	You may vote your shares prior to the Annual Meeting in any of the following ways:

•	Visit the website shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote via the Internet (www.proxypush.com/WEN);

•	Use the toll-free telephone number shown on your Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form to vote by telephone; or

•	Complete, sign, date and return the enclosed proxy card or voting instruction form in the enclosed postage-paid envelope if you have requested and received our proxy materials by mail.

You may vote your shares electronically during the virtual Annual Meeting even if you have previously submitted your vote. To vote at the Annual Meeting, you must register at www.proxydocs.com/WEN prior to the start of the meeting in order to attend and participate in the virtual Annual Meeting. Upon completing your registration (which will require the control number included in your proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials) you will receive further instructions via email, including your unique links that will allow you to access, submit questions and vote at the virtual Annual Meeting.

8        The Wendy’s Company 2023 Proxy Statement

Q:	When is the record date, and who is entitled to vote?

A:	All holders of record of our Common Stock at the close of business on March 20, 2023, the record date for the Annual Meeting, are entitled to vote on all business transacted at the Annual Meeting.

Q:	What is the deadline for submitting a proxy?

A:

In order to be counted, proxies submitted by beneficial owners via telephone or the Internet must be received by 11:59 p.m. (Eastern Time) on Monday, May 15, 2023. Proxies submitted by mail must be received prior to the start of the Annual Meeting.

Q:	What is the difference between a registered stockholder and a beneficial owner or “street name” holder?

A:	If your shares are registered directly in your name with Equiniti Trust Company, our stock transfer agent, you are considered a stockholder of record, or a registered stockholder, of those shares.

If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Your broker, bank or other nominee should have enclosed, or should provide you with, a Notice of Internet Availability of Proxy Materials or a voting instruction form for you to use in directing it on how to vote your shares.

Q:	What constitutes a quorum?

A:

At the close of business on March 20, 2023, the Company had 212,054,224 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock entitles the holder to one vote on each matter properly brought before the Annual Meeting. The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting will constitute a quorum.

Virtual attendance of a stockholder at the Annual Meeting constitutes presence in person for purposes of determining whether a quorum is present at the Annual Meeting. Abstentions and “broker non-votes” (described below) will be included for purposes of determining whether a quorum is present at the Annual Meeting.

Q:	What are abstentions and broker non-votes and how do they affect voting?

A:

Abstentions. If you specify that you “abstain” from voting on an item, your shares will be counted as present and entitled to vote for the purpose of establishing a quorum. Abstentions will be the equivalent of an “against” vote on proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 2, 3, 5, 6 and 7). Abstentions will not be included in the tabulation of voting results for Proposals 1 or 4.

Broker Non-Votes. Under the rules of The Nasdaq Stock Market (“Nasdaq”), if your shares are held in street name, then your broker has discretion to vote your shares without instructions from you on certain “routine” proposals, such as the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2). Your broker does not, however, have such discretion on the election of directors (Proposal 1), the advisory resolution to approve executive compensation (Proposal 3), the advisory resolution on the frequency of future advisory votes on executive compensation (Proposal 4) or the stockholder proposals described in this Proxy Statement (Proposals 5, 6 and 7). If you do not provide your broker with voting instructions for these proposals (including if you submit your voting instruction form but do not indicate how you want to vote on the proposals), then your broker will be unable to vote on these proposals and will report your shares as “broker non-votes” on these proposals. Like abstentions, broker non-votes are counted as present for the purpose of establishing a quorum, but, unlike abstentions, they are not counted for the purpose of determining the number of shares present (in person or by proxy) and entitled to vote on particular proposals. As a result, broker non-votes will not be included in the tabulation of voting results for proposals that require the affirmative vote of a majority of the votes cast (Proposal 1), proposals that require the affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting (Proposals 3, 5, 6 and 7) or the proposal on the frequency of future advisory votes on executive compensation (Proposal 4). Because brokers are entitled to vote on Proposal 2, we do not anticipate any broker non-votes with regard to that proposal.

        The Wendy’s Company 2023 Proxy Statement        9

Q:	What vote is needed to elect the 12 director nominees (Proposal 1)?

A:

Pursuant to our By-Laws, each of the 12 director nominees must receive the affirmative vote of a majority of the votes cast with respect to that nominee’s election in order to be elected as a director at the Annual Meeting.

Q:	What vote is needed to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 (Proposal 2).

Q:

What vote is needed to approve the advisory resolution to approve executive compensation (Proposal 3) and on the advisory resolution on the frequency of future advisory votes on executive compensation (Proposal 4)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the advisory resolution to approve the 2022 executive compensation of our NEOs (Proposal 3). With respect to the advisory resolution on the frequency of future advisory votes on executive compensation (Proposal 4), the option of every year, every two years or every three years that receives a plurality of the total votes cast on this proposal by the holders of shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting will be deemed the preferred option of our stockholders. Each vote is advisory and therefore not binding on the Company, the Board of Directors or the Compensation and Human Capital Committee of the Board. However, the Board and the Compensation and Human Capital Committee will review the voting results of Proposal 3 and Proposal 4 and take those results into consideration when making future decisions regarding executive compensation as the Compensation and Human Capital Committee deems appropriate.

Q:	What vote is needed to approve the stockholder proposals described in this Proxy Statement (Proposals 5, 6 and 7)?

A:

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve the stockholder proposals described in this Proxy Statement (Proposals 5, 6 and 7).

Q:	If I deliver my proxy card (whether signed or unsigned) but do not indicate how I want to vote on the proposals, how will my shares be voted?

A:

If you submit your proxy card but do not indicate how you want to vote on the proposals, your proxy will be counted as a vote in accordance with the recommendations of the Board of Directors: FOR the election of each of the 12 director nominees named in Proposal 1, FOR Proposals 2 and 3, ONE YEAR for Proposal 4 and AGAINST Proposals 5, 6 and 7.

Q:	Can I change my vote after I have delivered my proxy card or voting instruction form?

A:

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting by revoking your proxy. You can revoke your proxy by giving notice of revocation either personally or in writing to our corporate Secretary at the address provided under the caption “Other Matters—Principal Executive Offices.” You also can revoke your proxy by submitting a later-dated proxy by mail, by telephone, via the Internet or by participating in the virtual Annual Meeting and voting electronically. Attending the virtual Annual Meeting by itself will not revoke a previously submitted proxy.

If your shares are held in an account with a broker, bank or other nominee, you should contact your broker, bank or other nominee if you wish to change your vote or revoke the instructions given in your voting instruction form.

10        The Wendy’s Company 2023 Proxy Statement

Q:	Why did I receive a Notice of Internet Availability instead of the printed Proxy Statement and 2022 Annual Report to Stockholders?

A:

As permitted by SEC rules, we are making our proxy materials available to stockholders electronically via the Internet at www.proxydocs.com/WEN and on our Investor Relations website at www.irwendys.com/financials/annual-report-and-proxy. On or about March 31, 2023, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) to our stockholders containing information on how to access our proxy materials online or request a printed copy of the proxy materials. If you received a Notice of Internet Availability, then you will not receive a printed copy of our proxy materials unless you request a printed copy by following the instructions contained in the Notice of Internet Availability. Adopting this “notice and access” process allows us to reduce the overall costs, as well as the environmental impact, of printing and mailing our proxy materials.

Q:	What does it mean if I receive more than one Notice of Internet Availability, proxy card or voting instruction form?

A:

If you receive more than one Notice of Internet Availability, proxy card or voting instruction form, this means that you have multiple accounts with our stock transfer agent or with brokers, banks or other nominees. Please follow the instructions set forth on each Notice of Internet Availability, proxy card or voting instruction form you receive to ensure that all your shares are voted.

Q:	Who will bear the expenses of this solicitation?

A:

The Company will pay the costs and expenses of this solicitation. In addition to soliciting proxies by mailing our proxy materials to stockholders and by making our proxy materials available to stockholders electronically via the Internet, proxies may be solicited by our directors, officers and employees by personal contact, telephone, mail, e-mail or other means without additional compensation. Solicitation of proxies will also be made by employees of Innisfree M&A Incorporated, our proxy solicitation firm, who will be paid a fee of $15,000, plus reasonable out-of-pocket expenses. As is customary, we will also reimburse brokers, banks, custodians, nominees and fiduciaries for their reasonable costs and expenses incurred in forwarding our proxy materials to beneficial owners of our Common Stock.

Q:	Where can I find the voting results of the Annual Meeting?

A:

We intend to announce preliminary voting results at the Annual Meeting and publish final voting results in a Current Report on Form 8-K filed with the SEC within four business days of the Annual Meeting. After the Form 8-K has been filed, the Form 8-K will be publicly available on the SEC website at www.sec.gov and our Investor Relations website at www.irwendys.com/financials/sec-filings.

Q:	Whom should I call with questions?

A:

Please call Innisfree M&A Incorporated, the Company’s proxy solicitation firm, toll-free at (877) 717-3922 with any questions about the Annual Meeting. Brokers, banks and other nominees may call Innisfree M&A Incorporated at (212) 750-5833.

        The Wendy’s Company 2023 Proxy Statement        11

PROPOSAL 1

ELECTION OF DIRECTORS

(Item 1 on the Company’s Proxy Card)

OUR DIRECTORS AND DIRECTOR NOMINEES

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the 12 persons named below under the caption “—Director Nominee Qualifications and Biographical Information” for election as directors of the Company at the Annual Meeting. Each of the nominees is presently serving as a director of the Company, and each of the nominees was elected as a director at the Company’s 2022 annual meeting of stockholders, other than Ms. Michelle Caruso-Cabrera, who was elected to the Board in March 2023.

Ms. Caruso-Cabrera joined the Board of Directors in March 2023 when the Board, upon the recommendation of the Nominating and Corporate Governance Committee, increased the size of the Board from 11 to 12 members and elected Ms. Caruso-Cabrera to serve as a director of the Company for a term expiring at the Annual Meeting. Ms. Caruso-Cabrera was identified to the Nominating and Corporate Governance Committee as a director candidate by an existing independent director. The Nominating and Corporate Governance Committee, after reviewing Ms. Caruso-Cabrera’s qualifications, evaluating her independence and considering the needs of the Board of Directors, recommended to the Board that Ms. Caruso-Cabrera be elected to serve as a director of the Company.

The Nominating and Corporate Governance Committee and the Board of Directors remain committed to promoting board diversity, including gender diversity, and are actively looking for opportunities to add gender diverse directors to the Board. Following the election of Ms. Caruso-Cabrera to the Board of Directors, the gender diversity of our Board increased from 18% to 25%, and the Board is actively working to add at least one additional gender diverse director to the Board in 2023. As described below under the caption “—Director Nominee Skills and Attributes”, of our 12 director nominees, three identify as female, one identifies as Black and two identify as Hispanic/Latinx. One of our director nominees also identifies as LGBTQ+.

The Board of Directors recommends that the 12 nominees named below under the caption “—Director Nominee Qualifications and Biographical Information” be elected as directors of the Company at the Annual Meeting. If elected, each of the nominees will hold office until the Company’s next annual meeting of stockholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, retirement, disqualification or removal. The persons named as proxies in the accompanying proxy card will vote FOR the election of each of the 12 nominees unless a stockholder directs otherwise.

Each nominee has consented to be named and to serve as a director if elected at the Annual Meeting. The Company is unaware of any reason why any nominee would be unwilling or unable to serve as a director if elected. Should, however, any nominee be unwilling or unable to serve as a director at the time of the Annual Meeting, the persons named as proxies in the accompanying proxy card will vote for the election of such substitute person for such directorship as the Board of Directors may recommend.

12        The Wendy’s Company 2023 Proxy Statement

DIRECTOR NOMINEE SKILLS AND ATTRIBUTES

Our director nominees have a diversity of experience and perspective that spans a broad range of industries in the public, private and not-for-profit sectors. They bring to our Board a wide variety of skills, attributes, qualifications and experiences that strengthen the Board’s ability to carry out its oversight role on behalf of our stockholders. The skills matrix below is intended to disclose certain key skills, qualifications and experiences that are possessed by our director nominees and reflect their core competencies, areas of expertise or those areas in which they have a significant level of knowledge or experience. This matrix reflects information received from each of our director nominees in their responses to our annual director skills questionnaire. This information is intended to provide a summary of our director nominees’ skills, qualifications and experiences and should not be considered to be a complete list of each nominee’s strengths or contributions to the Board. The fact that a director nominee is not designated as having a particular skill does not mean that the nominee would not be able to make a meaningful contribution to the Board’s decision-making or oversight in that area. Additional details on each director nominee’s skills, qualifications and experiences are set forth in their individual biographies.

Corporate Strategy and Planning	•	•	•	•	•	•	•	•	•	•	•	•

Operations	•	•	•	•	•	•	•	•	•	•	•	•

Industry Experience	•	•	•	•		•	•	•		•	•

International	•	•		•		•				•	•	•

Marketing, Brand Management and Digital	•	•	•	•	•	•	•		•	•

Franchise	•	•	•					•		•	•

Financial Reporting, Oversight and Accounting	•	•	•	•	•		•	•		•	•	•

Public Company Board Experience and Corporate Governance	•	•	•	•	•	•	•	•	•	•	•	•

Human Capital Management	•	•		•	•	•	•	•	•	•	•	•

Sustainability/ESG	•	•	•	•		•	•	•	•	•		•

Senior Leadership Experience	•	•	•		•	•	•	•	•	•		•

Board Diversity	Board Independence	Tenure

Of our 12 director nominees: 3 indentify as Female; 1 indentifies as Black; and 2 identify as Hispanic/Latinx

        The Wendy’s Company 2023 Proxy Statement        13

BOARD DIVERSITY MATRIX (AS OF MARCH 30, 2023)

BOARD SIZE:

Total Number of Directors	12

GENDER:	MALE	FEMALE	NON-BINARY	DID NOT DISCLOSE GENDER

Number of Directors Based on Gender Identity	9	3	—	—

NUMBER OF DIRECTORS WHO IDENTIFY IN ANY OF THE CATEGORIES BELOW:

African American or Black	1	—	—	—

Alaskan Native or Native American	—	—	—	—

Asian	—	—	—	—

Hispanic or Latinx	1	1	—	—

Native Hawaiian or Pacific Islander	—	—	—	—

White	7	2	—	—

Two or More Races or Ethnicities	—	—	—	—

LGBTQ+	1

Did Not Disclose Demographic Background	—

14        The Wendy’s Company 2023 Proxy Statement

DIRECTOR NOMINEE QUALIFICATIONS AND BIOGRAPHICAL INFORMATION

NELSON PELTZ (CHAIRMAN)

Mr. Peltz has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Peltz has served as our non-executive Chairman since June 2007. He also served as our Chairman and Chief Executive Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. Peltz has been Chief Executive Officer and a Founding Partner of Trian Partners, a management company for various investment funds and accounts, since November 2005. From January 1989 to April 1993, Mr. Peltz was Chairman and Chief Executive Officer of Trian Group, Limited Partnership, which provided investment banking and management services for entities controlled by Mr. Peltz and Peter W. May. From 1983 to December 1988, Mr. Peltz was Chairman and Chief Executive Officer and a director of Triangle Industries, Inc., a metals and packaging company.

Mr. Peltz has also served as a director of Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) since September 2015 and Unilever PLC since July 2022. Mr. Peltz previously served as a director of H. J. Heinz Company from September 2006 to June 2013, Ingersoll-Rand plc from August 2012 to June 2014, Legg Mason, Inc. from October 2009 to December 2014 and May 2019 to July 2020, MSG Networks Inc. from December 2014 to September 2015, Mondelēz International, Inc. from January 2014 to March 2018, Sysco Corporation from August 2015 to August 2021, The Procter & Gamble Company from March 2018 to October 2021, Invesco Ltd. from October 2020 to February 2022 and Janus Henderson Group plc from February 2022 to November 2022.

Mr. Peltz is actively involved with various civic organizations and serves as Chairman of the Board of Governors of the Simon Wiesenthal Center. In addition, he is a member of the Board of Overseers of the Weill Cornell Medical College and Graduate School of Medical Sciences, a member of the Board of Trustees of NewYork-Presbyterian Hospital, a member of the Board of Governors of NewYork-Presbyterian Foundation, Inc., a member of the Board of Overseers of The Milken Institute, a member of the Honorary Board of Directors of the Prostate Cancer Foundation (formerly known as CaP CURE), a member of the Intrepid Advisory Council, a member of the Board of Directors of the Avon Old Farms School and a former member of the Board of Trustees of the Intrepid Museum Foundation.

Mr. Peltz is the father of Matthew H. Peltz, the non-executive Vice Chairman and a director of the Company.

Qualifications: Mr. Peltz has more than 40 years of business and investment experience, has served as the chairman and chief executive officer of public companies for over 20 years and, since 2005, has served as Chief Executive Officer of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved, including other large, complex food service organizations with international operations, such as Mondelēz International, Inc., Sysco Corporation and H. J. Heinz Company. Mr. Peltz also brings an institutional investor perspective to our Board of Directors. As a result, Mr. Peltz has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. Mr. Peltz has also been recognized by the National Association of Corporate Directors as among the most influential people in the global corporate governance arena. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 80

Director Since: 1993

Current Board Committees:

•  Corporate Social Responsibility

•  Executive (Chair)

        The Wendy’s Company 2023 Proxy Statement        15

PETER W. MAY (SENIOR VICE CHAIRMAN)

Mr. May has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from April 1993 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. May has served as our non-executive Senior Vice Chairman since November 2021. He previously served as our non-executive Vice Chairman from June 2007 to November 2021. He also served as our President and Chief Operating Officer and as a director or manager and an officer of certain of our subsidiaries from April 1993 through June 2007. Additionally, Mr. May has been President and a Founding Partner of Trian Partners since November 2005 and is the Chair of Trian Partners’ ESG working group. From January 1989 to April 1993, Mr. May was President and Chief Operating Officer of Trian Group, Limited Partnership. From 1983 to December 1988, he was President and Chief Operating Officer and a director of Triangle Industries, Inc.

Mr. May previously served as a director of Tiffany & Co. from May 2008 to May 2017 and Mondelēz International, Inc. from March 2018 to May 2022.

Mr. May is actively involved with various civic organizations and serves as Chairman Emeritus and a member of the board of trustees of The Mount Sinai Health System in New York, Co-Chairman of the New York Philharmonic, a trustee of the New-York Historical Society, an emeritus trustee of The University of Chicago, a life member of the advisory council of The University of Chicago Booth School of Business, a director of the Lincoln Center of the Performing Arts and a partner of the Partnership for New York City.

Qualifications: Mr. May has more than 40 years of business and investment experience, has served as the president and chief operating officer of public companies for over 20 years and, since 2005, has served as President of Trian Partners. Throughout his professional career, he has developed extensive experience working with management teams and boards of directors, as well as in acquiring, investing in and building companies and implementing operational improvements at the companies with which he has been involved, including other large, complex food service organizations with international operations, such as Mondelēz International, Inc. Mr. May also brings to the Board an institutional investor perspective, as well as financial sophistication by virtue of his prior professional experience as a certified public accountant. As a result, Mr. May has strong operating experience and strategic planning skills, valuable leadership and corporate governance experience and has strong relationships with institutional investors, investment banking/capital markets advisors and others that can be drawn upon for the Company’s benefit. We believe that Mr. May’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 80

Director Since: 1993

Current Board Committees:

•  Capital and Investment (Chair)

•  Compensation and Human Capital

•  Corporate Social Responsibility

•  Executive

•  Technology (Chair)

16        The Wendy’s Company 2023 Proxy Statement

MATTHEW H. PELTZ (VICE CHAIRMAN)

Mr. Peltz has been a director of the Company since December 2015. He has served as our non-executive Vice Chairman since November 2021. Mr. Peltz is a Partner and Co-Head of Research of Trian Partners and has been a member of the Investment Team of Trian Partners since January 2008 and is a member of Trian Partners’ ESG working group. As a senior member of the Investment Team, he sources and generates new investment ideas, leads due diligence on potential investments and focuses on portfolio construction, risk management and corporate governance matters. Prior to joining Trian Partners, Mr. Peltz was with Goldman Sachs & Co. from May 2006 to January 2008, where he worked as an investment banking analyst and subsequently joined Liberty Harbor, an affiliated multi-strategy hedge fund.

Mr. Peltz previously served as a director (from April 2018 to September 2018) and as a board observer (from September 2015 to April 2018) of Pentair plc. He also previously served as a director of ARG Holding Corporation, the former parent company of the Arby’s® restaurant brand, from September 2012 to December 2015 and as a member of the board of managers of Hu Master Holdings, LLC from March 2014 to December 2020. Mr. Peltz is a member of the Board of Trustees of the Hospital for Special Surgery.

Mr. Peltz is the son of Nelson Peltz, the non-executive Chairman and a director of the Company.

Qualifications: Mr. Peltz’s qualifications to serve on our Board include his breadth of knowledge and experience in corporate finance, mergers and acquisitions, capital allocation and operational improvements attributable to his professional background, including his service as a senior member of Trian Partners’ Investment Team where he focuses on, among other things, environmental, social and governance issues across the Trian Partners portfolio. Mr. Peltz also provides our Board with valuable experience and unique insight into the quick-service restaurant industry from his service as a director of ARG Holding Corporation. We believe that Mr. Peltz’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 40

Director Since: 2015

Current Board Committees:

•  Capital and Investment

•  Corporate Social Responsibility (Chair)

•  Executive

•  Technology

        The Wendy’s Company 2023 Proxy Statement        17

MICHELLE CARUSO-CABRERA

Ms. Caruso-Cabrera has been a director of the Company since March 2023. She is currently the Chief Executive Officer of MCC Productions LLC, the media production company she founded in September 2018, as well as a contributor to CNBC since September 2022. Previously, Ms. Caruso-Cabrera spent over 20 years at CNBC, where she was the network’s first Latina anchor and long-time Chief International Correspondent. Throughout her career, Ms. Caruso-Cabrera reported live from around the world, covering a wide range of stories, including the 2008 financial crisis, U.S. elections, the debt crisis in Greece, the Brexit vote, the European banking crisis and Russia’s first invasion of Ukraine in 2014. She has reported live from Ukraine, Russia, Iran, Cuba, Venezuela, Mexico and throughout Europe. She joined CNBC from WTSP-TV in St. Petersburg, Florida, where she spent four years as a general assignment reporter. Prior to that, Ms. Caruso-Cabrera was a special projects producer for Univision where covered Latin America, winning an Emmy for coverage of the AIDS crisis. She began her career in 1990 while at Wellesley College, as a stringer for The New York Times, reporting for the education section. Ms. Caruso-Cabrera has also been published in the Wall Street Journal and Washington Post, among other publications. The National Association of Hispanic Journalists awarded her “Broadcaster of the Year” and Hispanic Business magazine named her one of the “100 Most Influential Hispanics” in the country.

Ms. Caruso-Cabrera serves as President of the Ballet Hispánico Board of Directors and serves on the international advisory board of the IE Business School in Madrid, one of Europe’s top business schools. She is a member of the Council on Foreign Relations, a member of the Economics Club of New York and an active supporter of Manna of Life Ministries in The Bronx. She previously served as a director of The Beneficient Company Group, a privately-held company, from September 2018 to February 2020 and GWG Holdings, Inc., a then-related company of Beneficient, from April 2019 to February 2020 before becoming a candidate for federal and city-level political office from February 2020 to June 2021. She served on the transition committee for New York City Mayor Eric Adams in 2021.

Qualifications: Ms. Caruso-Cabrera is a highly experienced communications professional who possesses extensive expertise in business analysis and messaging. As a long-time business and financial journalist, including as Chief International Correspondent of CNBC, Ms. Caruso-Cabrera has over 20 years of experience analyzing financial statements, corporate investment strategies and transformational corporate transactions. She also possesses a deep knowledge of the legal and regulatory environments in regions around the world. Her Board qualifications include significant expertise in communications, messaging and marketing, as well as strategic planning, domestic and international operations, human capital management, sustainability/ESG, risk management, financial reporting and corporate governance. Throughout her professional career, Ms. Caruso-Cabrera has developed extensive executive experience, including working with management teams, regulators and ratings agencies. We believe that Ms. Caruso-Cabrera’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 54

Director Since: 2023

Current Board Committees:

•  None (It is anticipated that Ms. Caruso-Cabrera’s committee assignments will be determined by the Board of Directors at the Board’s organizational meeting immediately following the Annual Meeting)

18        The Wendy’s Company 2023 Proxy Statement

KRISTIN A. DOLAN

Ms. Dolan has been a director of the Company since July 2017. She is the Chief Executive Officer of AMC Networks Inc., a position she has held since February 2023. Ms. Dolan is also the founder and has been the Chief Executive Officer of 605 LLC, an audience measurement and data analytics company in the media and entertainment industries, since its inception in November 2016. Prior to founding 605 LLC, Ms. Dolan worked at Cablevision Systems Corporation, a former large communications service provider sold in 2016, where she held several key leadership positions, including Chief Operating Officer from April 2014 to June 2016, President of Optimum Services from November 2011 to April 2014, Senior Executive Vice President of Product Management and Marketing from November 2011 to April 2013 and Senior Vice President from June 2003 to November 2011.

Ms. Dolan has also served as a director of Revlon, Inc. since May 2017 and Madison Square Garden Entertainment Corp. since April 2020.[1] She previously served as a director of Cablevision Systems Corporation from May 2010 to June 2016, MSG Networks Inc. from April 2018 to July 2021, Madison Square Garden Sports Corp. (formerly The Madison Square Garden Company) from September 2015 to December 2021 and AMC Networks Inc. from June 2011 to March 2023.

Qualifications: Ms. Dolan brings to our Board substantial expertise in television audience data analytics, information integration and strategic marketing. Her breadth of knowledge and experience is attributable to her extensive professional background in communications, marketing and operations at Cablevision Systems Corporation, where she also held several key senior leadership positions. Ms. Dolan provides intimate and unique knowledge of television marketing campaigns, information technology, consumer data utilization, current and sophisticated data methodologies, predictive modeling and media expertise, each of which are important to the Company’s business. She also possesses significant executive management experience, which includes insight into corporate governance, human capital management, working with management teams and boards of directors, finance, mergers and acquisitions, real estate and development, budgeting and strategic planning. We believe that Ms. Dolan’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 56

Director Since: 2017

Current Board Committees:

•  Audit

•  Technology

[1]	Ms. Dolan has advised us that she expects to reduce the number of other public company boards on which she serves from two to one by the end of the second quarter of 2023.

        The Wendy’s Company 2023 Proxy Statement        19

KENNETH W. GILBERT

Mr. Gilbert has been a director of the Company since May 2017. From October 2012 to December 2017, he served as the Group Chief Marketing Officer of VOSS of Norway ASA, a global manufacturer and marketer of premium bottled water. Prior to joining VOSS, Mr. Gilbert founded and served as the President of RazorFocus, a marketing consultant practice, from May 2005 to October 2012. Prior to that time, he served as President and Chief Operating Officer of UniWorld Group, Inc., the longest established multicultural advertising agency in the U.S., from May 2003 to June 2004. From September 1995 to April 2001, Mr. Gilbert worked at Snapple Beverage Corporation (formerly Snapple Beverage Group, Inc.) as Senior Vice President and Chief Marketing Officer, where he led marketing efforts to revitalize the brand and assembled four company brands for successful disposition. Prior to his employment with Snapple, Mr. Gilbert served as Group Account Director at the Messner Vetere Berger Carey Schmetterer RSCG advertising agency from July 1991 to August 1995 and as Senior Vice President and Director of Client Services at UniWorld Group, Inc. from February 1989 to June 1991.

Mr. Gilbert has served as a director of iAnthus Capital Holdings, Inc. since August 2022. He has also served as a director of First Tee of Connecticut since December 2022.

Qualifications: Mr. Gilbert possesses extensive experience in global brand management, marketing communications, advertising strategy and sustainability/ESG attributable to his overall professional background as a senior marketing executive in the consumer beverage industry. In his former role as Chief Marketing Officer for VOSS, Mr. Gilbert oversaw the company’s marketing function, administered multimillion-dollar budgets, directed internal marketing capabilities and managed the company’s strategic worldwide brand development, expansion and distribution. His Board qualifications include his in-depth knowledge and expertise in strategic planning, innovative brand revitalization, risk management, advertising conceptualization and public relations, domestic and international operations, human capital management, information technology and corporate governance. Mr. Gilbert also provides valuable and unique insights into consumer brand positioning strategies, new product development, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. We believe that Mr. Gilbert’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 72

Director Since: 2017

Current Board Committees:

•  Corporate Social Responsibility

•  Technology

20        The Wendy’s Company 2023 Proxy Statement

RICHARD H. GOMEZ

Mr. Gomez has been a director of the Company since November 2021. Since February 2021, Mr. Gomez has served as Executive Vice President and Chief Food and Beverage Officer for Target Corporation, one of the largest mass retailers in the United States. He previously served as Target’s Executive Vice President and Chief Marketing, Digital & Strategy Officer from December 2019 to February 2021, where he oversaw strategic direction for Target’s guest-centric marketing and e-commerce business. Prior to that, Mr. Gomez served as Target’s Executive Vice President and Chief Marketing & Digital Officer from January 2019 to December 2019, Executive Vice President and Chief Marketing Officer from January 2017 to January 2019 and Senior Vice President, Brand and Category Marketing from April 2013 to January 2017. Prior to his tenure with Target, Mr. Gomez spent more than 20 years managing multi-billion consumer package goods brands, including serving as Vice President of Brand Marketing at MillerCoors from 2009 to 2013 and multiple leadership positions at PepsiCo, including Chief Marketing Officer of the non-carbonated beverage portfolio from 2007 to 2009. Mr. Gomez began his career in brand management at the Quaker Oats Company.

A graduate of Dartmouth College, Mr. Gomez currently serves on the Executive Council of MBOLD, a Minnesota-based organization that accelerates practical solutions to some of the biggest challenges facing food and agriculture. He also serves on the board of the National Museum of the American Latino at the Smithsonian.

Qualifications: Mr. Gomez has more than 20 years of experience managing multi-billion consumer packaged goods brands and since 2021, has served as Executive Vice President and Chief Food and Beverage Officer for Target Corporation, one of the largest mass retailers in the United States. His significant knowledge and expertise across marketing and retail industries brings to our Board leadership experience in consumer brand positioning and marketing strategies, new product development, domestic and international operations, digital and social media platforms and cultivation of brand recognition and value, all of which are important to the Company’s business. Throughout his professional career, Mr. Gomez has also developed extensive executive management experience, which includes financial reporting and budgeting, strategic planning and risk management, familiarity working with management teams and board of directors, information technology, human capital management, sustainability/ESG and corporate governance. We believe that Mr. Gomez’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 53

Director Since: 2021

Current Board Committees:

•  Audit

•  Technology

        The Wendy’s Company 2023 Proxy Statement        21

JOSEPH A. LEVATO

Mr. Levato has been a director of the Company since September 2008 when the Company commenced its current business, the ownership and franchising of the Wendy’s restaurant system. He served as a director of the Company’s predecessor companies from June 1996 until September 2008, when Wendy’s International, Inc. merged with Triarc Companies, Inc. Mr. Levato also served as Executive Vice President and Chief Financial Officer of the Company and certain of our subsidiaries from April 1993 to August 1996, when he retired from the Company. Prior to his tenure with the Company, he was Senior Vice President and Chief Financial Officer of Trian Group, Limited Partnership from January 1992 to April 1993. From 1984 to December 1988, Mr. Levato served as Senior Vice President and Chief Financial Officer of Triangle Industries, Inc.

Qualifications: Mr. Levato has significant knowledge of industrial, financial and consumer-related businesses that is derived from his professional background, including several years of senior management and leadership experience with the Company. Mr. Levato brings to our Board an intimate knowledge of strategic planning, operations, risk management, human capital management, sustainability/ESG, corporate governance and regulatory matters relevant to public company audit and compensation committees. He also brings valuable financial and investment expertise to our Board by virtue of his senior executive and business experience, including his past service as Chief Financial Officer of three different companies. The Board of Directors has determined that Mr. Levato qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Levato’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 82

Director Since: 1996

Current Board Committees:

•  Audit

•  Compensation and Human Capital

•  Executive

•  Nominating and Corporate Governance

22        The Wendy’s Company 2023 Proxy Statement

MICHELLE “MICH” J. MATHEWS-SPRADLIN

Ms. Mathews-Spradlin has been a director of the Company since February 2015. From 1993 until her retirement in 2011, Ms. Mathews-Spradlin worked at Microsoft Corporation, where she served as Chief Marketing Officer and previously held several other key leadership positions. Prior to her employment with Microsoft, Ms. Mathews-Spradlin worked in the United Kingdom as a communications consultant for Microsoft from 1989 to 1993. She also held various roles at General Motors Co. from 1986 to 1989.

Ms. Mathews-Spradlin has served as chair of the board of directors of iAnthus Capital Holdings, Inc. since June 2022 and also serves as a board member of several private companies, including Jacana Holdings Inc., The Bouqs Company and Brandtech Group. She is also a digital advisory board member for Unilever PLC, a member of the board of trustees of the California Institute of Technology and a member of the executive board of the UCLA School of Theater, Film and Television.

Qualifications: Ms. Mathews-Spradlin possesses extensive experience in global brand management and a deep understanding of the technology industry attributable to her background as a senior executive at Microsoft Corporation, one of the world’s largest technology companies. In her role as Chief Marketing Officer, she oversaw the company’s global marketing function, managed a multibillion-dollar marketing budget and an organization of several thousand people, and built demand for the company’s technology brands, including Windows, Office, Xbox, Bing and Internet Explorer. Ms. Mathews-Spradlin provides the Board with substantial and unique insights into digital media and marketing strategies, as well as an in-depth understanding of consumer-facing technology, all of which are important to the Company’s business. Her Board qualifications also include extensive experience with respect to domestic and international operations, human capital management, sustainability/ESG matters, corporate governance and strategic planning. We believe that Ms. Mathews-Spradlin’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 56

Director Since: 2015

Current Board Committees:

•  Compensation and Human Capital

•  Corporate Social Responsibility

•  Technology

        The Wendy’s Company 2023 Proxy Statement        23

TODD A. PENEGOR

Mr. Penegor joined the Company in June 2013 and has served as a director and as President and Chief Executive Officer of the Company since May 2016. He previously served as our President and Chief Financial Officer from January 2016 to May 2016, as our Executive Vice President, Chief Financial Officer and International from December 2014 to January 2016 and as our Senior Vice President and Chief Financial Officer from September 2013 to December 2014. Prior to joining the Company, Mr. Penegor worked at Kellogg Company, a global leader in food products, from 2000 to 2013 where he held several key leadership positions, including Vice President of Kellogg Company and President of U.S. Snacks from 2009 to 2013, Vice President and Chief Financial Officer of Kellogg Europe from 2007 to 2009 and Vice President and Chief Financial Officer of Kellogg USA and Kellogg Snacks from 2002 to 2007. Before joining Kellogg, Mr. Penegor worked for 12 years at Ford Motor Company in various positions, including strategy, mergers and acquisitions, the controller’s office and treasury.

Mr. Penegor has served as a director of Ball Corporation since October 2019.

Mr. Penegor is actively involved with various civic organizations and serves as a member of the board of trustees of the Dave Thomas Foundation for Adoption and as President of the Michigan State University Eli Broad College of Business advisory board.

Qualifications: As our President and Chief Executive Officer, Mr. Penegor provides the Board with significant expertise in matters of strategic planning, brand building, domestic and international operations, franchising, corporate finance, information technology, real estate and development, risk management business administration, investor relations and financial reporting, all of which are important to the Company’s business. His Board qualifications also include extensive experience with respect to human capital management, corporate governance and sustainability/ESG. Prior to joining the Company, Mr. Penegor acquired extensive experience as an executive in the food products and consumer goods industries, including several years of senior management and leadership experience with Kellogg Company and Ford Motor Company. We believe that Mr. Penegor’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 57

Director Since: 2016

Current Board Committees:

•  Capital and Investment

•  Executive

24        The Wendy’s Company 2023 Proxy Statement

PETER H. ROTHSCHILD

Mr. Rothschild has been a director of the Company since May 2010. He served as a director of Wendy’s International from March 2006 until its merger with the Company in September 2008. Since December 2018, Mr. Rothschild has been a Partner and head of the General Industries and Special Situations group at East Wind Advisors, LLC and its affiliated broker-dealer, East Wind Securities, LLC. Mr. Rothschild has been the Managing Member of Daroth Capital LLC, a financial services company, since its founding in 2001, and he served as President and CEO of its wholly-owned subsidiary, Daroth Capital Advisors LLC, a securities broker-dealer, from 2002 to 2018 until its merger with East Wind Advisors, LLC. Prior to founding Daroth Capital LLC, Mr. Rothschild was a Managing Director and co-head of the Leveraged Finance and Industrial Finance groups at Dresdner Kleinwort Wasserstein and its predecessor Wasserstein Perella, an investment bank, where he worked from 1996 to 2001. From 1990 to 1996, Mr. Rothschild was a Senior Managing Director and head of the Natural Resources Group at Bear, Stearns & Co. Inc. and one of the founders of the firm’s Leveraged Finance and Financial Buyer Coverage groups. From 1984 to 1990, he was a Managing Director at Drexel Burnham Lambert.

Mr. Rothschild previously served as a director of Deerfield Capital Corp., predecessor to CIFC Corp. (acquired by F.A.B. Partners), from December 2004 to April 2011 and as Interim Chairman of Deerfield Capital Corp.’s board of directors from April 2007 to April 2011.

Mr. Rothschild is also actively involved with various civic organizations and serves as a member of The Mount Sinai Medical Center Samuel Bronfman Department of Medicine advisory board and the Tufts University Gordon Institute Entrepreneurial Leadership Program advisory board.

Qualifications: Mr. Rothschild has been employed as an investment banker since 1981. He has served on the board of directors of numerous companies, including Wendy’s International and Deerfield Capital, where he served as Interim Chairman. As a result of his professional background, Mr. Rothschild brings to our Board a deep understanding of corporate governance principles and extensive knowledge and experience in finance, strategic planning, human capital management, domestic and international operations, risk management, franchising, mergers and acquisitions, capital management, corporate restructurings and the quick-service restaurant industry, all of which are important to the Company’s business. We believe that Mr. Rothschild’s overall experience and knowledge benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 67

Director Since: 2010

Current Board Committees:

•  Audit

•  Compensation and Human Capital (Chair)

•  Nominating and Corporate Governance (Chair)

        The Wendy’s Company 2023 Proxy Statement        25

ARTHUR B. WINKLEBLACK

Mr. Winkleblack has been a director of the Company since May 2016. From June 2014 to July 2019, Mr. Winkleblack provided financial, strategic planning and capital markets consulting services for Ritchie Bros. Auctioneers, a global leader in asset management and disposition and the world’s largest industrial auctioneer, where he served as Senior Advisor to the CEO. In June 2013, he retired from H. J. Heinz Company, a global packaged food manufacturer, where he had been employed as Executive Vice President and Chief Financial Officer since 2002. Prior to his tenure with Heinz, Mr. Winkleblack held senior executive positions with various private-equity owned businesses from 1996 to 2001, including Perform.com and Freeride.com as part of Indigo Capital, C. Dean Metropolous Group and Six Flags Entertainment Corporation. He was Vice President and Chief Financial Officer of Commercial Avionics Systems, a division of AlliedSignal Inc., from 1994 to 1996. Previously, he held various finance, strategy and business planning roles at PepsiCo, Inc. from 1982 to 1994.

Mr. Winkleblack has served as a director of Aramark since October 2019 and Church & Dwight Co., Inc. since January 2008. He previously served as a director of Performance Food Group Company from March 2015 until November 2019 and RTI International Metals, Inc. from December 2013 until the company was acquired by Alcoa Corporation in July 2015.

Qualifications: Mr. Winkleblack has substantial experience as a senior executive and director across a broad range of industries, giving him knowledgeable perspectives on financial and strategic planning for domestic and international operations. Mr. Winkleblack’s 12 years of experience as Chief Financial Officer of a large, multinational consumer goods company enables him to bring valuable insight to the Board on a number of topics, including compliance, performance and risk management, executive compensation, business analytics, finance and capital structure, investor relations, internal controls, financial reporting, information technology and mergers and acquisitions. His experience as a senior executive and public company director also provides a unique perspective on product supply dynamics for the quick-service restaurant industry, as well as human capital management, corporate governance and sustainability/ESG. The Board of Directors has determined that Mr. Winkleblack qualifies as an “audit committee financial expert” within the meaning of SEC regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules. We believe that Mr. Winkleblack’s overall experience and knowledge will benefit and contribute to the collective qualifications, skills and experience of our Board of Directors.

Age: 65

Director Since: 2016

Current Board Committees:

•  Audit (Chair)

•  Nominating and Corporate Governance

REQUIRED VOTE

The affirmative vote of a majority of the votes cast with respect to the election of a director nominee is required to elect such nominee as a director at the Annual Meeting. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

THE ELECTION OF EACH OF THE 12 DIRECTOR NOMINEES.

26        The Wendy’s Company 2023 Proxy Statement

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE

The Board of Directors is currently led by Mr. Nelson Peltz, the Company’s non-executive Chairman, Mr. May, the Company’s non-executive Senior Vice Chairman and Mr. Matthew Peltz, the Company’s non-executive Vice Chairman. Mr. Penegor, the Company’s Chief Executive Officer, also serves as a member of the Board. Meetings of the Board of Directors are called to order and led by the Chairman or, in his absence, the Senior Vice Chairman, or in the absence of both the Chairman and the Senior Vice Chairman, the Vice Chairman, or in the absence of the Chairman, the Senior Vice Chairman and the Vice Chairman, the Chief Executive Officer. In the absence of the Chairman, the Senior Vice Chairman, the Vice Chairman and the Chief Executive Officer, a majority of the directors present may elect any director present as chair of the meeting. Non-management directors generally meet in executive session without management present after regularly scheduled Board meetings.

The Board of Directors separated the positions of Chairman and Chief Executive Officer in June 2007 when Mr. Nelson Peltz, after serving as Chairman and Chief Executive Officer of the predecessor of the Company from 1993 to June 2007, became our non-executive Chairman. The positions of Chairman and Chief Executive Officer have remained separate since that time, with Mr. Nelson Peltz currently serving as our non-executive Chairman and Mr. Penegor currently serving as our Chief Executive Officer.

The Board believes that separating these two positions enables our Chairman to lead the Board of Directors in its oversight and advisory roles and allows our Chief Executive Officer to focus on supervising the Company’s day-to-day business operations and developing and implementing the Company’s business strategies and objectives. Because of the many responsibilities of the Board of Directors and the significant time and effort required by each of the Chairman and the Chief Executive Officer to perform their respective duties, the Board believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a result, enhances the Company’s prospects for success. The Board also believes that having separate positions of Chairman and Chief Executive Officer provides a clear delineation of responsibilities for each position and fosters greater accountability of management.

The Board of Directors has carefully considered and approved its current leadership structure and believes that this structure is appropriate and in the best interests of the Company and our stockholders, who benefit from the combined leadership, judgment, knowledge and experience of our Chairman, Mr. Nelson Peltz, and our Chief Executive Officer, Mr. Penegor.

BOARD MEMBERSHIP CRITERIA AND DIRECTOR NOMINATIONS

The Board of Directors has adopted general Board membership criteria, which are set forth in the Company’s Corporate Governance Guidelines. The Board seeks members from diverse professional and personal backgrounds who combine a broad spectrum of experience and expertise with a reputation for integrity. The Board’s assessment of potential director candidates includes an individual’s qualification as independent, as well as consideration of diversity, age, educational background, other board experience and commitments, business and professional achievements, skills and experience in the context of the needs of the Board. The Company does not have a stated policy regarding the diversity of nominees or Board members; rather, the Nominating and Corporate Governance Committee and the Board view diversity (whether based on concepts such as gender, race and national origin, or broader principles such as differences in backgrounds, skills, experiences and viewpoints) as one of many elements to be considered when evaluating a particular candidate for Board membership.

The Nominating and Corporate Governance Committee considers recommendations regarding possible director candidates from any source, including stockholders. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee by giving written notice of the recommendation to the Chair of the Nominating and Corporate Governance Committee, in care of our corporate Secretary at our address provided under the caption “Other Matters—Principal Executive Offices.” The notice must: (i) include the candidate’s name, age, business address, residence address and principal occupation; (ii) describe the qualifications, attributes, skills or other qualities possessed by the candidate; and (iii) be accompanied by a written statement from the candidate consenting to serve as a director, if elected. Candidates who have been recommended by stockholders will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other potential candidates. Stockholders who wish to formally nominate a candidate for election to the Board may do so provided they comply with the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws, which are described under the caption “Other Matters—Stockholder Proposals for 2024 Annual Meeting of Stockholders.”

        The Wendy’s Company 2023 Proxy Statement        27

DIRECTOR INDEPENDENCE

Under the rules and listing standards of Nasdaq, the Board of Directors must have a majority of directors who meet the criteria for independence required by Nasdaq. Pursuant to our Corporate Governance Guidelines, the Board is required to determine whether each director satisfies the criteria for independence based on all relevant facts and circumstances. No director qualifies as independent unless the Board of Directors affirmatively determines that such director has no relationship that, in the opinion of the Board, would interfere with his or her exercise of independent judgment in carrying out the responsibilities of a director.

In accordance with the Corporate Governance Guidelines, the Board adopted the Director Independence Categorical Standards (the “Independence Standards”) to assist the Board in determining the independence of the Company’s directors. The Corporate Governance Guidelines and Independence Standards are available on our Governance website at www.irwendys.com/esg/governance. Pursuant to the Independence Standards, the following relationships will preclude a director from qualifying as independent:

•

The director is, or at any time during the past three years was, an employee of the Company, or an immediate family member of the director is, or at any time during the past three years was, an executive officer of the Company;

•

The director or an immediate family member of the director accepted, during any 12-month period within the past three years, more than $120,000 in direct or indirect compensation from the Company, other than: (i) compensation for Board or Board committee service; (ii) compensation paid to an immediate family member who is a non-executive employee of the Company; or (iii) benefits under a tax-qualified retirement plan, or non-discretionary compensation;

•

The director or an immediate family member of the director: (i) is a current partner of the Company’s outside auditor or (ii) was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years;

•

The director or an immediate family member of the director is employed as an executive officer of another entity where at any time during the past three years any of the Company’s executive officers served on the compensation committee of such other entity; or

•

The director or an immediate family member of the director is a partner in, or a controlling stockholder or an executive officer of, any organization (including a non-profit organization, foundation or university) to which the Company made, or from which the Company received, payments for property or services in the current fiscal year or any of the past three fiscal years that exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year, other than: (i) payments arising solely from investments in the Company’s securities or (ii) payments under non-discretionary charitable contribution matching programs.

In applying these objective disqualifiers, the Board of Directors will take into account any commentary, interpretations or other guidance provided by Nasdaq with respect to Nasdaq Listing Rule 5605. Under the Independence Standards, any relationships or transactions not described above will preclude a director from qualifying as independent only if:

•

The director has a “direct or indirect material interest” in such relationship or transaction within the meaning of Item 404(a) of SEC Regulation S-K and the material terms of the relationship or transaction are materially more favorable to the director than those that would be offered at the time and in comparable circumstances to unaffiliated persons; or

•

The Board of Directors, in exercising its judgment in light of all relevant facts and circumstances, determines that the relationship or transaction interferes with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

The Independence Standards provide that a relationship between the Company and an entity for which a director serves solely as a non-management director is not by itself material.

The Nominating and Corporate Governance Committee and the Board of Directors considered and reviewed certain transactions and relationships identified through responses to annual questionnaires completed by the Company’s directors, as well as other information presented by management related to transactions and relationships during the past three years between the Company, on the one hand, and the directors (including their immediate family members and business, charitable and other affiliates), on the other hand. As a result of these reviews, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, affirmatively determined that under applicable Nasdaq rules and the Independence Standards, each of Mses. Caruso-Cabrera, Dolan and Mathews-Spradlin and Messrs. Gilbert, Gomez, Levato, May, Rothschild and Winkleblack qualified as an independent director.

28        The Wendy’s Company 2023 Proxy Statement

In making its independence determinations with respect to Mses. Caruso-Cabrera and Mathews-Spradlin and Messrs. Gilbert, Gomez, Levato and Rothschild, the Board noted that these directors did not have any transactions or relationships with the Company during the past three years. In making its independence determinations with respect to Mr. May, Mr. Winkleblack and Ms. Dolan, the Board of Directors considered the following transactions and relationships, each of which was deemed by the Board not to interfere with the respective director’s exercise of independent judgment in carrying out the responsibilities of a director:

•

Mr. May is the President and a Founding Partner of Trian Partners, which, as noted above, is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions.” Mr. May also served as President and Chief Operating Officer of the predecessor of the Company from April 1993 through June 2007. The Board of Directors also considered (i) the relationship of Trian Partners and its partners with the Company and the presence of Trian Partners representatives (including Mr. Nelson Peltz) on the board of directors of Sysco Corporation through August 2021, which is one of the Company’s suppliers, and (ii) that certain family members of Mr. May hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC, a Wendy’s franchisee, as further described under the caption “Certain Relationships and Related Person Transactions.”

•	Mr. Winkleblack serves as a non-management director of Aramark, which is currently a franchisee of one Wendy’s restaurant in the United States.

•

Ms. Dolan has served as Chief Executive Officer of AMC Networks Inc. since February 2023 and served as a director of AMC Networks from June 2011 to March 2023. In each of 2020, 2021 and 2022, the Company purchased advertising time from a subsidiary of AMC Networks Inc. See the caption “Certain Relationships and Related Person Transactions” for additional details.

BOARD COMMITTEES AND RELATED MATTERS

The Board has a standing Audit Committee, Compensation and Human Capital Committee (with a separate Performance Compensation Subcommittee), Nominating and Corporate Governance Committee, Corporate Social Responsibility Committee and Technology Committee. The charters for each of these committees are available on our Governance website at www.irwendys.com/esg/governance and are available in print, free of charge, to any stockholder who requests them. The Board also has a standing Capital and Investment Committee and Executive Committee. The current members of each Board committee are identified in the following table.

NAME	AUDIT	COMPENSATION AND HUMAN CAPITAL	NOMINATING AND CORPORATE GOVERNANCE	CAPITAL AND INVESTMENT	CORPORATE SOCIAL RESPONSIBILITY	EXECUTIVE	TECHNOLOGY

Nelson Peltz					✓	Chair

Peter W. May*		✓		Chair	✓	✓	Chair

Matthew H. Peltz				✓	Chair	✓	✓

Michelle Caruso-Cabrera* (1)

Kristin A. Dolan*	✓						✓

Kenneth W. Gilbert*					✓		✓

Richard H. Gomez*	✓						✓

Joseph A. Levato*	✓	✓ (2)	✓			✓

Michelle J. Mathews-Spradlin*		✓ (2)			✓		✓

Todd A. Penegor				✓		✓

Peter H. Rothschild*	✓	Chair (2)	Chair

Arthur B. Winkleblack*	Chair		✓

*	Independent Director

(1)	It is anticipated that Ms. Caruso-Cabrera’s committee assignments will be determined by the Board of Directors at the Board’s organizational meeting immediately following the Annual Meeting.

(2)	Also serves as a member of the Performance Compensation Subcommittee.

        The Wendy’s Company 2023 Proxy Statement        29

ATTENDANCE AT BOARD AND COMMITTEE MEETINGS, ANNUAL MEETING

The Board of Directors held ten meetings during 2022. Each director attended at least 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by the Board committees on which he or she served (in each case, held during the period such director served). In accordance with the Corporate Governance Guidelines, directors are expected to attend the Company’s annual meetings of stockholders. Each of the Company’s directors virtually attended the Company’s 2022 annual meeting of stockholders, other than Ms. Caruso-Cabrera, who was elected to the Board in March 2023.

AUDIT COMMITTEE

Committee Members:	Committee Functions:
Arthur B. Winkleblack* (Chair) Kristin A. Dolan Richard H. Gomez Joseph A. Levato* Peter H. Rothschild *Audit Committee Financial Expert Number of Meetings in 2022: 5

As more fully described in its charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the integrated audits of the Company’s financial statements. The Audit Committee also assists the Board in fulfilling the Board’s oversight responsibility relating to:

•  The integrity of the Company’s financial statements and financial reporting process, the Company’s systems of internal accounting and financial controls and other financial information provided by the Company.

•  The annual independent integrated audit of the Company’s financial statements, the engagement of the Company’s independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance.

•  Quarterly and other interim financial statements, including the external release of financial information.

•  The performance of the Company’s internal audit function.

•  The Company’s compliance with legal and regulatory requirements, including the Company’s disclosure controls and procedures.

•  Discussing risk assessment and risk management policies, particularly those involving major financial risk exposures.

Independence and Financial Literacy.  The Board has determined that each member of the Audit Committee satisfies the independence and financial literacy requirements of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board has also determined that two members of the Audit Committee, Messrs. Levato and Winkleblack, each qualifies as an “audit committee financial expert” under applicable SEC rules and regulations and as a “financially sophisticated” audit committee member under applicable Nasdaq rules.

Audit Committee Report.  The report of the Audit Committee with respect to 2022 is provided in this Proxy Statement under the caption “Audit Committee Report.”

30        The Wendy’s Company 2023 Proxy Statement

COMPENSATION AND HUMAN CAPITAL COMMITTEE AND PERFORMANCE COMPENSATION SUBCOMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild* (Chair) Joseph A. Levato* Michelle J. Mathews-Spradlin* Peter W. May *Subcommittee Member Number of Meetings in 2022: 5 joint meetings

As more fully described in its charter, the primary purpose of the Compensation and Human Capital Committee is to assist the Board in discharging the Board’s responsibilities relating to compensation of the Company’s non-employee directors and executive officers and reviewing the Company’s human capital management strategies and policies. In carrying out its duties, the Compensation and Human Capital Committee:

•  Reviews and approves the goals and objectives relevant to compensation of our Chief Executive Officer, evaluates the Chief Executive Officer’s performance in light of those goals and objectives and determines (or recommends to the Board for determination) the compensation of the Chief Executive Officer based on such evaluation.

•  Reviews and approves the goals and objectives relevant to the compensation of our other executive officers, oversees an evaluation of the effectiveness of the compensation program for such officers and determines the compensation of such officers upon considering all relevant matters.

•  Reviews and approves the overall compensation philosophy, policies and procedures for the Company’s executive officers, including with respect to stock ownership and clawbacks.

•  Reviews and advises the Board with respect to executive officer incentive programs, compensation plans and equity-based plans, and administers such plans as the Board designates, which includes the determination of awards to be granted to executive officers and other employees under such plans and the evaluation of achievement of established plan goals and objectives.

•  Reviews competitive market data and approves the Company’s peer group companies to evaluate the overall competitiveness of our executive and director compensation levels.

•  Reviews the competitiveness and appropriateness of our non-employee director compensation program and approves (or makes recommendations to the Board) with respect to non-employee director compensation.

•  Reviews and discusses the Compensation Discussion and Analysis prepared by management and determines whether to recommend to the Board that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

•  Reviews and evaluates with management whether the Company’s compensation policies and practices for executive officers and other employees create risks that are reasonably likely to have a material adverse effect on the Company.

•  Provides recommendations to the Board regarding compensation-related proposals considered at stockholder meetings (including say-on-pay and say-on-frequency advisory votes).

•  Reviews the Company’s strategies and policies relating to human capital management, including those regarding diversity and inclusion, and the succession plans relating to the Company’s Chief Executive Officer and other executives.

•  Performs certain oversight and settlor functions with respect to the Company’s 401(k) plan and other pension, profit sharing, thrift or retirement plans and ERISA welfare benefit plans.

Performance Compensation Subcommittee.  The Performance Compensation Subcommittee (sometimes referred to herein as the “Subcommittee”) administers the Company’s equity-based compensation plans that are subject to Section 16 of the Securities Exchange Act of 1934, as amended, and any other salary, compensation and incentive plans that the Subcommittee is designated by the Board to administer.

Independence.  The Board has determined that each member of the Compensation and Human Capital Committee and the Subcommittee satisfies the independence requirements of Nasdaq. In addition, each member of the Subcommittee is a “non-employee director” for purposes of Section 16 of the Exchange Act.

        The Wendy’s Company 2023 Proxy Statement        31

Compensation Committee Report.  The report of the Compensation and Human Capital Committee with respect to 2022 is provided in this Proxy Statement under the caption “Compensation Committee Report.”

Additional information about the actions taken by the Compensation and Human Capital Committee and Subcommittee in 2022 with respect to the compensation of our NEOs is discussed in the Compensation Discussion and Analysis and under the caption “Compensation Committee Report.” The actions taken by the Compensation and Human Capital Committee in 2022 regarding the compensation of our non-employee directors are discussed under the caption “Compensation of Directors.”

NOMINATING AND CORPORATE GOVERNANCE COMMITTEE

Committee Members:	Committee Functions:
Peter H. Rothschild (Chair) Joseph A. Levato Arthur B. Winkleblack Number of Meetings in 2022: 3

As more fully described in its charter, the Nominating and Corporate Governance Committee assists the Board in reviewing and overseeing the membership of the Board of Directors and corporate governance principles applicable to the Company. In fulfilling these responsibilities, the Nominating and Corporate Governance Committee:

•  Identifies individuals qualified to become members of the Board, consistent with any guidelines and criteria approved by the Board.

•  Considers and recommends director nominees for the Board to select in connection with each annual meeting of stockholders.

•  Considers and recommends nominees for election to fill any vacancies on the Board and to address related matters.

•  Recommends to the Board the committee assignments of directors.

•  Develops and recommends to the Board corporate governance principles applicable to the Company.

•  Oversees an annual evaluation of the Board’s performance.

Independence.  The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee satisfies the independence requirements of Nasdaq.

CORPORATE SOCIAL RESPONSIBILITY COMMITTEE

Committee Members:	Committee Functions:
Matthew H. Peltz (Chair) Kenneth W. Gilbert Michelle J. Mathews-Spradlin Peter W. May Nelson Peltz Number of Meetings in 2022: 4

As more fully described in its charter, the Corporate Social Responsibility Committee assists the Board in reviewing and overseeing the Company’s corporate social responsibility (“CSR”) strategic initiatives, including environmental, social and governance (“ESG”) matters, community involvement and outreach initiatives and philanthropic endeavors. In fulfilling these responsibilities, the Corporate Social Responsibility Committee:

•  Reviews and discusses the Company’s overall approach to CSR, including current and potential CSR strategic initiatives.

•  Provides recommendations to the Board on CSR strategic initiatives, including ESG matters, community involvement and outreach initiatives and philanthropic endeavors.

•  Reviews and approves certain charitable contributions made by or on behalf of the Company.

•  Reviews and discusses risks and opportunities, emerging trends and evolving best practices relative to the Company’s CSR strategic initiatives.

•  Considers the impact that the Company’s CSR strategic initiatives may have on Company performance, public perception, competitive position and key stakeholders.

•  Reviews and discusses with management the Company’s CSR-related disclosures and supports the Compensation and Human Capital Committee in reviewing and assessing any ESG-related goals and objectives relevant to the compensation of the Company’s executive officers.

32        The Wendy’s Company 2023 Proxy Statement

TECHNOLOGY COMMITTEE

Committee Members:	Committee Functions:
Peter W. May (Chair) Kristin A. Dolan Kenneth W. Gilbert Richard H. Gomez Michelle J. Mathews-Spradlin Matthew H. Peltz Number of Meetings in 2022: 5

As more fully described in its charter, the Technology Committee assists the Board in discharging the Board’s oversight responsibilities relating to the Company’s overall development, use and risk management of information technology. In carrying out its duties, the Technology Committee:

•  Reviews and evaluates the Company’s digital customer engagement initiatives.

•  Provides recommendations to the Board regarding information technology matters, including cybersecurity matters and digital customer engagement initiatives.

•  Reviews and discusses the Company’s risk management and risk assessment guidelines and policies regarding technology risk.

•  Reviews and discusses technology trends relating to the Company’s digital customer engagement initiatives.

•  In coordination with the Audit Committee, reviews, evaluates and discusses the quality and effectiveness of the Company’s technology risk management, assessment and exposures (including information technology, cybersecurity, data security and fraud risks).

•  Consults with the Audit Committee regarding the quality and effectiveness of the Company’s technology risk management, as well as information technology and cybersecurity systems and processes that affect or relate to the Company’s internal controls.

•  Reviews and provides recommendations regarding the Company’s cybersecurity and information technology policies, programs and practices and digital customer engagement initiatives.

OTHER BOARD COMMITTEES

Capital and Investment Committee.  The Capital and Investment Committee is responsible for approving the investment of the Company’s excess funds (i.e., funds not currently required for operations or acquisitions) and exercising approval authority for certain transactions (such as capital expenditures, acquisitions, dispositions and borrowings) within amounts specified by the Board.

Executive Committee.  During intervals between meetings of the Board, the Executive Committee may exercise all of the powers and authority of the Board in the management of the business and affairs of the Company, including, without limitation, all such powers and authority as may be permitted under Section 141(c)(2) of the Delaware General Corporation Law.

EXECUTIVE SESSIONS OF THE BOARD

The Board of Directors holds regularly scheduled executive sessions in which non-management directors meet without any members of management present. The Chairman or, in his absence, the Senior Vice Chairman, presides over these executive sessions. The Board also meets at least twice a year in executive session with only independent directors present. Annually, the Chair of the Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee rotate presiding over these executive sessions of the independent directors, with Mr. Winkleblack presiding in 2022 (the “Presiding Independent Director”). The Board believes that these executive sessions comprised of only independent directors are one of the key elements of effective, independent oversight. The Presiding Independent Director and other independent directors use these executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management, Company strategy and performance and Board priorities and effectiveness.

BOARD’S ROLE IN RISK OVERSIGHT

The Board of Directors provides oversight with respect to the Company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the Company, including financial, operational, technology, compliance and strategic risks. While the Board has primary responsibility for risk oversight, the Board’s standing committees support the Board by regularly addressing various risks within their

        The Wendy’s Company 2023 Proxy Statement        33

respective areas of responsibility. The Audit Committee focuses on financial risks, including reviewing with management, the Company’s internal audit function and the Company’s independent registered public accounting firm, the Company’s major risk exposures (with particular emphasis on financial risk exposures), the adequacy and effectiveness of the Company’s accounting and financial controls and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies. The Audit Committee also oversees enterprise risk management (“ERM”) for the Company. ERM is supported by an internal Enterprise Risk Management Committee composed of a cross-functional group of senior management, business leaders and other personnel from applicable risk management functions of the Company. The Enterprise Risk Management Committee identifies current and potential risks facing the Company and ensures that actions are taken as and when appropriate to manage and mitigate those risks. The Audit Committee receives a comprehensive ERM report on a semiannual basis and discusses the results with the full Board, which is ultimately responsible for oversight of the Company’s ERM process. In addition, the Board also receives a comprehensive ERM report on an annual basis.

The Compensation and Human Capital Committee considers risks presented by the Company’s compensation policies and practices for its executive officers and other employees, as discussed below under the caption “Compensation Governance—Compensation Risk Assessment,” as well as succession planning relating to the Chief Executive Officer and other executives.

The Nominating and Corporate Governance Committee reviews risks related to the Company’s corporate governance structure and processes, including director qualifications and independence, stockholder proposals related to governance and the effectiveness of our Corporate Governance Guidelines.

The Technology Committee aids in evaluating the Company’s technology risk management, assessment and exposures, including information technology, cybersecurity, data and fraud risks. The Technology Committee receives regular updates from the Company’s Chief Information Officer and Chief Information Security Officer regarding the Company’s cybersecurity program and industry trends.

The Corporate Social Responsibility Committee reviews risks related to the Company’s CSR strategic initiatives, including ESG matters such as animal care and welfare, food safety and quality, responsible sourcing and other supply chain matters, sustainable packaging, food waste, energy use, greenhouse gas emissions, climate risk, water use and workforce diversity, equity and inclusion.

Each of these committees reports directly to the Board on a regular basis, including updates regarding such risks.

The Board believes that its current leadership structure supports the risk oversight function of the Board. Having the roles of Chief Executive Officer and Chairman filled by separate individuals allows the Chief Executive Officer to lead senior management in its supervision of the Company’s day-to-day business operations, including the identification, assessment and mitigation of material risks, and allows the Chairman to lead the Board in its oversight of the Company’s risk assessment and risk management activities.

BOARD’S ROLE IN SUCCESSION PLANNING

As reflected in our Corporate Governance Guidelines, one of the key responsibilities of the Board of Directors is planning for Chief Executive Officer succession. Succession planning addresses both contingency planning for emergencies (such as death or disability) and succession in the ordinary course of business (such as retirement). The Board’s goal is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the Chief Executive Officer. The Board has delegated oversight responsibility for succession planning to the Compensation and Human Capital Committee, which periodically reviews succession plans and makes recommendations to the Board in the event of an emergency or the retirement of the Chief Executive Officer.

In addition to Chief Executive Officer succession planning, the Board of Directors conducts a periodic review of executive succession plans. During this review, the Board discusses a variety of topics with the Chief Executive Officer and Chief People Officer, including organizational needs, competitive challenges, candidates for senior leadership positions, succession timing for those positions and development plans for high-potential candidates.

BOARD AND COMMITTEE EVALUATIONS

Pursuant to our Corporate Governance Guidelines, the Board of Directors and its committees conduct annual self-evaluations under the direction of the Nominating and Corporate Governance Committee. The evaluations provide the Board and its committees with an opportunity to evaluate their performance for the purpose of improving Board and committee processes and effectiveness.

34        The Wendy’s Company 2023 Proxy Statement

As part of the Board’s self-evaluation, directors consider and provide feedback on various issues, including interactions with and information flow from management, the nature and scope of agenda items, the quality, rigor and effectiveness of meetings, Board structure and composition, committee composition and responsibilities, processes to ensure open communication and timely action, the effectiveness of executive sessions and consideration of stockholder value and interests.

Committee self-evaluations are led by the respective committee chairs and include, among other topics, a review of the roles and responsibilities set forth in the committee charters, interactions with and information flow from management, the nature and scope of agenda items, the adequacy and efficiency of meetings, committee structure and composition, committee resources and the role of outside consultants and advisers. The results of the committee self-evaluations are discussed with the full Board.

STOCKHOLDER ENGAGEMENT

We believe ongoing engagement with our stockholders is an important component of strong corporate governance. In 2022, we held approximately 125 meetings with over 45 of our active stockholders to discuss a range of topics, including our financial results and outlook, business strategy and performance and capital allocation policy.

The Company communicates with stockholders through a variety of means, including our Annual Meeting, quarterly earnings calls, investor outreach calls and roadshows, conferences, Investor Days and our corporate and Investor Relations websites, including The Square Deal™ Wendy’s Blog. We welcome and value input from all stockholders and encourage stockholders to reach out to our Investor Relations team.

In addition, we conducted a comprehensive ESG stockholder outreach campaign in the fourth quarter of 2022 during which we held meetings with holders of more than 50% of our Common Stock. During these meetings, we discussed a range of important ESG topics, including Board composition, diversity, leadership and skills, stockholder rights, executive compensation practices and updates on the Company’s ESG goals associated with its Good Done Right strategy. We believe our engagement program empowers stockholders to provide feedback and raise any concerns with us and enables us to effectively respond to their feedback in a transparent manner.

CORPORATE SOCIAL RESPONSIBILITY

“Good Done Right” is Wendy’s commitment to “Do the Right Thing” in the area of ESG. We are focused on three critical areas of our business—Food, People and Footprint—and our strategies include: (i) delivering high-quality food transparently; (ii) building equitable workplaces and communities; and (iii) delivering more with less environmental impact.

In furtherance of these strategies, the Company previously committed to four important goals across our key focus areas of Food, People and Footprint, as highlighted below:

Progress Made in 2022

In 2022, we made significant progress on our Food, People and Footprint focus areas, as described in greater detail below.

Food

•

We developed responsible sourcing criteria for our in-scope suppliers, together with a roadmap and timeline for each priority food category. We began work with the world’s largest provider of business sustainability ratings to conduct individual sustainability performance assessments of our supply chain partners, and have invited approximately 50% of targeted suppliers to share ESG information via this technology platform. We believe this platform will help us continue to evaluate our suppliers, recognize where they are on their sustainability journey and benchmark against peers’ progress, while also helping the Company demonstrate accountability and progress towards our own responsible sourcing goal.

        The Wendy’s Company 2023 Proxy Statement        35

•

We continued the implementation of our Animal Care Standards Program, which uses a detailed assessment tool designed to better track farm conditions and animal care, quantify the results and identify best practices, as well as better recognize progressive suppliers for their efforts. We have now tailored and tested the assessment tool for our U.S. and Canadian beef, pork, chicken and egg supply chains, and, during 2022, evaluated 100% of our finished product suppliers in the U.S. and Canada within these supply chains. Following our entry into the U.K. market, we also recently began testing the assessment tool within our U.K. beef and chicken supply chains.

•

We completed the transition of 100% of our pork supply in the U.S. and Canada away from gestation stalls to open pen/group housing for confirmed pregnant sows, in line with our original 10-year goal from 2012. Ensuring the humane treatment of animals has been a core element of Wendy’s quality assurance and supply chain practices for decades, and many of the requirements that Wendy’s has developed for our suppliers have set the standard for the quick-service restaurant industry. We are proud of the positive impact we have had on our pork supply chain in supporting the transition to open pen/group housing for confirmed pregnant sows.

People

•

We are exceeding our goals to increase the representation of underrepresented populations among Company leadership and management, and are on pace to increase the diversity of our franchisees. We believe our strategic focus on diversity, equity and inclusion (“DE&I”) has helped, and will continue to help, the Company remain true to our values as well as support our financial performance and global growth strategy. We are committed to paving a path for more entrepreneurs to join the Wendy’s family and, in 2022, opened doors to franchise ownership with the launch of our “Own Your Opportunity” campaign, a program created to help increase both accessibility and diversity across franchisee candidates, including among women and people of color. This program is designed to help remove some common barriers to entry for franchisee candidates with new liquidity and net worth requirements, expanded economic opportunities with preferred lenders, more locations in underserved areas and new restaurant formats that require a lower initial financial commitment.

•

We are focused on creating a welcoming, supportive environment for all of our employees, and we launched new trainings reinforcing our key DE&I focus areas. In 2022, Wendy’s was recognized as a Human Rights Campaign Best Places to Work for LGBTQ+ Equality for the third year in a row. In addition, Wendy’s employees lead several thriving Employee Resource Groups (“ERGs”), which help promote learning, inclusion and support among people with shared life experiences. In 2022, we launched a new ERG, GiveCare, to provide support and resources for parents and caregivers and to offer a safe space for employees to share these experiences.

•

Wendy’s maintains charitable giving programs that support four core categories: (i) foster care adoption; (ii) hunger and food integrity; (iii) youth and families; and (iv) vibrant communities. In 2022, Wendy’s made charitable donations to a variety of organizations across the globe, highlighted by our continued support of the Dave Thomas Foundation for Adoption, a public charity created by our founder, Dave Thomas, which has been our signature charitable cause for more than 25 years, and our continued partnership with the Thurgood Marshall College Fund. Wendy’s also made grants to other charitable organizations and causes including food pantries, crisis centers and family support groups across the country.

Footprint

•

We previously announced our goal of setting a science-based target by the end of 2023 to benchmark, track and reduce our Scope 1, Scope 2 and Scope 3 greenhouse gas (“GHG”) emissions. We are proud that, nearly a year ahead of schedule, Wendy’s has set our near-term science-based targets, which have been validated by the Science Based Targets initiative (SBTi) and underscore our commitment to transparency and mitigating our climate impact.

o

As shown in the graphic below, compared to a 2019 base year, by 2030, our goals are to reduce our: (i) absolute Scope 1 and 2 GHG emissions by 47%; (ii) Scope 3 GHG emissions intensity by 47% per metric ton of purchased goods; and (iii) Scope 3 GHG emissions intensity by 47% per franchise restaurant.

36        The Wendy’s Company 2023 Proxy Statement

o

Setting our science-based target was a multi-year process, and we worked diligently to ensure we met the SBTi’s criteria for timeframe, emissions coverage and ambition. Our Scope 1 and 2 target aims to reduce emissions within Company operations at a pace consistent with keeping warming below 1.5° Celsius, which is the most ambitious designation available through the SBTi’s validation process. Our Scope 3 targets focus on addressing indirect emissions from purchased goods in our supply chain and downstream emissions in our franchise restaurants.

•

We reported climate data to CDP for the second consecutive year, reinforcing our commitment to transparency throughout our corporate responsibility journey. We also recognize leading ESG reporting standards such as the Global Reporting Initiative (GRI) and Sustainability Accounting Standards Board (SASB) and strive to embed their principles and frameworks throughout our public disclosures on ESG topics. Our annual Corporate Responsibility report includes reporting indices reflecting disclosures against these standards.

•

Wendy’s and certain of our franchisee organizations are members of the U.S. Department of Energy’s Better Buildings® Water Challenge, which holds us accountable to decrease water use within our operations. In 2022, one of our largest franchisees surpassed its own goal by achieving a 28% reduction in water use intensity – seven years ahead of schedule.

•

Through a collaboration with Duke Energy Florida’s Clean Energy Connection program, seven of our Company-operated restaurants in Central Florida began powering their operations with solar energy. Wendy’s participation in this program supports 10 solar generating sites, which will supply participating Duke Energy customers, including small business and area residences, with renewable energy.

•

We have made substantial progress on our goal to sustainably source 100% of our consumer-facing packaging by 2026, as more than 50% of our packaging has now been transitioned to meet the packaging sustainability goal. As part of our sustainable sourcing initiatives, we launched an in-restaurant recycling pilot in certain of our Chicago-area restaurants to further emphasize the importance of sustainability and waste reduction.

Looking Ahead

We regularly engage with our key stakeholders, including customers, employees, franchisees, stockholders, suppliers and non-governmental organizations, on our Good Done Right strategy, and we encourage stockholders to reach out to our Corporate Social Responsibility team with any questions or comments. We are committed to transparency and intend to regularly report on our sustainability progress, including in our annual Corporate Responsibility report. We anticipate that our 2022 Corporate Responsibility report will be published in April 2023.

Additional information about our Corporate Social Responsibility and ESG initiatives is available on our website at https://www.wendys.com/what-we-value, in our annual Corporate Responsibility report and on The Square DealTM Wendy’s Blog at https://www.wendys.com/blog. The contents of our website and these additional information sources are not incorporated by reference in this Proxy Statement or any other report or document we file with the Securities and Exchange Commission.

        The Wendy’s Company 2023 Proxy Statement        37

CODE OF BUSINESS CONDUCT AND ETHICS AND RELATED GOVERNANCE POLICIES

The Board of Directors has adopted several governance policies to support its risk oversight function, including our Code of Business Conduct and Ethics (the “Code of Ethics”), Securities Trading Policy and Public Disclosure Policy.

Code of Ethics. The Code of Ethics is designed to ensure that the Company’s business is conducted with integrity and applies to all of the Company’s directors, officers and employees, including the principal executive officer, principal financial officer and principal accounting officer. Our Code of Ethics sets forth the Company’s standards and expectations regarding business relationships, franchisee relations, compliance with applicable legal and regulatory requirements, business conduct, conflicts of interest, use of Company assets, confidential information and information retention and reporting.

The Code of Ethics is available on our Governance website at www.irwendys.com/esg/governance. Any amendments to or waivers from the Code of Ethics that are required to be disclosed by applicable SEC rules will also be posted on the Company’s website.

Securities Trading Policy. The Securities Trading Policy is intended to assist the Company and its directors, officers and employees in complying with federal and state securities laws and avoiding even the appearance of questionable or improper conduct in connection with securities transactions. Under our Securities Trading Policy, covered persons:

•	May not trade in Company securities if they are aware of material nonpublic information;

•	May not trade in the securities of another company if they are aware of material nonpublic information about that company which was obtained during the course of their employment with the Company;

•	May not share material nonpublic information with others or recommend to anyone the purchase or sale of any securities when they are aware of material, undisclosed information; and

•	Must comply with certain pre-clearance and blackout procedures described in the policy.

The Securities Trading Policy also prohibits the Company’s directors, officers and employees from engaging in speculative transactions or transactions that are intended to hedge or offset the value of Company securities they already own. See “Compensation Discussion and Analysis—Compensation Governance Matters—Anti-Hedging Policy” for additional details.

Public Disclosure Policy. The Public Disclosure Policy is intended to support the Company’s commitment to providing timely, transparent, consistent and credible information to the investing public, consistent with applicable legal and regulatory requirements, including the SEC’s Regulation FD (Fair Disclosure). Regulation FD prohibits the Company or persons acting on its behalf from disclosing material nonpublic information to securities market professionals or stockholders before disclosing the information to the general public. The Public Disclosure Policy covers all directors, officers and employees of the Company and sets forth certain procedures and requirements that are applicable to:

•	Disclosures in documents filed with the SEC;

•	Statements made in annual, quarterly and current reports, press releases, communications with analysts, investors and the media, speeches and presentations; and

•	Information contained on the Company’s website.

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COMPENSATION GOVERNANCE

COMPENSATION RISK ASSESSMENT

As part of the Board’s risk oversight function, the Compensation and Human Capital Committee conducts an annual review of compensation-related risk. In February 2023, the Compensation and Human Capital Committee and its independent advisers met with management to review management’s conclusion that the Company’s compensation policies and practices for its employees do not create risks that are reasonably likely to have a material adverse effect on the Company. Management reviewed with the Compensation and Human Capital Committee the various factors underlying management’s conclusion, including the performance objectives and target levels used in connection with the Company’s incentive awards, as well as the features of the Company’s compensation plans that are designed to mitigate compensation-related risk, including the following:

•	Plan and award metrics are tied directly to the Company’s key performance measures, such as earnings, sales, cash flow, stockholder return and goals supporting the Company’s ESG strategy;

•

Various methods for delivering compensation are utilized, including cash-based and equity-based incentives with different time horizons that are designed to provide a balanced mix of both short-term and long-term incentives;

•	Performance-based awards have fixed maximum payouts;

•

The Company has the right to reduce or eliminate payouts under incentive awards through the use of negative discretion, including if a participant’s behavior is in conflict with the Company’s Code of Ethics or any other Company policy or procedure;

•

Annual incentive payouts are not made until the Company’s financial statements are audited by the Company’s independent registered public accounting firm and plan results are certified by the Chief Financial Officer; and

•

All incentive awards granted under the 2020 Omnibus Award Plan contain clawback provisions in favor of the Company, including in the event the Company is required to materially restate its financial statements or a participant has engaged in “detrimental activity” (as defined in such plan).

With respect to the Company’s compensation program for executive officers, the Compensation and Human Capital Committee concluded that this program is appropriately designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating, financial and strategic goals, individual performance and the creation of long-term stockholder value. The executive compensation program includes the following features that are designed to prevent risk-taking that could have a material adverse effect on the Company:

•	Base salaries represent a sufficient component of executives’ total cash compensation so that excessive risk-taking that may be associated with performance-based compensation is mitigated;

•

Performance goals and metrics under the Company’s annual incentive plan are closely linked to the Company’s annual financial planning process and are based upon realistic operating levels that can be attained without taking inappropriate risks or deviating from normal operations or approved strategies;

•	Long-term equity incentive awards are based upon the Company’s performance over a multiyear period, which mitigates against the taking of short-term risk;

•

Incentive compensation plan design allows for adjustment of performance metrics for nonrecurring and unusual items or events so that executives are rewarded based on the Company’s actual operating results;

•	Equity-based awards represent a significant portion of executives’ total compensation, which links executive compensation to the long-term value of our Common Stock; and

•

The Board of Directors adopted our Stock Ownership and Retention Guidelines for Executive Officers and Directors that require significant stock ownership by executives, which further aligns the interests of executives with the interests of stockholders.

AUTHORITY TO DELEGATE

The Compensation and Human Capital Committee and the Subcommittee each may delegate authority to subcommittees composed of one or more of its members, and also may delegate authority to its Chair when it deems appropriate, subject to the terms of its charter. The Compensation and Human Capital Committee and the Subcommittee also may delegate to one or more Company directors or officers the authority to make grants of equity-based compensation to eligible employees who are not executive officers, subject to the terms of the Company’s compensation plans and applicable legal and regulatory requirements. Any director or officer to whom the

        The Wendy’s Company 2023 Proxy Statement        39

Compensation and Human Capital Committee or the Subcommittee grants such authority must regularly report any grants so made, and the Committee or the Subcommittee may revoke any delegation of authority at any time.

ROLE OF COMPENSATION CONSULTANTS IN THE EXECUTIVE COMPENSATION PROCESS

In carrying out its responsibilities, the Compensation and Human Capital Committee periodically reviews and evaluates the components and competitiveness of the Company’s executive compensation program, using information drawn from a variety of sources, including information provided by outside compensation consultants, legal counsel and other advisers, as well as the Committee’s own experience in recruiting, retaining and compensating executives. The Compensation and Human Capital Committee has the sole authority to retain and oversee the work of outside compensation consultants, legal counsel and other advisers in connection with discharging its responsibilities, including the sole authority to determine such consultants’ or advisers’ fees and other retention terms. The Company provides such funding as the Compensation and Human Capital Committee determines to be necessary or appropriate for payment of compensation to consultants and advisers retained by the Committee.

Since December 2009, the Compensation and Human Capital Committee has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) to serve as its independent outside compensation consultant. Representatives from FW Cook regularly attend Compensation and Human Capital Committee meetings and provide advice to the Committee on a variety of compensation-related matters. The Compensation and Human Capital Committee seeks input from FW Cook on competitive market practices, including evolving trends and best practices. During 2022, FW Cook assisted the Compensation and Human Capital Committee with respect to the design of the Company’s executive compensation program and determination of compensation levels thereunder, including base salary levels, the 2022 annual cash incentive and long-term equity incentive awards and the overall mix of total direct compensation for the Chief Executive Officer and other senior executives. FW Cook also advised the Compensation and Human Capital Committee in connection with the Compensation Discussion and Analysis, Pay Versus Performance and other compensation-related disclosures in the Company’s Proxy Statement, the Company’s peer group for 2023 and the design of the executive compensation program for 2023. At the request of the Compensation and Human Capital Committee, FW Cook periodically reviews the compensation components and levels of the Company’s executive officers and advises the Committee on the appropriateness of the Company’s executive compensation program in the context of its overall compensation philosophy. Under the terms of its engagement, FW Cook does not provide any other services to the Company and works with management only on matters for which the Compensation and Human Capital Committee has oversight responsibility. The Compensation and Human Capital Committee has assessed the independence of FW Cook pursuant to applicable SEC and Nasdaq rules (including consideration of the six independence factors specified in Nasdaq Listing Rule 5605(d)(3)(D)) and concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent compensation consultant to the Committee.

Management provides information and makes recommendations to the Compensation and Human Capital Committee from time to time regarding the design of the Company’s executive compensation program. In formulating its recommendations, management reviews information from a variety of sources, including information provided by outside compensation consultants. During 2022, management engaged Willis Towers Watson to serve as management’s outside compensation consultant. Willis Towers Watson provided market data and other information to management in connection with the design of the Company’s executive compensation program, including a review of base salary, total cash compensation and total direct compensation levels for the Chief Executive Officer and other senior executives. Certain of the market data and other information provided by Willis Towers Watson was also made available to the Compensation and Human Capital Committee and FW Cook.

ROLE OF MANAGEMENT IN THE EXECUTIVE COMPENSATION PROCESS

The Company’s executive officers provide support and assistance to the Compensation and Human Capital Committee and the Subcommittee on a variety of compensation-related matters. Each year, the Chief Executive Officer and other senior executives provide input to the Committee and the Subcommittee regarding the design of the Company’s annual incentive plan and long-term incentive plan, including proposed performance goals and objectives and a list of participants eligible to receive awards. The Committee and the Subcommittee, as appropriate, then determine the structure and components of the annual cash incentive and long-term equity incentive awards after considering management’s recommendations, as well as input from FW Cook. With respect to performance-based awards, following the completion of each performance period, the Chief Financial Officer provides the Subcommittee with a certification of the Company’s actual performance relative to the stated performance goals and the resulting payouts to participants based on such performance. The Committee and the Subcommittee, as appropriate, then determine the actual

40        The Wendy’s Company 2023 Proxy Statement

incentive payouts to eligible participants after taking into account Company performance and any other relevant facts and circumstances.

The Chief Executive Officer and other members of management with expertise in compensation, benefits, tax, accounting, financial reporting, legal and other matters provide information and make recommendations to the Compensation and Human Capital Committee from time to time on compensation-related matters, including proposed employment, retention, relocation, severance and other compensatory arrangements, base salary levels, annual incentive plans, long-term equity incentive awards, annual compensation risk assessments and evolving trends and best practices in executive compensation. Management also presents information to the Compensation and Human Capital Committee regarding the Company’s business and financial performance, strategic initiatives, legal and regulatory developments and other relevant matters. In accordance with applicable Nasdaq rules, the Chief Executive Officer may not be present during any voting or deliberations by the Committee or Subcommittee with respect to his compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Five non-management directors served on the Compensation and Human Capital Committee during 2022: Ms. Mathews-Spradlin and Messrs. Dennis M. Kass (who did not stand for re-election at the Company’s 2022 annual meeting of stockholders), Levato, May and Rothschild.

During 2022: (i) no member of the Compensation and Human Capital Committee had ever served as an officer or employee of the Company, except that Mr. Levato served as the Executive Vice President and Chief Financial Officer of the predecessor of the Company from April 1993 to August 1996 and Mr. May served as President and Chief Operating Officer of the predecessor of the Company from April 1993 to June 2007; (ii) no member of the Compensation and Human Capital Committee was party to any related person transaction or other relationship requiring disclosure under Item 404 of SEC Regulation S-K, except that (a) Mr. May is the President and a Founding Partner of Trian Partners, which is a significant and long-term stockholder of the Company and party to that certain agreement with the Company described under the caption “Certain Relationships and Related Person Transactions” and (b) certain family members of Mr. May hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC, a Wendy’s franchisee, as further described under the caption “Certain Relationships and Related Person Transactions”; and (iii) none of the Company’s executive officers served as a member of the board of directors or the compensation committee, or a similar committee, of any other entity, one of whose executive officers served on the Company’s Board of Directors, the Compensation and Human Capital Committee or the Subcommittee.

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COMPENSATION COMMITTEE REPORT*

The Compensation and Human Capital Committee has reviewed and discussed the following Compensation Discussion and Analysis with the Company’s management and, based on such review and discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023.

The Compensation and Human Capital Committee:

Peter H. Rothschild, Chair

Joseph A. Levato

Michelle J. Mathews-Spradlin

Peter W. May

*

This Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Compensation Committee Report by reference into such other filing.

42        The Wendy’s Company 2023 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In this Compensation Discussion and Analysis, we refer to certain non-GAAP financial measures (adjusted EBITDA, global systemwide sales and free cash flow) when describing our financial and operational results during 2022. Please refer to Annex A to this Proxy Statement for further discussion regarding non-GAAP financial measures and for reconciliations of certain of these non-GAAP financial measures to our results as reported under accounting principles generally accepted in the United States (“GAAP”).

This Compensation Discussion and Analysis describes the Company’s executive compensation objectives, philosophy and practices and discusses the compensation that was awarded during 2022 to the individuals identified below as our Named Executive Officers.

NAMED EXECUTIVE OFFICERS (NEOS)

NAME	POSITION
Todd A. Penegor	President and Chief Executive Officer
Gunther Plosch	Chief Financial Officer
Kurt A. Kane	Former President, U.S. and Chief Commercial Officer[2]
Abigail E. Pringle	President, International and Chief Development Officer
J. Kevin Vasconi	Chief Information Officer

2022 EXECUTIVE SUMMARY

2022 Overview

Our 2022 results highlighted the strength and resiliency of the Wendy’s brand as we continued to deliver compelling growth. We are proud to have delivered our 12th consecutive year of global same-restaurant sales growth as well as our second consecutive year of double digit global same-restaurant sales growth on a two-year basis. This growth was driven by our strong execution against our strategic growth pillars and the hard work and dedication of our restaurant crews, franchisees and employees. Over the course of the year, the Wendy’s system added 146 net new restaurants globally, accelerated our U.S. breakfast business and launched the breakfast daypart in Canada, and reached record digital sales volumes.

This momentum, supported by large investments in our strategic growth pillars over the last several years and our strong liquidity position, supported a 100% increase in the Company’s quarterly dividend rate to $0.25 per share, which was effective beginning with our March 15, 2023 dividend. In 2023, we remain focused on delivering accelerated global growth behind the most impactful drivers of our business and we plan to continue driving digital acceleration and delivering meaningful global restaurant footprint expansion. In addition, we have broadened our focus to driving strong global same-restaurant sales momentum across all dayparts through a mix of our ownable core products, exciting menu innovation, compelling value offerings, and improvements in speed and consistency in our restaurants.

Key Results and Strategic Achievements for 2022

Financial Highlights3

➢	Achieved global same-restaurant sales growth of 4.9% (14.9% on a two-year basis).

➢	Delivered global systemwide sales of approximately $13.3 billion, a year-over-year increase of 6.8%.

➢	Company-operated restaurant margin increased by almost 300 basis points over the course of fiscal 2022.

➢	Generated operating profit of $353.3 million, net income of $177.4 million and adjusted EBITDA[4] of $497.8 million.

[2]

In connection with a redesign of the organizational structure of the Company, Mr. Kane departed the Company on January 13, 2023. Mr. Kane received certain payments and benefits in connection with his departure from the Company. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for additional details.

[3]	Global same-restaurant sales growth and systemwide sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.
[4]	Adjusted EBITDA is a non-GAAP measure. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

        The Wendy’s Company 2023 Proxy Statement        43

➢	Delivered net cash provided by operating activities of $259.9 million and free cash flow[5] of $213.1 million.

➢	Delivered annual total stockholder return that ranked in the 62nd percentile of the S&P MidCap 400 index.

Strong Execution Against Our 2022 Strategic Growth Pillars

➢	Building Our Breakfast Daypart

•	Launched first major U.S. breakfast menu innovation, French Toast Sticks, which drove a meaningful acceleration in breakfast sales over the course of 2022.

•	U.S. breakfast business peaked at over $3,000 per restaurant in the fourth quarter of 2022, driven by the continued success of French Toast Sticks and the traffic-driving $3 croissant promotion.

•	Launched breakfast in Canada, the Company’s largest international market, in May 2022, which brought the percentage of the Wendy’s global system serving breakfast to approximately 95%.

➢	Digital Acceleration

•	Global digital sales exited fiscal 2022 at over 10% of total sales, with the Company’s global digital business representing an over $1.3 billion business in 2022.

•	Achieved a meaningful increase to the Wendy’s Rewards loyalty program in the U.S., growing total members to over 29 million at year-end 2022, an almost 40% increase compared to the prior year.

•	Launched the Wendy’s Rewards loyalty program in Canada in November 2022, achieving results that exceeded the Company’s expectations.

➢	Expanding our Global Footprint

•	Opened 276 total new restaurants and 146 net new restaurants globally, our seventh consecutive year of net new restaurant growth.

•

Achieved a number of development milestones across the globe, including growing our footprint in the United Kingdom to almost 30 restaurants in under two years, having nearly 40 new franchisees join the Wendy’s family across the globe and unveiling our new Global Next Gen restaurant design that we expect to reduce build costs and improve operational efficiency.

•

Enhanced the Wendy’s brand through continued execution of our Image Activation program, which includes reimaging existing restaurants and building new restaurants with innovative exterior and interior restaurant designs. At the end of 2022, 79% of Wendy’s global system restaurants were on our Image Activation design, an increase from 72% at the end of 2021. We remain on track to reimage all our restaurants by the end of 2024.

Good Done Right

➢	Continued to achieve progress towards the long-term goals associated with the Food, People and Footprint pillars of the Company’s Good Done Right ESG strategy, which include:

•	Responsibly sourcing Wendy’s top 10 priority food categories by 2030;

•	Increasing the representation of underrepresented populations among Company leadership and management, as well as the number of diverse and women-owned Wendy’s franchisees;

•	Sustainably sourcing 100% of Wendy’s customer-facing packaging by 2026; and

•	Benchmarking, tracking and reducing Wendy’s Scope 1, Scope 2 and Scope 3 greenhouse gas (GHG) emissions and setting a science-based target.

➢	Incorporated strategic, non-financial performance criteria supporting the Company’s Good Done Right ESG strategy into the Company’s 2022 annual incentive plan.

2022 Executive Compensation Program and Payouts

The Company’s 2022 business and financial results and stockholder returns were reflected in the performance-based compensation delivered to our senior executives, as described in this Compensation Discussion and Analysis and set forth under the 2022 Summary Compensation Table and the related compensation tables, notes and narratives that follow.

[5]

For 2022, the Company defined “free cash flow” as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. Please refer to Annex A for a reconciliation of non-GAAP financial measures.

44        The Wendy’s Company 2023 Proxy Statement

Annual Incentive Compensation

In February 2022, the Compensation and Human Capital Committee of our Board of Directors (referred to in this Compensation Discussion & Analysis section as the “Committee”) approved the 2022 annual incentive plan, including the adoption of certain revisions to the design of the Company’s annual cash incentive program. For the 2022 annual incentive plan, in addition to maintaining adjusted EBITDA as a financial performance measure (weighted at 60%), the Committee (i) approved the reintroduction of global systemwide sales growth as an additional financial performance measure (weighted at 30%) and (ii) approved the inclusion of a strategic, non-financial performance measure consisting of multiple goals supporting the Food, People and Footprint pillars of the Company’s Good Done Right ESG strategy (the “ESG Performance Measure”) (weighted at 10%). See “—Compensation Decisions for 2022—Annual Cash Incentive Compensation” for additional details on the design of the 2022 annual incentive plan.

The Company delivered strong results in fiscal 2022 that highlighted the strength and resiliency of the Wendy’s brand as the Company continued to deliver compelling growth, including a second consecutive year of double-digit global same-restaurant sales growth on a two-year basis, adjusted EBITDA growth of approximately 6% compared to the prior year and strong momentum in the Company’s execution of its Good Done Right ESG strategy. The Committee set goals under our executive compensation program to align pay with performance and, as a result of the Company’s sales and earnings performance and achievement against the ESG Performance Measure, the annual cash incentive paid out at 92.1% of target.

Long-Term Equity Compensation

With respect to long-term equity compensation, the performance unit awards granted to senior executives in February 2020 vested at 72.1% of target based on the Company’s relative total stockholder return and cumulative free cash flow performance over the three-year performance period beginning December 30, 2019 and ending January 1, 2023. The below target payout was primarily due to the negative impact of the COVID-19 pandemic on the Company’s 2020 free cash flow, partially offset by the delivery of accelerated free cash flow growth in 2021 and strong operational and financial performance in 2022. No discretionary adjustments were made to the performance metrics or payouts under the 2020 performance unit awards.

Strong Compensation Governance and Stockholder Support

In May 2022, our stockholders expressed strong support of our executive compensation program through their annual say-on-pay advisory vote, with approximately 97% of the votes cast for approval of the compensation of our NEOs, the Company’s sixth straight year receiving over 95% support. The following table highlights key features of our executive compensation program that demonstrate the Company’s ongoing commitment to promoting stockholder interests through sound compensation governance practices.

WHAT WE DO	WHAT WE DON’T DO

Hold an annual say-on-pay advisory vote for stockholders.

   Provide annual or multiyear incentive guarantees.

   Provide excessive perquisites or benefits to executives.

   Grant equity awards at less than fair market value.

   Offer pension benefits to executives.

   Pay dividends on equity awards that are not yet earned or vested.

   Gross-up excise taxes upon a change in control.

   Reprice underwater stock options.

   Permit speculative trading, hedging or derivative transactions in our Common Stock.

Use an appropriate mix of cash and non-cash compensation, with an emphasis on variable, performance-based compensation.
Engage independent outside compensation consultants and utilize market, industry and peer group data to ensure we compensate fairly and competitively, but not excessively.
Set meaningful performance goals at the beginning of annual and multiyear performance periods.
Balance short-term and long-term compensation to discourage short-term risk-taking at the expense of long-term results.

Mitigate undue risk-taking by utilizing multiple performance measures, imposing caps on individual payouts, employing a clawback policy for incentive compensation awards and performing an annual compensation risk assessment.

Limit accelerated vesting of equity awards by requiring a “double trigger” upon a change in control.
Set significant stock ownership and retention guidelines for the Chief Executive Officer and other executives.

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A PHILOSOPHY OF PAY-FOR-PERFORMANCE

Objectives of the Executive Compensation Program

The compensation program for the Company’s senior executives is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The primary objectives of the executive compensation program are to:

•	Attract and retain highly qualified executives;

•	Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•	Align the interests of executives with the interests of the Company’s stockholders.

Emphasis on Variable Compensation

The Committee believes that a substantial portion of the total compensation for senior executives should be variable and tied to Company performance. Variable compensation is dependent on our financial and operational success and the achievement of strategic business objectives that create value for our stockholders. This pay-for-performance philosophy aligns executive pay with the Company’s business objectives and ensures that executives are responsive and accountable to stockholder interests.

Total direct compensation for senior executives is composed of three elements: (i) base salary; (ii) annual cash incentives; and (iii) long-term equity incentives. The following charts illustrate how these three components (at targeted levels of performance) were allocated for 2022 to create the overall pay mix for the Chief Executive Officer and the other NEOs as a group.

As reflected by the charts above, performance-based incentives constitute the most significant portion of target total direct compensation for senior executives, consistent with the Company’s pay-for-performance philosophy. By utilizing a high proportion of variable, performance-based compensation, the executive compensation program offers senior executives an opportunity for increased compensation in the event of successful Company performance, matched with the prospect of reduced compensation in the event Company performance goals are not achieved.

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Alignment of CEO Compensation and Company Performance

We designed our 2022 incentive compensation program to motivate and reward executive performance. Our Chief Executive Officer’s 2022 incentive structure was based on several key performance measures under our annual and long-term incentive plans, with the largest portion of compensation tied to equity awards that vest over a multiyear period to drive strong alignment with stockholder interests. Highlighting the alignment between our executive pay and Company performance, the following charts show the total direct compensation of our Chief Executive Officer as compared to the Company’s externally reported performance against certain key performance measures for the past three years. With respect to fiscal 2020, CEO compensation, adjusted EBITDA, global systemwide sales and free cash flow reflect the impact of a 53rd operating week.

CEO COMPENSATION

This chart indicates the total direct compensation of Mr. Penegor, our President and Chief Executive Officer, for each of 2020, 2021 and 2022, as reported in the 2022 Summary Compensation Table. The decrease in Mr. Penegor’s compensation for 2022 was primarily driven by the Company’s operational and financial performance in 2021 that resulted in an annual cash incentive payout for 2021 at 200% of target.

GLOBAL SYSTEMWIDE SALES

Our accelerated, efficient growth strategy has produced consistent global systemwide sales growth driven by global new restaurant development and increased same-restaurant sales, with global same-restaurant sales achieving a second consecutive year of double-digit growth on a two-year basis. During this three-year period, the Company’s global systemwide sales grew from $11.3 billion in 2020 to $13.3 billion in 2022, an increase of approximately 17%.

ADJUSTED EBITDA[6]

The Company’s operating success and resilient business model have continued to drive a higher quality of earnings, with accelerating global systemwide sales contributing to strong adjusted EBITDA growth in 2022. Adjusted EBITDA increased from $420.1 million in 2020 to $497.8 million in 2022, an increase of approximately 18%.

[6]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

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*Excludes the ~$18.3M impact of the settlement of the financial institutions case

FREE CASH FLOW[7]

The strength of the Company’s business model continues to generate resilient free cash flow that has enabled us to return significant cash to our stockholders, with a cumulative three-year free cash flow (excluding the settlement described below the chart) of approximately $657.9 million. Our free cash flow grew from $181.8 million in 2020 to $213.1 million in 2022, an increase of approximately 17%.

TOTAL STOCKHOLDER RETURN

In 2022, our total stockholder return outpaced the median performance of the S&P MidCap 400 index, ranking in the 62nd percentile. For the three-year period from 2020 to 2022, we delivered a total stockholder return that ranked in the 43rd percentile of the S&P MidCap 400 index.

As discussed above in “—Emphasis on Variable Compensation”, a substantial portion of our NEO compensation is delivered in the form of variable, performance-based compensation. This type of compensation is substantially dependent on our financial and operational results and, with respect to our long-term equity awards, the performance of our Common Stock, which are important components of our executive compensation strategy. This compensation framework establishes a strong alignment between our executive compensation and the interests of our stockholders and supports our ability to attract, motivate and retain executive talent by rewarding our executives when they generate value for our stockholders. Our pay-for-performance strategy has resulted in executive compensation that we believe is reasonable and aligned with achievement of the Company’s business objectives.

[7]	Please refer to Annex A for a reconciliation of non-GAAP financial measures.

48        The Wendy’s Company 2023 Proxy Statement

ELEMENTS OF EXECUTIVE COMPENSATION

The primary components of our executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives	• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

HOW EXECUTIVE COMPENSATION IS DETERMINED

On an annual basis, the Committee reviews the effectiveness of our executive compensation philosophy and program and the performance of our senior executives and establishes the executive compensation program for the current year. In determining the appropriate compensation package for senior executives, the Committee, in consultation with FW Cook, considers a number of factors, including: (i) Company and individual performance; (ii) scope of responsibilities and relative importance of each role; (iii) qualifications and experience; (iv) the Chief Executive Officer’s recommendations with respect to the performance and compensation of our other executive officers; (v) competitive market practice; (vi) internal pay equity; (vii) recruiting considerations; (viii) alignment with stockholder interests; and (ix) creation of long-term stockholder value.

The Committee believes that the consideration of these factors is effective in maintaining a strong link between executive compensation and Company performance, as reflected by the Company’s consistent and strong earnings, sales and cash flows, as well as accelerating new restaurant growth, stockholder returns and the Company’s ability to attract and retain a highly qualified and motivated leadership team.

Throughout the year, the Committee also reviews tally sheets prepared by management that quantify the elements of each senior executive’s total direct compensation. The Committee uses the tally sheets to obtain a complete picture of the compensation accumulated by each senior executive, including accumulated equity value and potential severance.

Peer Group Companies and the Use of Competitive Market Data

In establishing compensation levels for senior executives, the Committee considers competitive market, industry and peer group data, including: (i) data from companies with comparable revenue size included in the Willis Towers Watson U.S. General Industry Executive Compensation Survey Report (“General Industry Data”); (ii) data from the Chain Restaurant Total Rewards Association Executive and Management Compensation Survey Report (“Restaurant Industry Data”); and (iii) with respect to certain senior executive positions (including our Chief Executive Officer, Chief Financial Officer, President, U.S. and Chief Commercial Officer and President, International and Chief Development Officer), data from our industry peer group.8 This data is one of several factors considered by the Committee in setting executive compensation each year, together with the other factors and considerations described above under the caption “—How Executive Compensation is

[8]

With respect to the Committee’s review of General Industry Data (931 companies) and Restaurant Industry Data (80 companies): (i) the Committee does not select the companies that provide information for the surveys; (ii) the aggregate survey data is size-adjusted using a methodology that reflects the Company’s global systemwide sales and revenue prior to being provided to the Committee; and (iii) the Committee does not link information back to particular companies as the aggregate survey data is reported by executive position and not by company. The Committee utilizes this broad-based, third-party survey data to gain a general understanding of the current compensation practices and trends in the market and the restaurant industry. As described above, competitive market practice is only one of several factors considered by the Committee when approving the elements and amounts of compensation awarded to senior executives.

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Determined.” The Committee generally sets target total direct compensation for our executives to be competitive with the market, industry and peer group data and other factors described above.

The Committee, with support from FW Cook, annually reviews and approves the composition of our peer group. As part of this review, the Committee considers specific criteria and recommendations from FW Cook regarding companies to be added or removed from the peer group. In selecting our peer group for 2022, the Committee considered companies from the restaurant industry that reported systemwide revenue and a market capitalization within a reasonable range of the Wendy’s system (i.e., revenue from both Company-operated restaurants and franchised restaurants) and the Company’s market capitalization. The Committee also considered other factors, including, for example, whether the peer group company considers Wendy’s as a peer or whether the peer group company is a direct competitor, talent competitor or key industry peer of the Company.

The industry peer group used for purposes of the Company’s 2022 executive compensation program included the companies identified in the following table.

2022 EXECUTIVE COMPENSATION PEER GROUP COMPANIES*

Bloomin’ Brands, Inc.	Dine Brands Global, Inc.	Restaurant Brands International Inc.

Brinker International, Inc.	Domino’s Pizza, Inc.	Starbucks Corporation

Chipotle Mexican Grill, Inc.	Jack in the Box Inc.	Texas Roadhouse, Inc.

Cracker Barrel Old Country Store, Inc.	McDonald’s Corporation	YUM! Brands, Inc.

Darden Restaurants, Inc.	Papa John’s International Inc.

*

In August 2021, the Committee, in consultation with FW Cook, removed Dunkin’ Brands Group, Inc. as a result of its acquisition in December 2020 and added McDonald’s Corporation, which change was effective for purposes of the Company’s 2022 executive compensation program.

The Company ranked near the median in market capitalization and between the median and 75th percentile in the systemwide revenues versus the industry peer group for 2022. The industry peer group is also used for competitive analyses of director compensation, as discussed under the caption “Compensation of Directors.”

Incentive Compensation Performance Measures for 2022

In determining the appropriate incentive compensation award levels for our senior executives, the Committee and the Performance Compensation Subcommittee (the “Subcommittee”) consider the Company’s achievement of pre-established performance targets focused on a balanced mix of value-driving performance measures. For the 2022 incentive compensation program, the Committee and the Subcommittee approved performance measures designed to measure the Company’s earnings, sales growth, execution of its Good Done Right ESG strategy, cash flows and market performance, as shown in the following table.

INCENTIVE COMPENSATION COMPONENT	PERFORMANCE MEASURES
Annual Cash Incentive	• Adjusted EBITDA • Global Systemwide Sales Growth • ESG Performance Measure

Performance Units – 60% of Long-Term Equity Incentives	• Cumulative Three-Year Free Cash Flow • Three-Year Total Stockholder Return Relative to S&P MidCap 400

These performance measures and the framework of our executive compensation program, including the reintroduction of global systemwide sales growth and the inclusion of the ESG Performance Measure, are further discussed below under the caption “—Compensation Decisions for 2022.” The Committee and the Subcommittee determined that for 2022, these performance measures were appropriate and consistent with our executive compensation philosophy

50        The Wendy’s Company 2023 Proxy Statement

because the measures: (i) aligned with the earnings and cash flows expectations of our Board, management and stockholders; (ii) served as key indicators of our business operating and strategic performance; and (iii) held our executives accountable for driving strong financial and strategic results and stockholder returns over annual and multiyear performance periods.

2022 Non-GAAP Financial Measures

For 2022, the Company identified certain non-GAAP financial measures, including adjusted EBITDA, global systemwide sales growth and free cash flow, as internal measures of the Company’s business operating performance and as external measures of performance against our peers and competitors. Please refer to Annex A for further discussion regarding non-GAAP measures and for reconciliations of certain of these non-GAAP financial measures. The Committee determined that using these measures for our executive compensation program provided our stockholders with a meaningful perspective of how our executive incentive compensation links to the underlying operating performance of our current business and enables our stockholders to better understand and evaluate our historical and prospective operating performance as it relates to executive incentive compensation awards. The Committee determined that the use of adjusted EBITDA reflected the importance of maintaining focus on driving profitability, while the use of global systemwide sales growth reflected the importance of sales growth to the Company’s strategic vision and its underlying financial and operational performance. In addition, the Committee determined that free cash flow is an important liquidity measure that communicates how much cash flow is available for working capital needs or to be used for investing in growth, repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash. For 2022, the Committee believed that adjusted EBITDA, global systemwide sales growth and free cash flow were appropriate for our executive compensation program and important supplemental measures of the Company’s operating performance because these measures eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures.

COMPENSATION DECISIONS FOR 2022

Base Salary

In February 2022, the Committee reviewed the base salaries for the Company’s senior executives, taking into account individual and Company performance, internal pay equity and the other factors described under the caption “—How Executive Compensation is Determined.” After consulting with FW Cook and considering recommendations from the Chief Executive Officer with respect to other senior executives, the Committee approved base salary increases for certain executives to be effective April 4, 2022, including Mr. Penegor ($50,000), Mr. Plosch ($25,000), Mr. Kane ($25,000), Ms. Pringle ($25,000) and Mr. Vasconi ($20,000).

Guiding Principles for Annual and Long-Term Incentive Plans

In February 2022, the Committee and the Subcommittee approved the 2022 annual cash incentive and long-term equity incentive compensation framework for senior executives. The design of the 2022 annual and long-term incentive plans was guided by the following key principles:

•	Drive growth over the prior year. Growth over the prior year is generally required for incentive payouts.

•

Reward executives consistent with external outlook. Payout levels were designed to motivate and reward performance that is equal to or greater than the Company’s external outlook to align executives’ interests with those of our stockholders.

•

Align executive compensation with Company performance relative to restaurant industry competitors. Performance goals were established at the beginning of the performance period taking into consideration the recent and expected performance of the Company’s peers.

•

Establish challenging and appropriate incentive performance goals. Incentive design and payouts were structured to support achievement of the Company’s business and financial goals set forth in the Company’s annual operating plan, with achievement of performance targets resulting in target incentive payouts and outperformance of business goals providing for additional compensation opportunities.

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Annual Cash Incentive Compensation

Design of the 2022 Annual Incentive Plan

In February 2022, the Committee approved the 2022 annual incentive plan for the Company’s senior executives, including the adoption of certain revisions to the design of the Company’s annual cash incentive program. For the 2022 annual incentive plan, in addition to maintaining the use of adjusted EBITDA as a financial performance measure (weighted at 60%), the Committee (i) approved the reintroduction of global systemwide sales growth as an additional financial performance measure (weighted at 30%) and (ii) approved the inclusion of the ESG Performance Measure as a third performance measure (weighted at 10%).

The graphic below illustrates the weighting for the 2022 annual incentive plan:

In selecting the two financial performance measures, the Committee noted that adjusted EBITDA is a key earnings measure and reflects the Company’s focus on increasing operating profitability, while global systemwide sales growth is a key growth measure and represents a fundamental operating performance measure for the Company’s business. The Committee also noted that adjusted EBITDA and global systemwide sales growth are prevalent restaurant industry measures, the attainment of which can drive financial and operational success and stockholder value.

Design of the ESG Performance Measure

In approving the inclusion of the ESG Performance Measure in the 2022 annual incentive plan, the Committee recognized the importance of executing against the Company’s Good Done Right ESG strategy to drive positive change and reflect the growing importance of ESG topics to the Company’s business and stockholders. The Committee determined that the Company’s level of achievement against the ESG Performance Measure in 2022 would be determined by assessing the Company’s progress against several key performance indicators related to the Company’s long-term goals across the Food, People and Footprint pillars of its Good Done Right ESG strategy.

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The following table summarizes the ESG Performance Measure scorecard utilized by the Committee, including the three equally weighted pillars, long-term goals, key performance indicators, highlights of 2022 achievements and actual scorecard results as determined by the Committee in February 2023.

2022 ESG PERFORMANCE MEASURE SCORECARD

PILLAR	SCORECARD METRICS	ACHIEVEMENT HIGHLIGHTS

2022 Progress: Met Expectations (3 rating on 5-pt scale)

Long-Term Goal: Responsibly source Top 10 food categories by 2030 in the U.S. and Canada.

Key Performance Indicators:

•   Communicate responsible sourcing criteria to Top 10 category suppliers; identify preliminary roadmap and timeline for each category

•   Resource and implement technology platform to track and report on activity/progress

•   Begin to gather information from suppliers via identified technology platform by year-end

•   Developed responsible sourcing criteria for suppliers in scope of the goal with roadmap and timeline for each category

•   Identified and implemented a technology platform

•   Engaged with suppliers, inviting participation of ~50% of targeted suppliers to share ESG information via the technology platform

•   Completed the 100% transition of pork suppliers in the U.S. and Canada to open pen/group housing for confirmed pregnant sows, in line with the Company’s original 10-year goal from 2012

2022 Progress: Exceeded Expectations (4 rating on 5-pt scale)

Long-Term Goal: Increase the representation of underrepresented populations among Company leadership and management, as well as the diversity of Wendy’s franchisees.

Key Performance Indicators:

•   Implement recruitment processes to expand diverse talent pipelines; launch new initiatives to attract new franchisees across underrepresented groups

•   Expand diversity, equity and inclusion (DE&I) training

•   Support thriving Employee Resource Groups (“ERGs”)

•   Publish employee demographic information by level, gender and ethnicity on an annual basis

•   Exceeded goals to increase representation for management and leadership; on pace for goals to increase representation in franchise system

•   Launched new trainings reinforcing key DE&I focus areas

•   Launched new Caregiver ERG and continued support of thriving ERG community; supported employee and community events for all ERGs on a quarterly basis

•   Launched “Own Your Opportunity” generating a substantial number of leads for diverse franchise candidates

2022 Progress: Exceeded Expectations (4 rating on 5-pt scale)

Long-Term Goals: Sustainably source 100% of consumer-facing packaging by 2026. Benchmark, track and reduce Scope 1, 2 and 3 greenhouse gas (“GHG”) emissions and set a science-based target by the end of 2023.

Key Performance Indicators:

•   Continue progress toward setting a validated science-based target for GHG emissions by year-end 2023

•   Report publicly on progress through Corporate Responsibility report and CDP climate survey

•   Continue transition of all consumer-facing packaging to meet the packaging sustainability goal by 2026 with new beverage cups and recycling/education initiatives

•   Completed the process of setting a validated science-based target and received validation of science-based target from SBTi in November 2022; target publicly announced February 2023, nearly a year ahead of schedule

•   Published Scope 1, 2 and 3 (partial) emissions data to CDP in July 2022

•   Transitioned more than 50% of packaging to meet the packaging sustainability goal

•   Launched in-restaurant recycling pilot in certain Chicago-area restaurants

2022 Aggregate ESG Performance Measure Scorecard Rating = Exceeded Expectations (equating to a weighted performance rating of 3.7 on a 5-point scale)

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Results under the 2022 Annual Incentive Plan

The following table identifies the performance metrics, incentive opportunities and actual results achieved under the 2022 annual incentive plan.

DESIGN OF 2022 ANNUAL INCENTIVE PLAN

PERFORMANCE METRIC	WEIGHT	THRESHOLD (50% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	2022 ACTUAL ACHIEVEMENT	2022 ACTUAL PAYOUT%	WEIGHTED PAYOUT%

Adjusted EBITDA[9]	60%	$470M	$500M	$550M	$490.5M	84.0%	50.4%

Global Systemwide Sales Growth[10]	30%	5.0%	7.0%	15.0%	6.8%	94.2%	28.2%

ESG Performance Measure Scorecard Rating[11]	10%	2	3	5	3.7	135.0%	13.5%

2022 Total Payout %							92.1%

Payouts under the 2022 Annual Incentive Plan

The following table shows the target opportunities and actual payouts for the NEOs under the 2022 annual incentive plan. The target payout levels are expressed as a percentage of base salary in effect as of the end of 2022. In no event may an executive’s payout exceed the maximum incentive award opportunity established for that individual. The actual payouts for the NEOs were approved by the Committee in February 2023 based on the Company’s 2022 adjusted EBITDA performance, global systemwide sales results and ESG Performance Measure scorecard rating.

TARGET PAYOUT LEVELS AND ACTUAL PAYOUTS UNDER 2022 ANNUAL INCENTIVE PLAN

PARTICIPANT	ANNUAL SALARY ($)	INCENTIVE TARGET AS % OF SALARY	ANNUAL INCENTIVE TARGET ($)	WEIGHTED PAYOUT % ACHIEVED FOR 2022	TOTAL 2022 ANNUAL INCENTIVE PAYOUT ($)

Todd A. Penegor	1,150,000	150%	1,725,000	92.1%	1,588,725

Gunther Plosch	720,000	100%	720,000	92.1%	663,120

Kurt A. Kane	770,000	100%	770,000	92.1%	709,170

Abigail E. Pringle	650,000	100%	650,000	92.1%	598,650

J. Kevin Vasconi	630,000	100%	630,000	92.1%	580,230

[9]

“Adjusted EBITDA” for purposes of the 2022 annual incentive plan is defined as earnings for fiscal 2022 before interest, taxes, depreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2022 earnings release and (ii) to exclude the impact of any other specific non-recurring and unusual items or other adjustments to the extent approved by the Committee. For purposes of the 2022 annual incentive plan, the specific adjustments applied in calculating Adjusted EBITDA from the Company’s reported 2022 financial results are shown in Annex A.

[10]

“Global Systemwide Sales” for purposes of the 2022 annual incentive plan is defined as sales for fiscal 2022 by both Company-operated restaurants and franchised restaurants across the Wendy’s system, including both the U.S. and International segments. For International restaurants, local currency sales are converted at constant foreign exchange rates consistent with the Company’s external financial reporting definitions to determine sales in U.S. dollars. Due to the highly inflationary economy and volatility of sales in Argentina, the contributions from that country were excluded.

[11]

The Committee determined the Company’s level of achievement with respect to the ESG Performance Measure by utilizing a 5-point scale based on a scorecard approach, where an aggregate rating of “1” (or significantly underperforming expectations) would result in a 0% payout, an aggregate rating of “3” (or meeting expectations) would result in a 100% payout and an aggregate rating of “5” (or significantly exceeding expectations) would result in a 200% payout. Each of the Food, People and Footprint pillars was equally weighted, resulting in the overall scorecard score of a 3.7 for the ESG Performance Measure in 2022.

54        The Wendy’s Company 2023 Proxy Statement

Long-Term Equity Incentive Compensation

In February 2022, the Subcommittee approved the 2022 long-term equity incentive compensation framework for senior executives. Consistent with the prior year, 2022 long-term equity incentive awards consisted of performance units (60%) and stock options (40%), as summarized in the following table.

DESIGN OF 2022 LONG-TERM INCENTIVE PLAN

COMPONENT	WEIGHT	VESTING	TIMING OF GRANT[12]	RATIONALE

Performance Units	60%	• Three-year cliff vesting, subject to the Company’s achievement of pre-determined, objective performance metrics.	• Granted first quarter (February 2022). • Performance metrics are established at the beginning of a three-year performance period.

•  Value is dependent on the Company’s achievement of multiyear strategic business objectives and the price of our Common Stock.

•  Cliff vesting requires executives to remain with the Company through the performance period to be eligible to realize the full value of the award.

Stock Options	40%	• Three-year ratable vesting.	• Granted third quarter (August 2022). • Consistent with historical practice and the timing of long-term equity awards to other eligible employees.	• Delivers value only if the price of our Common Stock increases. • Aligns the interests of executives with the long-term interests of stockholders.

[12]

The Subcommittee has not adopted any formal policy to time the grant of equity awards with the release of non-public information and retains discretion to determine the grant dates for annual and special equity awards taking into account all relevant factors. All stock options granted to senior executives during 2022 as part of the 2022 compensation program were issued during open trading windows established under the Company’s Securities Trading Policy.

        The Wendy’s Company 2023 Proxy Statement        55

2022 Performance Unit Awards. The extent of the vesting and payout of the 2022 performance unit awards is based on the Company’s achievement of the performance goals under two equally-weighted performance measures – cumulative free cash flow and relative total stockholder return—over a three-year performance period (January 3, 2022 through December 29, 2024), as described in the following table.

PERFORMANCE METRICS FOR 2022 PERFORMANCE UNIT AWARDS

PERFORMANCE METRIC	WEIGHT	THRESHOLD (37.5% PAYOUT)	TARGET (100% PAYOUT)	MAXIMUM (200% PAYOUT)	RATIONALE
Free Cash Flow, Cumulative Three-Year[13] (Compounded Annual Growth Rate)	50%	7.7%	10.3%	14.4%

•  Motivates executives to achieve consistent, long-term liquidity growth.

•  Rewards executives based on an internal operating measure with clear line of sight.

•  Aligns with investor expectations for positive three-year free cash flow targets.

Relative Total Stockholder Return (Ranking vs. S&P MidCap 400)	50%	25th Percentile	50th Percentile	≥ 90th Percentile	• Motivates executives to drive superior, long-term growth in share price and dividends. • Rewards executives based on the Company’s relative performance compared to a broad market index.

In determining the metrics for the 2022 long-term incentive plan, the Subcommittee considered that the metrics reflect the Company’s growth-oriented goals under our long-term strategic business plan, directly link executive compensation with the Company’s long-term performance and reinforce our pay-for-performance philosophy. Further, the Subcommittee selected these two performance measures in recognition of compensation governance best practices and marketplace trends to reflect a significant portion of performance-based pay in executive compensation plans and to utilize multiple performance measures in long-term incentive plan design.

Following the end of the performance period, the Subcommittee will review the extent to which the performance metrics have been achieved under the 2022 long-term incentive plan and will determine the number of shares of Common Stock that are issuable to each participant. Under the terms of the awards, there is no vesting of performance units if actual performance falls below threshold levels of performance. Consistent with prior year awards, the performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

[13]

With respect to the 2022 performance unit awards, “free cash flow” was defined as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the Company’s U.S. and Canadian national advertising funds and any excess/deficit of advertising funds revenue over advertising funds expenses included in net income, each as prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reported in the Company’s fiscal 2022, 2023 and 2024 Consolidated Statements of Cash Flows, as adjusted (A) within the “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2022, 2023 and 2024 earnings release and (B) to exclude the impact of (1) changes in tax law, accounting standards or principles, or other laws or regulations affecting the Company’s reported results, (2) any cash flow impacts resulting from the Company’s fiscal 2022 debt raise transaction within its securitized debt facility, (3) any other specific non-recurring and unusual items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable fiscal year and (4) any other adjustments to the extent approved by the Committee. Each adjustment made pursuant to the preceding sentence shall be calculated by reference to the applicable line item on the Company’s Consolidated Statements of Cash Flows or the applicable account or journal entry on the Company’s general ledger.

56        The Wendy’s Company 2023 Proxy Statement

Grant Date Target Value of 2022 Long-Term Equity Incentive Awards. In determining the grant date target value of Mr. Penegor’s 2022 long-term equity incentive award, the Subcommittee discussed Mr. Penegor’s performance in 2021, including quantitative and qualitative measures related to the Company’s overall financial performance, progress made across the Company’s strategic growth pillars, the performance of the U.S. and International businesses, global development and other focus areas. The Subcommittee also discussed competitive market compensation data and other information provided by FW Cook, as well as Mr. Penegor’s individual and strategic objectives for 2022. After considering the foregoing and all other relevant factors, the Subcommittee determined that a 2022 long-term equity incentive award with a grant date target value of $5,250,000 was appropriate for Mr. Penegor.

The Subcommittee determined the grant date target value of the 2022 long-term equity incentive awards for other senior executives, including Mr. Plosch, Mr. Kane, Ms. Pringle and Mr. Vasconi, by assessing the impact of the value of these awards on each executive’s target total direct compensation, competitive market practices and other relevant factors, such as internal pay equity, individual and Company performance, the value of prior year awards, the terms of individual employment arrangements (where applicable) and recommendations from Mr. Penegor. See the “2022 Grants of Plan-Based Awards” table for additional information.

ADDITIONAL COMPENSATION DECISIONS

Vesting of 2020 Performance Unit Awards

In 2020, the Subcommittee awarded performance units to the Company’s senior executives, including Messrs. Penegor, Plosch and Kane and Ms. Pringle, as part of the Company’s 2020 executive compensation program. The performance units vested at the conclusion of the three-year performance period (December 30, 2019 through January 1, 2023), based on the Company’s achievement of two equally weighted performance measures—cumulative free cash flow and relative total stockholder return—over such performance period. The performance goals, actual achievements and payout levels are described in the following two tables.

	FREE CASH FLOW[14]		RELATIVE TOTAL STOCKHOLDER RETURN

PERFORMANCE	VALUE	PAYOUT AS % OF TARGET	RANKING VS. S&P MIDCAP 400	PAYOUT AS % OF TARGET

Threshold Level	$680M	37.5%	25th Percentile	37.5%

Above Threshold	$725M	75.0%	37.5th Percentile	75.0%

Target Level	$765M	100.0%	50th Percentile	100.0%

Above Target	$820M	150.0%	75th Percentile	150.0%

Maximum Level	$870M	200.0%	≥ 90th Percentile	200.0%

Actual Achievement	$709.7M	62.3%	41.0 Percentile	82.0%

[14]

With respect to the 2020 performance unit awards, “free cash flow” was defined as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the Company’s U.S. and Canadian national advertising funds and any excess/deficit of advertising funds revenue over advertising funds expenses included in net income, each as prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and reported in the Company’s fiscal 2020, 2021 and 2022 Consolidated Statements of Cash Flows, as adjusted (A) within the “Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow” (or similarly titled non-GAAP reconciliation table) as presented in the Company’s fiscal 2020, 2021 and 2022 earnings release and (B) to exclude the impact of (1) changes in applicable accounting standards or principles, (2) the settlement of the financial institutions class action lawsuit related to the 2015 and 2016 criminal cyberattacks, (3) any other specific non-recurring and unusual items as described in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable fiscal year and (4) any other adjustments to the extent approved by the Committee. Each adjustment made pursuant to the preceding sentence shall be calculated by reference to the applicable line item on the Company’s Consolidated Statements of Cash Flows or the applicable account or journal entry on the Company’s general ledger. Consistent with this definition, the impacts of the following items were excluded from the calculation of “free cash flow” for purposes of the 2020 performance unit awards: (x) the settlement of the financial institutions case (resulting in an increase of free cash flow of $18.3 million for 2020); (y) the Company’s investments in an Enterprise Resource Planning (ERP) system (resulting in an increase of free cash flow of $15.6 million for 2021 and $29.4 million for 2022); and (z) the completion of a debt financing transaction under the Company’s securitized financing facility in the first quarter of 2022 (resulting in an increase of free cash flow of $6.9 million for 2022).

        The Wendy’s Company 2023 Proxy Statement        57

	ATTAINED AND WEIGHTED PERFORMANCE AS % OF TARGET
MEASURE	ATTAINMENT PER MEASURE	WEIGHTED ATTAINMENT

Free Cash Flow (50%)	62.3%	31.1%

Relative Total Stockholder Return (50%)	82.0%	41.0%

Total Weighted Payout		72.1%

In February 2023, the Subcommittee approved the Company’s weighted achievement of the cumulative free cash flow and relative total stockholder return performance goals and approved share payouts equal to 72.1% of the performance unit awards to senior executives, including Mr. Penegor (65,589 shares), Mr. Plosch (18,533 shares), Mr. Kane (35,997 shares) and Ms. Pringle (31,361 shares). No discretionary adjustments were made to the performance metrics or payouts under the 2020 performance units.

COMPENSATION GOVERNANCE MATTERS

Clawback Provisions in Incentive Awards

All of the cash and equity incentive awards granted to senior executives and other eligible participants during 2022 contain clawback provisions in favor of the Company, as described below.

•

In the event of a material restatement of the Company’s financial statements, the Committee will review the facts and circumstances underlying the restatement (including any potential wrongdoing by the participant) and may, in its sole discretion, direct the Company to recover all or a portion of the award or any gain realized on the vesting, exercise or settlement of the award.

•

If a participant has engaged in any “detrimental activity”, the Company may cancel the award and require the participant to return the award or any gain realized on the vesting, exercise or settlement of the award.

If the Company is required by law to include an additional clawback or forfeiture provision in an outstanding award, then such provision will apply to the award as if it had been included in the award on its grant date. The Committee will continue to evaluate potential changes to its clawback provisions and award agreements in light of the final rules adopted by the SEC in October 2022 to implement the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”).

Stock Ownership and Retention Guidelines

The Board of Directors has adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors (the “Stock Ownership and Retention Guidelines”) that require executive officers and directors to own a specified number of shares of Common Stock based on the executive’s annual base salary or the director’s annual cash retainer for serving on the Board. The Stock Ownership and Retention Guidelines, which are described under the caption “Stock Ownership and Retention Guidelines for Executive Officers and Directors,” are intended to encourage executives and directors to maintain a long-term equity stake in the Company, align the interests of executives and directors with the interests of stockholders and promote the Company’s commitment to sound corporate governance.

Employment Arrangements with our NEOs

The Company does not utilize formal employment agreements with its NEOs. The Company believes this practice is a responsible approach aligned with stockholder interests and best practice. Employment arrangements for our NEOs are governed by the terms of their individual employment offers, as well as the Company’s Executive Severance Pay Policy (the “Executive Severance Policy”) and applicable confidentiality and non-compete agreements. Please refer to “Employment Arrangements and Potential Payments Upon Termination or Change in Control” for additional information on the employment arrangements and a summary of the key provisions related to termination of employment for the NEOs, including following a change in control.

Anti-Hedging Policy

The Board of Directors has adopted a Securities Trading Policy to assist the Company’s directors, officers and employees in complying with securities laws and avoiding even the appearance of improper conduct. Under this policy, the Company’s directors, officers and employees, as well as certain close family members of such persons, are prohibited from engaging in speculative transactions, including speculative transactions that are intended to hedge or offset the

58        The Wendy’s Company 2023 Proxy Statement

value of Company securities. Specifically, directors, officers and employees: (i) may not sell Company securities that are not then owned (including sales with delayed delivery); (ii) may not engage in transactions in publicly traded options of Company securities, such as puts, calls and other derivative securities; (iii) may not purchase Company securities on margin; (iv) may not engage in any other hedging transactions, such as forward sales, zero-cost collars and similar transactions, without pre-clearance from the Company’s Chief Legal Officer or legal department; and (v) are discouraged from pledging or hypothecating Company securities. Additionally, the Company’s directors and executive officers may not sell Company securities within six months of their purchase on the open market.

Furthermore, Company securities held in a margin account or otherwise pledged as collateral for a loan do not count toward satisfaction of the applicable Common Stock ownership requirement under the Company’s Stock Ownership and Retention Guidelines. As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

Accounting Considerations

The Committee and Subcommittee take into consideration the accounting costs associated with long-term equity incentive awards granted to senior executives and other eligible employees. Under GAAP, grants of stock options, performance units and other share-based awards result in an accounting charge for the Company. In designing the executive compensation program, the Committee and Subcommittee consider the accounting implications of equity awards, including the estimated cost for financial reporting purposes and the aggregate grant date fair value computed in accordance with FASB ASC Topic 718.

Consideration and Frequency of Annual Stockholder Say-on-Pay Vote

In accordance with the Dodd-Frank Act, the Company provides stockholders with the opportunity to cast an annual advisory vote to approve the compensation of the NEOs (i.e., an annual “say-on-pay” vote), as discussed under the caption “Proposal 3—Advisory Resolution to Approve Executive Compensation.” At the Company’s 2022 annual meeting of stockholders, approximately 97% of the votes cast on the say-on-pay resolution were voted in favor of the compensation of our named executive officers for 2021, as disclosed in the Company’s definitive proxy statement for the 2022 annual meeting of stockholders filed with the SEC on March 31, 2022. In August 2022, the Committee considered those voting results and determined that no changes to the Company’s executive compensation program were warranted at that time.

Pursuant to the Dodd-Frank Act, the Company is also asking stockholders to vote on whether future advisory say-on-pay votes on executive compensation should occur every year, every two years or every three years (i.e., a “say-on-frequency” vote), as discussed under the caption “Proposal 4—Advisory Resolution on the Frequency of Future Advisory Votes on Executive Compensation.” The Board of Directors, upon the recommendation of the Committee, has determined that holding a say-on-pay vote every year is the most appropriate alternative for us and allows our stockholders to express their collective views and provide timely, direct input on the Company’s executive compensation program and practices. The Committee will continue to review the design of the executive compensation program in light of future say-on-pay votes, developments in executive compensation and the Company’s pay-for-performance philosophy to ensure that the executive compensation program continues to serve the best interests of the Company and its stockholders.

        The Wendy’s Company 2023 Proxy Statement        59

2022 SUMMARY COMPENSATION TABLE

This 2022 Summary Compensation Table sets forth the salary, bonus, cash incentive awards, equity incentive awards and all other compensation that was earned by, or paid or awarded to, the following Named Executive Officers for 2022, 2021 and 2020:

•	The Company’s President and Chief Executive Officer, Todd A. Penegor;

•	The Company’s Chief Financial Officer, Gunther Plosch;

•	The Company’s three most highly compensated executive officers during 2022 (other than Messrs. Penegor and Plosch) who were serving as executive officers at the end of 2022:

O	Kurt A. Kane, former President, U.S. and Chief Commercial Officer;

O	Abigail E. Pringle, President, International and Chief Development Officer; and

O	J. Kevin Vasconi, Chief Information Officer

NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	STOCK AWARDS ($) (1)	OPTION AWARDS ($) (2)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (3)	ALL OTHER COMPENSATION ($) (4)	TOTAL ($)

Todd A. Penegor (President and CEO)	2022	1,134,384	—	3,149,967	2,099,999	1,588,725	32,238	8,005,313
	2021	1,084,521	—	3,149,977	2,099,997	3,300,000	35,238	9,669,733
	2020	1,046,164	—	2,299,978	2,299,997	1,496,250	71,385	7,213,774

Gunther Plosch (CFO)	2022	711,795	—	1,079,984	720,000	663,120	29,000	3,203,899
	2021	684,370	—	929,988	619,994	1,390,000	28,400	3,652,752
	2020	656,082	—	649,965	649,997	627,000	28,846	2,611,890

Kurt A. Kane (former President, U.S. and CCO)	2022	761,658	—	1,139,968	759,996	709,170	32,600	3,403,392
	2021	731,740	—	1,139,973	759,994	1,490,000	32,000	4,153,707
	2020	694,630	—	1,762,446	762,497	665,000	28,846	3,913,419

Abigail E. Pringle (President, International and CDO)	2022	641,986	—	929,985	619,997	598,650	29,000	2,819,618
	2021	617,055	—	929,988	619,994	1,250,000	28,400	3,445,437
	2020	597,205	—	1,599,915	599,998	570,000	28,846	3,395,964

J. Kevin Vasconi (CIO)	2022	623,288	—	479,988	319,994	580,230	29,000	2,032,500
	2021	605,836	—	449,977	299,996	1,220,000	26,031	2,601,840
	2020	126,575	—	999,977	999,996	95,000	103,231	2,324,779

(1)

The amounts shown represent the aggregate grant date fair value of stock awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2022 Form 10-K for the assumptions made in determining these values.

The amounts shown for 2022 reflect the target grant date fair values of annual performance unit awards granted to the NEOs in February 2022 under the 2020 Omnibus Award Plan that are subject to the Company’s achievement of performance goals established by the Subcommittee for the performance period beginning January 3, 2022 and ending December 29, 2024. At maximum achievement levels, the grant date fair values of these awards would be as follows: Mr. Penegor, $6,299,934; Mr. Plosch, $2,159,968; Mr. Kane, $2,279,936; Ms. Pringle, $1,859,970; and Mr. Vasconi $959,976. For more information regarding the performance goals and potential payouts with respect to the 2022 performance unit awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2022—Long-Term Equity Incentive Compensation.”

(2)

The amounts shown represent the aggregate grant date fair value of stock option awards made to the NEOs in the year shown, computed in accordance with FASB ASC Topic 718. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2022 Form 10-K for the assumptions made in determining these values. For more information regarding the stock options granted to the NEOs in 2022, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2022—Long-Term Equity Incentive Compensation.”

60        The Wendy’s Company 2023 Proxy Statement

(3)

The amounts shown represent the annual cash incentive payouts received by the NEOs under the 2020 Omnibus Award Plan (with respect to 2022 and 2021) and the 2010 Omnibus Award Plan (with respect to 2020). For more information regarding the performance goals and potential payouts with respect to the 2022 cash incentive awards granted to the NEOs, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2022—Annual Cash Incentive Compensation.”

(4)	The following table sets forth the details of the “All Other Compensation” paid to the NEOs for 2022:

NAME	COMPANY CONTRIBUTIONS TO 401(K) PLAN ($) (a)	AUTOMOBILE ALLOWANCE ($)	OTHER PERQUISITES OR PERSONAL BENEFITS ($) (b)	TOTAL ($)

Todd A. Penegor	12,200	19,200	838	32,238

Gunther Plosch	12,200	16,800	—	29,000

Kurt A. Kane	12,200	16,800	3,600	32,600

Abigail E. Pringle	12,200	16,800	—	29,000

J. Kevin Vasconi	12,200	16,800	—	29,000

(a)	The amounts shown reflect matching contributions made by the Company to the NEOs’ respective 401(k) plan accounts.

(b)

The amount shown for Mr. Penegor includes the Company’s payment of certain residential security costs that were approved by the Compensation and Human Capital Committee following the Company’s review of potential security concerns related to Mr. Penegor’s service as the Company’s Chief Executive Officer, as well as a related tax assistance payment made by the Company. The amount shown for Mr. Kane reflects the Company’s reimbursement of medical expenses incurred under the Company’s executive physical examination program ($3,600). The Company adopted this program to encourage executive officers to have routine medical check-ups in an effort to maintain good health, identify health issues and drive productivity.

The Company owns fractional interests in corporate aircraft to enable its executives to safely and efficiently travel for business purposes. On certain occasions, an executive’s spouse or other family members may accompany the executive on the aircraft when the aircraft is already going to a specific destination for business purposes and has available seating. In those cases, the aggregate incremental cost to the Company, if any, is reported in “Other Perquisites or Personal Benefits” above.

        The Wendy’s Company 2023 Proxy Statement        61

2022 GRANTS OF PLAN-BASED AWARDS

The following table provides information concerning the annual cash incentive awards and long-term equity incentive awards granted to the NEOs in 2022.

NAME			ESTIMATED POSSIBLE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)	ALL OTHER OPTION AWARDS: NUMBER OF SECURITIES UNDERLYING OPTIONS (#) (3)	EXERCISE OR BASE PRICE OF OPTION AWARDS ($/Sh)	CLOSING MARKET PRICE ON DATE OF GRANT ($/Sh)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (4)
	GRANT DATE	APPROVAL DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)

Todd A. Penegor			862,500	1,725,000	3,450,000

	2/23/22	2/23/22				46,037	122,766	245,532	—	—	—	—	3,149,967

	8/12/22	8/4/22				—	—	—	—	331,832	21.40	21.40	2,099,999

Gunther Plosch			360,000	720,000	1,440,000

	2/23/22	2/23/22				15,784	42,091	84,182	—	—	—	—	1,079,984

	8/12/22	8/4/22				—	—	—	—	113,771	21.40	21.40	720,000

Kurt A. Kane			385,000	770,000	1,540,000

	2/23/22	2/23/22				16,660	44,429	88,858	—	—	—	—	1,139,968

	8/12/22	8/4/22				—	—	—	—	120,091	21.40	21.40	759,996

Abigail E. Pringle			325,000	650,000	1,300,000

	2/23/22	2/23/22				13,591	36,245	72,490	—	—	—	—	929,985

	8/12/22	8/4/22				—	—	—	—	97,969	21.40	21.40	619,997

J. Kevin Vasconi			315,000	630,000	1,260,000

	2/23/22	2/23/22				7,015	18,707	37,414	—	—	—	—	479,988

	8/12/22	8/4/22				—	—	—	—	50,564	21.40	21.40	319,994

(1)

Represents threshold, target and maximum payout levels based on 2022 performance for the annual cash incentive awards granted to the NEOs under the 2020 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see the caption “Compensation Discussion and Analysis—Compensation Decisions for 2022—Annual Cash Incentive Compensation.” The actual amounts paid to the NEOs pursuant to such awards based on Company performance during 2022 were as follows: Mr. Penegor, $1,588,725; Mr. Plosch, $663,120; Mr. Kane, $709,170; Ms. Pringle, $598,650; and Mr. Vasconi, $580,230. Such amounts are included in the “Non-Equity Incentive Plan Compensation” column of the 2022 Summary Compensation Table.

(2)

Represents threshold, target and maximum payout levels based on Company performance over a three-year period for performance unit awards granted to the NEOs under the 2020 Omnibus Award Plan. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2022—Long-Term Equity Incentive Compensation.” The performance units include dividend equivalent rights, representing the right to receive additional performance units in lieu of cash dividends paid with respect to the shares of Common Stock actually earned, if any, at the completion of the performance period.

(3)

Reflects stock options granted to the NEOs under the 2020 Omnibus Award Plan, each having an exercise price equal to the “fair market value” (i.e., the closing sales price) of the underlying shares of Common Stock on the grant date and expiring ten years from the grant date, unless sooner exercised or forfeited. All of the stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(4)

Represents the grant date fair value of equity awards granted to the NEOs, computed in accordance with FASB ASC Topic 718, disregarding any estimates of forfeitures related to performance-based vesting conditions. The grant date fair value of the performance unit awards granted to Messrs. Penegor, Plosch, Kane and Vasconi and Ms. Pringle on February 23, 2022 is based on achieving target levels of performance. See Note 16 (Share-Based Compensation) to the Company’s consolidated financial statements included in the 2022 Form 10-K for the assumptions made in determining those values.

62        The Wendy’s Company 2023 Proxy Statement

OUTSTANDING EQUITY AWARDS AT 2022 YEAR-END

The following table provides information concerning the unexercised stock options and unvested restricted stock unit and performance unit awards held by the NEOs as of the end of 2022.

	OPTION AWARDS				STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (1)	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE (2)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (3)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)	EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (3)
Todd A. Penegor	520,099	—	15.3550	8/11/2027
	454,589	—	18.5150	8/20/2028
	602,285	—	19.7100	8/9/2029
	256,251	128,126	22.3400	8/7/2030
	110,554	221,110	23.7000	8/13/2031
	—	331,832	21.4000	8/12/2032
							92,545 (4)	2,094,293
							306,070 (5)	6,926,364
							251,588 (6)	5,693,436
Gunther Plosch	133,346	—	18.5150	8/20/2028
	161,588	—	19.7100	8/9/2029
	72,418	36,210	22.3400	8/7/2030
	32,639	65,280	23.7000	8/13/2031
	—	113,771	21.4000	8/12/2032
							26,152 (4)	591,820
							90,362 (5)	2,044,892
							86,256 (6)	1,951,973
Kurt A. Kane	153,548	—	10.0875	8/12/2026
	112,021	—	15.3550	8/11/2027
	109,101	—	18.5150	8/20/2028
	155,468	—	19.7100	8/9/2029
	84,952	42,477	22.3400	8/7/2030
	40,010	80,020	23.7000	8/13/2031
	—	120,091	21.4000	8/12/2032
					22,722 (7)	514,199
							50,795 (4)	1,149,491
							110,766 (5)	2,506,635
							91,048 (6)	2,060,416
Abigail E. Pringle	65,951	—	9.8575	8/7/2025
	70,868	—	10.0875	8/12/2026
	80,015	—	15.3550	8/11/2027
	96,979	—	18.5150	8/20/2028
	123,639	—	19.7100	8/9/2029
	66,848	33,424	22.3400	8/7/2030
	32,639	65,280	23.7000	8/13/2031
	—	97,969	21.4000	8/12/2032
					22,722 (7)	514,199
							44,255 (4)	1,001,491
							90,362 (5)	2,044,892
							74,276 (6)	1,680,866
J. Kevin Vasconi	103,620	51,811	24.0200	10/19/2030
	15,793	31,587	23.7000	8/13/2031
	—	50,564	21.4000	8/12/2032
					43,612 (8)	986,940
							43,722 (5)	989,429
							38,336 (6)	867,544

        The Wendy’s Company 2023 Proxy Statement        63

(1)

All stock options vest and become exercisable in three equal installments on the first, second and third anniversaries of the grant date, subject to the executive’s continued employment on the applicable vesting date.

(2)	All stock options expire ten years from the grant date, unless sooner exercised or forfeited.

(3)	Based on $22.63 per share, which was the per share closing price of our Common Stock on December 30, 2022, the last trading day of fiscal 2022.

(4)

Represents payout levels based on achieving target performance levels over a three-year period (December 30, 2019 through January 1, 2023) for performance unit awards granted on February 19, 2020 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2022. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2020—Long-Term Equity Incentive Compensation” in the Company’s definitive proxy statement for the 2021 annual meeting of stockholders filed with the SEC on April 1, 2021. For information regarding the actual payouts with respect to such awards, see “Compensation Discussion and Analysis—Additional Compensation Decisions—Vesting of 2020 Performance Unit Awards.”

(5)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 4, 2021 through December 31, 2023) for performance unit awards granted on February 23, 2021 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2022. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period.

(6)

Represents payout levels based on achieving maximum performance levels over a three-year period (January 3, 2022 through December 29, 2024) for performance unit awards granted on February 23, 2022 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2022. Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during the performance period. For more information regarding the performance goals and potential payouts with respect to such awards, see “Compensation Discussion and Analysis—Compensation Decisions for 2022—Long-Term Equity Incentive Compensation” herein.

(7)

Reflects unvested restricted stock units granted to Mr. Kane and Ms. Pringle on February 19, 2020 under the 2010 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2022. The restricted stock units vest on February 19, 2024, subject to the executive’s continued employment on the vesting date. See “Employment Arrangements and Potential Payments Upon Termination or Change in Control—Severance Payments and Benefits for Kurt A. Kane” for further details regarding the treatment of Mr. Kane’s outstanding equity in connection with his departure from the Company on January 13, 2023.

(8)

Reflects unvested restricted stock units granted to Mr. Vasconi on October 19, 2020 under the 2020 Omnibus Award Plan, plus dividends accrued thereon as of the end of 2022. The restricted stock units vest on October 19, 2024, subject to Mr. Vasconi’s continued employment on the vesting date.

64        The Wendy’s Company 2023 Proxy Statement

OPTION EXERCISES AND STOCK VESTED DURING 2022

The following table provides information for 2022 concerning the exercise of stock options and vesting of stock awards granted to the NEOs in prior years.

	OPTION AWARDS		STOCK AWARDS

NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($) (1)
Todd A. Penegor	—	—	74,448 (2)	1,699,462
Gunther Plosch	—	—	19,971 (2)	455,888
Kurt A. Kane	—	—	18,757 (2)	428,175
Abigail E. Pringle	—	—	15,051 (2)	343,577
J. Kevin Vasconi	—	—	—	—

(1)	Based on the average of the high and low per share sales price of our Common Stock on the applicable vesting date.

(2)

Represents the number of shares of Common Stock earned with respect to performance unit awards granted on February 14, 2019 (and, with respect to Mr. Kane and Ms. Pringle, additional performance unit awards granted on August 9, 2019) for the performance period that began on December 31, 2018 and ended on January 2, 2022. The performance unit awards vested on March 2, 2022 at 67.8% of target following the Subcommittee’s determination of the Company’s level of achievement of the free cash flow (52.7% attainment) and relative total stockholder return (83.0% attainment) performance goals. The number of shares of Common Stock actually received by each individual was reduced by the withholding of shares (33,380 shares withheld by Mr. Penegor, 6,028 shares withheld by Mr. Plosch, 5,746 shares withheld by Mr. Kane and 4,748 shares withheld by Ms. Pringle) to pay income taxes associated with the value realized upon vesting.

        The Wendy’s Company 2023 Proxy Statement        65

EMPLOYMENT ARRANGEMENTS AND

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EMPLOYMENT ARRANGEMENTS—GENERALLY

The Company does not utilize formal employment agreements with its NEOs. Employment arrangements for our NEOs are governed by the terms of their individual employment offers, as well as the Executive Severance Policy.

Messrs. Penegor, Plosch and Vasconi are each subject to employment letters that were entered into when the respective individual joined the Company. The employment letters provided for initial base salaries and initial annual target cash incentive opportunities and also provided that each individual would be eligible to receive equity awards under the Company’s long-term incentive award program in effect for other senior executives. Copies of these employment letters have been filed with the SEC. Ms. Pringle, who first joined the Company in 2002 as a non-executive, does not have an employment letter, but is party to a non-compete and confidentiality agreement with the Company. Mr. Kane, who departed the Company on January 13, 2023, was also subject to an employment letter that was entered into when he joined the Company, a copy of which has also been filed with the SEC. The Compensation and Human Capital Committee reviews and updates the compensation arrangements for its NEOs on an annual basis.

The NEOs also have received equity awards under the 2010 Omnibus Award Plan and the 2020 Omnibus Award Plan (collectively, the “Omnibus Award Plans”), which provide for the accelerated vesting of certain awards in connection with a qualifying termination event. Awards granted under the Omnibus Award Plans are subject to “double-trigger” vesting requirements in connection with a “change in control” of the Company. This means that, in order for an outstanding award to be accelerated and become vested, a “change in control” must occur and the participant must be terminated without “cause” or for “good reason” following the change in control.

The Company considers these limited severance and change in control benefits to be an important part of our executive compensation program and consistent with competitive market practice. The Company believes that providing appropriate severance benefits helps to attract and retain highly qualified executives by mitigating the risks associated with leaving a previous employer and accepting a new position with the Company, and by providing income continuity following an unexpected termination. These arrangements also allow the Company to protect its interests through corresponding confidentiality, non-compete and other restrictive covenants in the event of an executive’s termination.

A summary of the key severance provisions in effect as of the end of 2022 for Mr. Penegor, Mr. Plosch, Mr. Kane, Ms. Pringle and Mr. Vasconi is set forth below. This summary is qualified in its entirety by reference to the complete text of the employment arrangement documents for the NEOs, the Executive Severance Policy and the Omnibus Award Plans, copies of which have been filed with the SEC.

EMPLOYMENT ARRANGEMENTS—KEY SEVERANCE PROVISIONS

TODD A. PENEGOR
Termination event:	Termination without “cause.”

Severance payments:	•	A cash payment equal to the sum of Mr. Penegor’s then-current base salary and actual cash incentive award paid for 2021, payable in biweekly installments for a period of 12 months ($4,450,000).

•

A cash payment equal to Mr. Penegor’s then-current base salary for an additional period of 12 months, payable in biweekly installments commencing 12 months after termination, offset by any compensation earned from subsequent employment ($1,150,000).

	•	A lump sum cash payment of $30,000.

•

A pro rata portion of Mr. Penegor’s annual cash incentive award for 2022, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives ($1,588,725).

Treatment of equity awards:	In the event of termination without “cause”:
•

All outstanding stock options and restricted stock units will vest pro rata (on a monthly basis) through the date of termination ($86,620) (Mr. Penegor did not have any outstanding restricted stock units at the end of 2022).

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) ($5,264,782).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date ($445,310).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Penegor did not have any outstanding restricted stock units at the end of 2022).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance ($5,184,413).

66        The Wendy’s Company 2023 Proxy Statement

GUNTHER PLOSCH, KURT A. KANE, ABIGAIL E. PRINGLE AND J. KEVIN VASCONI
Termination event:	Termination without “cause” or termination due to a change in control.

Severance payments:	•

In the event of termination without “cause”: A cash payment equal to the executive’s then-current base salary, payable in biweekly installments for a period of 18 months (Mr. Plosch, $1,080,000; Mr. Kane, $1,155,000; Ms. Pringle, $975,000; Mr. Vasconi, $945,000).

•

In the event of termination without “cause” within 12 months following a change in control: A cash payment equal to the sum of the executive’s then-current base salary and target annual cash incentive award for 2022, payable in biweekly installments for a salary continuation period of 18 months (Mr. Plosch, $1,800,000; Mr. Kane, $1,925,000; Ms. Pringle, $1,625,000; Mr. Vasconi, $1,575,000).

•

In either case, a pro rata portion of the executive’s annual cash incentive award for 2022, based on actual Company performance, payable in a lump sum on the date annual incentives are paid to other executives (Mr. Plosch, $663,120; Mr. Kane, $709,170; Ms. Pringle, $598,650; Mr. Vasconi, $580,230).

Treatment of equity awards:	In the event of termination without “cause”:
•

Continued vesting of all outstanding stock options during the 18-month salary continuation period. Any unvested stock options remaining outstanding as of the conclusion of the 18-month salary continuation period will be forfeited.

•

With respect to Mr. Plosch, Ms. Pringle and Mr. Vasconi, accelerated vesting, as of the termination date, of outstanding restricted stock units that would have vested had the executive continued in active employment through the end of the 18-month salary continuation period (Ms. Pringle, $514,199). All other unvested restricted stock units will be forfeited.

•

With respect to Mr. Kane, continued vesting, as of the termination date, of outstanding restricted stock units that would have vested had the executive continued in active employment through the end of the 18-month salary continuation period. All other unvested restricted stock units will be forfeited.

•

Vesting of outstanding performance units on a pro rata basis, based on the number of months worked prior to the executive’s termination date. Vesting will occur at the conclusion of the applicable performance period(s), based on actual performance for the entire performance period(s) (Mr. Plosch, $1,570,452; Mr. Kane, $2,296,879; Ms. Pringle, $1,937,520; Mr. Vasconi, $461,426).

In the event of termination without “cause” within 12 months following a change in control:

		•	Accelerated full vesting of outstanding stock options as of the termination date (Mr. Plosch, $150,439; Mr. Kane, $160,030; Ms. Pringle, $130,195; Mr. Vasconi, $62,194).

		•	Accelerated full vesting of outstanding restricted stock units as of the termination date (Mr. Kane, $514,199; Ms. Pringle, $514,199; Mr. Vasconi, $986,940).

•

Accelerated pro rata vesting (on a daily basis) of outstanding performance units based on actual performance through the termination date, if determinable; if undeterminable, accelerated pro rata vesting of outstanding performance units at target levels of performance (Mr. Plosch, $1,544,578; Mr. Kane, $2,267,046; Ms. Pringle, $1,913,061; Mr. Vasconi, $450,078).

EMPLOYMENT ARRANGEMENTS—RESTRICTIVE COVENANTS

As a condition to receiving any of the severance payments and benefits described above, the NEOs are required to comply with certain restrictive covenants as described below.

NAME	GENERAL RELEASE/ COVENANT NOT TO SUE	NON-COMPETE/NON-SOLICITATION	CONFIDENTIALITY/ NON-DISPARAGEMENT
Todd A. Penegor	✓	12 months (termination for “cause”) 24 months (termination without “cause”)	4 years
Gunther Plosch; Kurt A. Kane Abigail E. Pringle; J. Kevin Vasconi	✓	12 months (termination for “cause”) 18 months (termination without “cause”)	Unlimited

        The Wendy’s Company 2023 Proxy Statement        67

OMNIBUS AWARD PLANS—KEY SEVERANCE PROVISIONS

TYPE OF EQUITY AWARD	TERMINATION EVENT	IMPACT ON OUTSTANDING EQUITY AWARDS
Stock Options	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding stock options will fully vest (Mr. Penegor, $445,310; Mr. Plosch, $150,439; Mr. Kane, $160,030; Ms. Pringle, $130,195; Mr. Vasconi, $62,194).

Restricted Stock Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”	All outstanding restricted stock units will fully vest (Mr. Kane, $514,199; Ms. Pringle, $514,199; Mr. Vasconi, $986,940).

	Termination without “cause.”	All outstanding restricted stock units will vest pro rata (Mr. Kane, $374,937; Ms. Pringle, $374,937; Mr. Vasconi, $555,154).

Performance Units	Termination due to death or disability or termination without “cause” or for “good reason” within 12 months following a “change in control.”

All outstanding performance units will vest pro rata (on a daily basis) through the date of termination based on actual performance or, if actual performance cannot be reasonably assessed, then based on the assumed achievement of target performance (Mr. Penegor, $5,184,413; Mr. Plosch, $1,544,578; Mr. Kane, $2,267,046; Ms. Pringle, $1,913,061; Mr. Vasconi, $450,078).

Termination without “cause.”

All outstanding performance units will vest pro rata (on a monthly basis) through the date of termination based on actual performance through the end of the performance period (Mr. Penegor, $5,264,782; Mr. Plosch, $1,570,452; Mr. Kane, $2,296,879; Ms. Pringle, $1,937,520; Mr. Vasconi, $461,426).

AGGREGATE POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The estimated aggregate values of the severance payments and benefits that would be provided to the NEOs in connection with the qualifying termination events described above pursuant to their respective employment arrangements, the Executive Severance Policy and the Omnibus Award Plans are shown in the following table.

NAME	TERMINATION DUE TO DEATH OR DISABILITY ($)	TERMINATION WITHOUT CAUSE ($)	TERMINATION WITHOUT CAUSE OR FOR GOOD REASON FOLLOWING A CHANGE IN CONTROL ($)
Todd A. Penegor	5,629,723	12,570,126	12,848,448
Gunther Plosch	1,695,017	3,313,572	4,158,137
Kurt A. Kane	2,941,275	4,161,049	5,575,445
Abigail E. Pringle	2,557,454	4,025,369	4,781,104
J. Kevin Vasconi	1,499,211	2,541,810	3,654,441

KEY ASSUMPTIONS AND DEFINITIONS

The following assumptions were made in calculating the value of the severance payments and benefits described in the tables above:

•	The triggering event took place on December 30, 2022, the last business day of fiscal 2022;

•	The price of our Common Stock was $22.63 per share, the closing price on December 30, 2022;

•	No compensation offset for executives whose second-year severance payments would otherwise be subject to reduction for outside earnings;

68        The Wendy’s Company 2023 Proxy Statement

•	The immediate exercise and sale of all stock options and the immediate sale of all restricted stock units and performance units that vested as of the December 30, 2022 triggering date;

•	Accelerated vesting of performance units is based on the assumed achievement of target performance and includes grants that subsequently vested and were paid out in March 2023; and

•	No six-month delay in payment to any “specified employee” that would otherwise be required under Section 409A of the Internal Revenue Code.

“Cause” is generally defined to include: (i) commission of any act of fraud or gross negligence that has a material adverse effect on the business or financial condition of the Company or its affiliates; (ii) willful material misrepresentation to the Company or the Board; (iii) willful failure or refusal to comply with any material obligations or any reasonable and lawful instructions of the President and Chief Executive Officer or the Board; (iv) engagement in any misconduct or commission of any act that is injurious or detrimental to the substantial interest of the Company or any of its affiliates; (v) indictment for any felony; (vi) failure to comply with any material written rules, regulations, policies or procedures of the Company; (vii) willful or negligent failure to comply with the Company’s policies regarding insider trading; or (viii) the executive’s death or disability.

“Good reason” is generally defined to include: (i) material reduction in the executive’s base salary or target annual cash incentive opportunity; or (ii) requirement to relocate to a work site more than 50 miles from the executive’s principal residence.

“Change in control” is generally defined to include: (i) acquisition by any person or group of beneficial ownership of 50% or more of the outstanding shares of our Common Stock or the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors, subject to certain exceptions; (ii) during any period of 24 months, individuals who, at the beginning of such period, constitute the Board of Directors (i.e., “incumbent directors”) cease for any reason to constitute at least a majority of the Board, provided that any director whose election or nomination for election was approved by at least two-thirds of the incumbent directors then on the Board is deemed an incumbent director; (iii) stockholder approval of a plan of complete dissolution or liquidation of the Company; (iv) sale, transfer or other disposition of all or substantially all of the business or assets of the Company; or (v) consummation of a reorganization, recapitalization, merger, consolidation, share exchange or similar transaction involving the Company that requires stockholder approval, subject to certain exceptions. Notwithstanding the foregoing, the acquisition of any portion of the combined voting power of the outstanding voting securities of the Company entitled to vote generally in the election of directors by, or the merger, consolidation or sale of assets of the Company with or to, Nelson Peltz or Peter W. May (or any person controlled by Messrs. Peltz or May) will not constitute a “change in control.”

SEVERANCE PAYMENTS AND BENEFITS FOR KURT A. KANE

The Company and Mr. Kane entered into an employment letter dated March 27, 2015 pursuant to which Mr. Kane joined the Company as Chief Concept Officer on May 4, 2015. Mr. Kane’s employment as the Company’s President, U.S. and Chief Commercial Officer was terminated without “cause” on January 13, 2023. Consistent with the terms of his employment letter, the Omnibus Award Plans and the 2022 annual incentive plan, Mr. Kane received, or became entitled to receive, certain payments and benefits, including:

•	A cash payment equal to the sum of his then-current base salary, payable on a biweekly basis for 18 months ($1,155,000);

•	His annual cash incentive award for 2022, based on actual Company performance, payable in a lump sum on the same date annual incentives are paid to other executives ($709,170);

•	Continued vesting of all outstanding stock options and restricted stock units held by Mr. Kane during the 18-month salary continuation period (with the remainder forfeited and canceled);

•

Mr. Kane became entitled to a pro rata portion of his then-outstanding performance unit awards, based upon the Company’s actual performance through the end of the relevant performance periods (with the remainder forfeited and canceled), which awards vest on the same date the awards vest for other executives ($1,170,156); and

•

Continued participation in (i) certain of the Company’s medical, vision, dental and prescription benefits plans until the earliest of (a) the last day of the salary continuation period described above, (b) the date Mr. Kane becomes covered under any other group health plan or (c) the first day Mr. Kane becomes eligible to participate as an employee under another employer’s plan and (ii) certain other benefits plans and accounts ($33,489).

        The Wendy’s Company 2023 Proxy Statement        69

The value shown above with respect to the vesting of Mr. Kane’s performance unit awards was estimated assuming the immediate vesting and sale of all performance units to which he became entitled, based on the closing price of our Common Stock on January 13, 2023 ($23.08) and a target level of performance by the Company.

Prior to receiving any of the severance payments and benefits described above, Mr. Kane was required to sign a general release and covenant not to sue in favor of the Company. In addition, Mr. Kane is subject to certain (i) non-compete and non-solicitation covenants for 18 months following his departure and (ii) confidentiality and non-disparagement covenants.

70        The Wendy’s Company 2023 Proxy Statement

PAY RATIO

Pursuant to Section 953(b) of the Dodd-Frank Act and Item 402(u) of SEC Regulation S-K, we are required to annually disclose the ratio of the annual total compensation of our Chief Executive Officer (Mr. Penegor) to the annual total compensation of our median employee.

MEDIAN EMPLOYEE ANALYSIS

Applicable SEC rules require that we identify a median employee at least every three years. We previously identified our median employee for purposes of our 2020 pay ratio disclosure by using wages reported in Box 1 of Internal Revenue Service Form W-2 for 2020 as our consistently applied compensation measure, which reflects gross taxable payroll compensation. We believe this is a consistently applied compensation measure because we do not widely distribute annual equity awards to employees. We then used our consistently applied compensation measure for all individuals who were employed by us as of December 15, 2020, excluding (i) our Chief Executive Officer and (ii) all 67 non-U.S. employees pursuant to the de minimis exemption under the pay ratio rules. Of the 67 excluded non-U.S. employees as of December 15, 2020, 41 were employed in Canada, 8 in Singapore, 8 in the United Arab Emirates, 7 in the United Kingdom, and one in each of Georgia, Guatemala and Puerto Rico. We used this determination date to select a representative employee prior to year-end while excluding the winter holiday period, during which turnover can be higher. Except as described above, we included all employees of the Company and its subsidiaries, whether employed on a full-time, part-time, seasonal or temporary basis. We did not make any assumptions, adjustments or estimates with respect to our consistently applied compensation measure other than annualizing the compensation used for employees who were not employed by us for all of 2020. As of December 15, 2020, we employed a total of 14,100 full-time, part-time, seasonal or temporary individuals, including 14,033 individuals in the United States. Based on the foregoing, our 2020 median employee was identified as a restaurant crew member (the “2020 median employee”).

As previously described in our 2022 proxy statement, the 2020 median employee has since left the Company and, as permitted by applicable SEC rules, we elected to select another employee for 2021 (the “2021 median employee”) using the same data and methodology described above and whose 2020 compensation was substantially similar to that of our 2020 median employee. The 2021 median employee has also since left the Company and, as permitted by applicable SEC rules, we have elected to select another employee for 2022 (the “2022 median employee”) using the same data and methodology described above and whose 2020 compensation was also substantially similar to that of our 2020 median employee. We do not believe there have been any changes in our employee population or employee compensation arrangements that would significantly impact our pay ratio disclosure.

2022 PAY RATIO

Based on the above analysis, the 2022 median employee was identified as a restaurant crew member who in 2022 was paid on an hourly basis and worked 1,908 hours. We then calculated the 2022 median employee’s 2022 annual total compensation using the same methodology that we used to determine the annual total compensation of Mr. Penegor and our other Named Executive Officers set forth in the 2022 Summary Compensation Table in this Proxy Statement.

Using this methodology, the 2022 median employee’s annual total compensation in 2022 was $19,916. Mr. Penegor’s 2022 annual total compensation was $8,005,313, as reported in the 2022 Summary Compensation Table. As a result, we estimate that for 2022, the ratio of Mr. Penegor’s annual total compensation to that of the 2022 median employee was approximately 402:1. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with applicable SEC rules, based on our employment and payroll records and the methodology described herein. The estimates and assumptions that we use may differ from estimates and assumptions used by other companies, including companies in our peer group described in “Compensation Discussion and Analysis.”

        The Wendy’s Company 2023 Proxy Statement        71

PAY VERSUS PERFORMANCE
Pursuant to Section 953(a) of the Dodd-Frank Act and Item 402(v) of SEC Regulation
S-K,
we are providing the following information about the relationship between the compensation “actually paid” (“CAP”) to the Company’s principal executive officer (the “PEO”) and non-PEO
NEOs (the
“Non-PEO
NEOs”) and certain aspects of the financial performance of the Company. The CAP to our NEOs as reported in this section does not reflect the actual amount of compensation earned by, or paid to, our NEOs, but is a calculation derived from the total compensation reported for each NEO in the 2022 Summary Compensation Table (the “SCT”), as adjusted pursuant to the requirements of Item 402(v) of SEC Regulation
S-K.
While the Compensation and Human Capital Committee did not utilize CAP as defined by the SEC in making compensation decisions in 2022, see “Compensation Discussion and Analysis—A Philosophy of
Pay-For-Performance”
for further information concerning the Company’s philosophy of pay-for-performance.
P
AY
VERSUS
P
ERFORMANCE
T
ABLE

Y EAR	S UMMARY C OMPENSATION T ABLE T OTAL FOR PEO 1	C OMPENSATION A CTUALLY P AID TO PEO 2	A VERAGE S UMMARY C OMPENSATION T ABLE T OTAL FOR N ON -PEO NEO S 3	A VERAGE C OMPENSATION A CTUALLY P AID TO N ON -PEO NEO S 4	V ALUE OF I NITIAL F IXED $100 I NVESTMENT B ASED O N :		N ET I NCOME ( IN MILLIONS ) 7	A DJUSTED EBITDA ( IN MILLIONS ) 8
					T OTAL S HAREHOLDER R ETURN 5	P EER G ROUP T OTAL S HAREHOLDER R ETURN 6
(a)	($) (b)	($) (c)	($) (d)	($) (e)	($) (f)	($) (g)	($) (h)	($) (i)

2022	8,005,313	6,651,234	2,864,852	2,482,526	108.29	134.77	177.4	497.8
2021	9,669,733	11,210,465	3,463,434	3,974,600	111.37	147.99	200.4	467.0
2020	7,213,774	7,455,639	3,061,513	3,110,864	100.34	120.08	117.8	420.1

(1)	The dollar amounts shown in column (b) reflect the amounts reported in the “Total” column of the SCT for our PEO, Mr. Penegor (our President and Chief Executive Officer) for each applicable year.

(2)
The dollar amounts shown in column (c) reflect the amount of CAP to Mr. Penegor, as calculated in accordance with Item 402(v) of SEC Regulation
S-K
for each applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation
S-K,
the following adjustments were made to the amounts reported in the “Total” column of the SCT for Mr. Penegor for each year to determine the CAP:

	PEO (T ODD P ENEGOR )
	2022 ($)	2021 ($)	2020 ($)

SCT Total for PEO	8,005,313	9,669,733	7,213,774
Deduct: Reported Value of Equity Awards Granted during Fiscal Year (a)	(5,249,966)	(5,249,974)	(4,599,975)
Add : Year-End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested at Year-End	5,413,992	6,822,175	3,821,709
Add or Deduct : Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	(929,034)	(134,543)	343,964
Add or Deduct : Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(803,357)	(49,181)	576,656
Add : Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	214,286	152,255	99,511

CAP to PEO (b)	6,651,234	11,210,465	7,455,639

(a)
The reported value of equity awards for each applicable year reflects an amount equal to th
e
aggre
g
ate grant date fair value of equity awards received in the applicable year (i.e., the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year).

(b)
The fair value or change in fair value, as applicable, of the equity awards described in the line items above was determined by reference to: (i) with respect to RSU awards, the closing price of our Common Stock on applicable year-end
dates or, in the case of vesting dates, the actual vesting price; (ii) with respect to cumulative free cash flow based performance unit awards, the same valuation methodology as RSU awards

The Wendy’s Company 2023 Proxy Statement

above except
year-end
and vesting date values were multiplied by the probability of achievement as of each such date; (iii) with respect to relative total shareholder return based performance unit awards, the fair value calculated by a Monte Carlo simulation model as of the applicable year-end
date(s) or, in the case of
a
vesting date, the actual vesting price and probability of achievement as of each such date; and (iv) with respect to stock options, the fair value calculated by a Black-Scholes-Merton option pricing model as of the applicable year-end
or vesting date(s), determined based on the same methodology as used to determine grant date fair values but using the closing stock price of our Common Stock, risk-free interest rate, expected life in years, expected volatility and expected dividend yield as of the revaluation date.

(3)
The dollar amounts shown in column (d) reflect the average of the amounts reported in the “Total” column of the SCT for the
Non-PEO
NEOs as a group for each applicable year. For each of 2022, 2021 and 2020, the
Non-PEO
NEOs consisted of Mr. Plosch, Mr. Kane, Ms. Pringle and Mr. Vasconi.

(4)
The dollar amounts shown in column (e) reflect the average amount of CAP to the
Non-PEO
NEOs as a group, as calculated in accordance with Item 402(v) of SEC Regulation
S-K
for each applicable year. In accordance with the requirements of Item 402(v) of SEC Regulation
S-K,
the following adjustments were made to the average
o
f the amounts reported in the “Total” column of the SCT for the
Non-PEO
NEOs as a group for each year to determine the CAP:

	N ON -PEO NEO S
	2022 ($)	2021 ($)	2020 ($)

Average SCT Total for Non-PEO NEOs	2,864,852	3,463,434	3,061,513
Deduct: Average Reported Value of Equity Awards Granted during Fiscal Year (a)	(1,512,478)	(1,437,476)	(2,006,198)
Add : Average Year-End Fair Value of Equity Awards Granted in the Year that are Outstanding and Unvested at Year-End	1,559,732	1,867,954	1,727,753
Add or Deduct : Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that are Outstanding and Unvested at Year-End	(302,803)	22,280	148,100
Add or Deduct : Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	(208,462)	638	149,668
Add : Average Value of Dividends or other Earnings Paid on Stock or Option Awards Not Otherwise Reflected in Fair Value or Total Compensation	81,685	57,770	30,028

Average CAP to Non-PEO NEOs (b)	2,482,526	3,974,600	3,110,864

(a)
The average reported value of equity awards for each applicable year reflects an amount equal to the average of the aggregate grant date fair value of equity awards received in the applicable year by the
Non-PEO
NEOs (i.e., the average of the sum of the amounts reported in the “Stock Awards” and “Option Awards” columns in the SCT for the applicable year).

(b)	See footnote (2.b) above for a discussion of the determination of the fair value or change i n fair value, as applicable, of the equity awards described in the line items above.

(5)	Assumes an initial investment of $100 on December 27, 2019, the last trading day of fiscal 2019 and a reinvestment of all dividends when received.

(6)
The peer group reflected is the same market capitalization weighted peer group used by the Company for purposes of compliance with Item 201(e)(1)(ii) of SEC Regulation
S-K.
In addition, peer group total shareholder return is calculated using the same method the Company uses for purposes of compliance with Item 201(e)(1)(ii) of SEC Regulation
S-K.
Assumes an initial investment of $100 on December 27, 2019, the last trading day of fiscal 2019 and a reinvestment of all dividends when received. The specific companies that comprise this peer group are: Brinker International, Inc.; Chipotle Mexican Grill, Inc.; Darden Restaurants, Inc.; Dine Brands Global, Inc.; Domino’s Pizza, Inc.; Jack in the Box Inc.; McDonald’s Corporation; Papa John’s International, Inc.; Red Robin Gourmet Burgers, Inc.; Restaurant Brands International Inc.; Starbucks Corporation; The Wendy’s Company; and Yum! Brands, Inc.

(7)
The dollar amounts reported represent the amount of net income for the applicable year, each as calculated in accordance with accounting principles generally accepted in the United States of America (GAAP).

(8)
Adjusted EBITDA is defined as earnings before interest, taxes,
d
epreciation and amortization, as adjusted (i) within the “Reconciliation of Net Income to Adjusted EBITDA” (or similarly titled non-GAAP
reconciliation table) as

The Wendy’s Company 2023 Proxy Statement

presented in the Company’s earnings release for the applicable year and (ii) to exclude the impact of any other specific non-recurring
and unusual items. While the Company uses numerous performance measures in connection with its executive compensation program, the Company has determined that adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important financial performance measure (that is not otherwise required to be disclosed in the Pay Versus Performance Table) used by the Company to link CAP to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance. See
Annex A
for additional details regarding
adjusted
EBITDA.

A
NALYSIS
OF
THE
I
NFORMATION
P
RESENTED
IN
THE
P
AY
VERSUS
P
ERFORMANCE
T
ABLE
As described in more detail under the caption “Compensation Discussion and Analysis,” the
C
ompany’s executive compensation program reflects a strong
pay-for-performance
philosophy with an emphasis on variable, performance-based compensation. While the Company utilizes several performance measures to align executive compensation with Company performance, the Company does not specifically align its performance measures with CAP (as computed in accordance with Item 402(v) of SEC Regulation
S-K)
for a particular year. In accordance with Item 402(v) of SEC Regulation
S-K,
the Company is providing the following descriptions of the relationships between certain of the information presented in the Pay Versus Performance Table.
CAP and the Company’s TSR, Net Income and Adjusted EBITDA
The tables below demonstrate the relationship between (i)
 CAP to
our PEO (M
r. P
enegor) and the average amount of CAP to the
Non-PEO
NEOs and (ii) the Company’s TSR, net income and adjusted EBITDA for each of 2022, 2021 and 2020.

The Wendy’s Company 2023 Proxy Statement

The Wendy’s Company 2023 Proxy Statement

Company TSR and Peer Group TSR
The table below demonstrates the relationship between (i) the Company’s TSR and (ii) the weighted TSR of the Company’s peer group disclosed in footnote (6) to the Pay Versus Performance Table above, beginning on December 27, 2019 (the last trading day of fiscal 2019) and ending on December 30, 2022 (the last trading day of fiscal
2022)
.

F
INANCIAL
P
ERFORMANCE
M
EASURES
As described in greater detail under the caption “Compensation Discussion and Analysis,” performance-based pay constitutes the most significant portion of target total direct compensation for the C
ompany’s senior executives, consistent with the Company’s
pay-for-performance
philosophy. In our assessment, the financial performance measures selected for use in the 2022 annual cash incentive plan and long-term equity incentive awards represent the most important financial performance measures used by the Company to link CAP to the Company’s NEOs during 2022 to the Company’s performance. These measures include:

•	Adjusted EBITDA;

•	Free Cash Flow;

•	Global Systemwide Sales Growth; and

•	Relative Total Shareholder Return (“TSR”) (the Company’s TSR as compared to the S&P MidCap 400 index)
See “Compensation Discussion and Analysis” for additional details on how each of the financial performance measures listed above were used in the Company’s 2022 executive compensation program.

The Wendy’s Company 2023 Proxy Statement

COMPENSATION OF DIRECTORS

The Company’s compensation program for non-management directors is designed to:

•	Be competitive with companies against which the Company competes for director talent;

•	Encourage and facilitate ownership of our Common Stock by non-management directors; and

•	Take into consideration stockholder views regarding director compensation.

The Compensation and Human Capital Committee has responsibility for reviewing the competitiveness and appropriateness of the compensation program for non-management directors and for approving or making recommendations to the Board of Directors with respect to director compensation. In carrying out its duties, the Compensation and Human Capital Committee reviews the competitive positioning of the Company’s director compensation program on a periodic basis in an effort to maintain the competitiveness of our director compensation program based on evolving market trends.

In May 2022, the Compensation and Human Capital Committee reviewed the continued competitiveness and appropriateness of the director compensation program. As part of this review, the Compensation and Human Capital Committee considered and evaluated the market, industry and peer group data, recommendations and other guidance provided by FW Cook in their competitive analysis. The Compensation and Human Capital Committee also considered other factors, including: (i) the design and competitiveness of our director compensation program over the past year; (ii) the amount of work, responsibilities and time required of committee members; and (iii) the number of Board and Board committee meetings held.

With respect to the peer group data considered by the Compensation and Human Capital Committee, FW Cook prepared a competitive analysis of the Company’s director compensation program to ensure that such program was providing appropriate levels of compensation. The analysis, which compared the compensation of the Company’s non-management directors against a peer group of 14 restaurant companies, reviewed the design and competitiveness of the Company’s director compensation program. The peers considered were the same industry peer group companies used by the Compensation and Human Capital Committee as one factor in making executive compensation decisions. The Compensation and Human Capital Committee believes that the utilization of the industry peer group aligns our director compensation program with the compensation practices of our peers and supports our ability to attract and retain highly qualified individuals to serve on our Board of Directors.

After consulting with FW Cook, the Compensation and Human Capital Committee approved the following changes to the director compensation program, effective May 2022, to more closely align the program with market practice and to maintain the program’s competitiveness in attracting and retaining highly qualified directors: (i) an increase in the grant date fair value of the annual restricted stock award from $125,000 to $145,000; and (ii) for the Audit Committee Chair, an increase in the additional annual chair retainer from $15,000 to $20,000.

The components of the Company’s compensation program for non-management directors, reflecting the changes approved by the Compensation and Human Capital Committee in May 2022, are described below.

Annual Retainers

•	Each non-management director receives an annual retainer for Board service of $72,500.

•	Each member of the Audit Committee receives an annual retainer of $14,000, and the Audit Committee Chair receives an additional annual chair retainer of $20,000.

•

Each member of the Compensation and Human Capital Committee receives an annual retainer of $10,500, and the Compensation and Human Capital Committee Chair receives an additional annual chair retainer of $12,500.

•	Each member of the Technology Committee receives an annual retainer of $10,500, and the Technology Committee Chair receives an additional annual chair retainer of $12,500.

•

Each member of the Nominating and Corporate Governance Committee receives an annual retainer of $8,000, and the Nominating and Corporate Governance Committee Chair receives an additional annual chair retainer of $10,000.

•

Each member of the Corporate Social Responsibility Committee receives an annual retainer of $8,000, and the Corporate Social Responsibility Committee Chair receives an additional annual chair retainer of $10,000.

        The Wendy’s Company 2023 Proxy Statement        77

Meeting Fees

•

Except as otherwise specifically determined by the Compensation and Human Capital Committee, no meeting fees are paid to members of the Audit Committee, Compensation and Human Capital Committee, Performance Compensation Subcommittee, Corporate Social Responsibility Committee, Nominating and Corporate Governance Committee or Technology Committee. Members of all other Board committees receive a fee of $2,000 for each meeting they attend. Messrs. Matthew Peltz, Rothschild and Winkleblack, and Ms. Dolan, were the only directors who received such other Board committee meeting fees in 2022.

Annual Restricted Stock Awards

•

Each non-management director receives a restricted stock award in connection with his or her initial election and annual re-election to the Board. Each restricted stock award has an annual grant date fair value of $145,000 and vests on the earlier of the first anniversary of the grant date or the date of the Company’s next annual meeting of stockholders, subject to the director’s continued service on the Board on the vesting date.

Non-management directors may elect to receive all or a portion of their annual retainers and meeting fees in shares of Common Stock in lieu of cash. In addition, pursuant to the Company’s 2009 Directors’ Deferred Compensation Plan (the “2009 Directors’ Deferred Compensation Plan”), non-management directors may elect to defer a set percentage or amount of their annual retainers, meeting fees and restricted stock awards into restricted stock units. The restricted stock units represent a contingent right to receive shares of Common Stock and, in the case of a deferral of restricted stock awards, are subject to the same vesting schedule as the underlying restricted stock. Dividend equivalent units accrue on all amounts deferred under the 2009 Directors’ Deferred Compensation Plan. All deferred amounts are payable in shares of Common Stock in a lump sum on the earlier of the director’s termination of Board service, a fixed number of years or the director’s death, as elected by the director at the time of deferral.

2022 DIRECTOR COMPENSATION

The following table summarizes the compensation earned by, or paid or awarded to, the Company’s non-management directors for their Board and Board committee service during 2022. Mr. Penegor, the Company’s President and Chief Executive Officer, did not receive any additional compensation during 2022 for his service as a director and is therefore not included in the table. The compensation paid to Mr. Penegor during 2022 for his service as an executive officer of the Company is set forth in the 2022 Summary Compensation Table.

NAME	FEES EARNED OR PAID IN CASH ($) (1)	STOCK AWARDS ($) (2)	ALL OTHER COMPENSATION ($)		TOTAL ($)

Nelson Peltz	90,500	145,000	624,155	(3)	859,655

Peter W. May	116,000	145,000	—		261,000

Matthew H. Peltz	99,000	145,000	—		244,000

Kristin A. Dolan	127,808	145,000	—		272,808

Kenneth W. Gilbert	91,000	145,000	—		236,000

Richard H. Gomez	97,000	145,000	—		242,000

Dennis M. Kass (4)	36,242	—	—		36,242

Joseph A. Levato	105,000	145,000	—		250,000

Michelle J. Mathews-Spradlin	101,500	145,000	—		246,500

Peter H. Rothschild	171,500	145,000	—		316,500

Arthur B. Winkleblack	154,646	145,000	—		299,646

(1)

Consists of: (i) the annual Board retainer; (ii) the annual committee member retainers and additional annual committee chair retainers for the Audit Committee, Compensation and Human Capital Committee, Corporate Social Responsibility Committee, Nominating and Corporate Governance Committee and Technology Committee; and (iii) committee meeting fees. For 2022, Messrs. N. Peltz, May and M. Peltz and Ms. Mathews-Spradlin elected

78        The Wendy’s Company 2023 Proxy Statement

to receive payment of their entire annual retainers and meeting fees in shares of Common Stock in lieu of cash, and Ms. Dolan elected to receive payment of a portion of her annual retainer and meeting fees in shares of Common Stock in lieu of cash. The number of shares received in lieu of cash was based on the average of the closing price of our Common Stock for the 20 consecutive trading days immediately preceding the date on which the retainers and meeting fees were otherwise payable.

(2)

The amounts shown represent the grant date fair value of the annual restricted stock awards granted to each of the non-management directors on May 18, 2022 upon their re-election to the Board at the Company’s 2022 annual meeting of stockholders, computed in accordance with FASB ASC Topic 718.

(3)

In connection with Nelson Peltz’s service as non-executive Chairman, the Board of Directors has approved reimbursement to Mr. Peltz for a portion of his security-related expenses which, in accordance with SEC disclosure rules, is reported in the “All Other Compensation” column of this table ($596,467). In connection with this reimbursement, an independent professional security consulting firm provides the Compensation and Human Capital Committee with periodic security assessments regarding Mr. Peltz’s security arrangements, including security concerns arising from outside activity by groups averse and hostile to various practices of the Company and that is directed at Mr. Peltz as a result of his role and profile at the Company. It is the belief of the Compensation and Human Capital Committee that the safety and security of our leadership is of the utmost importance to the Company and its stockholders, particularly with respect to a high-profile Chairman such as Mr. Peltz and his importance to the Company. The Compensation and Human Capital Committee will continue to periodically review these security arrangements. The amount also includes the value of certain Wendy’s-related restaurant equipment used by Mr. Peltz for, among things, product marketing and branding purposes and to experience and develop familiarity with the Company’s products, which, in accordance with SEC disclosure rules, is reported in the “All Other Compensation” column of this table.

(4)	Mr. Kass retired from the Board on May 18, 2022 when his term expired at the Company’s 2022 annual meeting of stockholders.

The following table shows, for each non-management director who served on our Board during 2022, the aggregate number of shares of restricted stock and restricted stock units outstanding as of the end of 2022. None of our directors had any outstanding stock options as of 2022 year-end.

NAME	SHARES OF RESTRICTED STOCK OUTSTANDING AS OF 2022 FYE (1)	RESTRICTED STOCK UNITS OUTSTANDING AS OF 2022 FYE

Nelson Peltz	8,641	—

Peter W. May	8,641	—

Matthew H. Peltz	8,641	—

Kristin A. Dolan	8,641	—

Kenneth W. Gilbert	8,641	—

Richard H. Gomez	8,641	—

Dennis M. Kass	—	—

Joseph A. Levato	8,641	151,568 (2)

Michelle J. Mathews-Spradlin	8,641	—

Peter H. Rothschild	8,641	—

Arthur B. Winkleblack	8,641	—

(1)	Represents the aggregate number of shares of Common Stock underlying the unvested restricted stock awards held by each non-management director as of January 1, 2023.

(2)	Represents the total annual restricted stock awards that Mr. Levato has elected to defer into restricted stock units under the 2009 Directors’ Deferred Compensation Plan.

        The Wendy’s Company 2023 Proxy Statement        79

EXECUTIVE OFFICERS

The Company’s executive officers as of the date of this Proxy Statement are identified below.

NAME	AGE	POSITION

Todd A. Penegor	57	President and Chief Executive Officer

Deepak Ajmani	57	Chief Operations Officer – U.S.

Liliana M. Esposito	48	Chief Corporate Affairs & Sustainability Officer

Juan Carlos Loredo	47	Global Chief Marketing Officer

Coley O’Brien	49	Chief People Officer

Gunther Plosch	55	Chief Financial Officer

Abigail E. Pringle	49	President, International and Chief Development Officer

Suzie Thuerk	41	Chief Accounting Officer

J. Kevin Vasconi	62	Chief Information Officer

E. J. Wunsch	51	Chief Legal Officer and Secretary

Additional information concerning the executive officers is provided below, including their respective positions with the Company and prior business experience (other than Mr. Penegor, for whom such information is provided under the caption “Proposal 1—Election of Directors”). Executive officers are elected by the Board of Directors and hold office until the organizational meeting of the Board following the Company’s annual meeting of stockholders next succeeding their election and until their successors are elected and qualified, or until their earlier death, resignation, retirement or removal.

DEEPAK AJMANI

Mr. Ajmani joined the Company in June 1990 and has served as our Chief Operations Officer – U.S. since September 2020. He previously served as our Senior Vice President, U.S. Company Operations from December 2018 to September 2020, Vice President – Restaurant Services from July 2016 to December 2018, Division Vice President of the Florida market from February 2009 to June 2016, Director of Area Operations in the Orlando, Florida market from August 2006 to January 2009, Franchise Area Director in the Jacksonville, Florida market from November 2001 to July 2006, Field Training Manager from December 1999 to October 2001 and District Manager in the Philadelphia market from June 1995 to November 1999. Mr. Ajmani began his career with the Company as an Assistant Manager in Harrisburg, Pennsylvania, where he served in roles of increasing responsibility until May 1995. He also serves as Vice Chair of the board of trustees of the Dave Thomas Foundation for Adoption.

LILIANA M. ESPOSITO

Ms. Esposito joined the Company in June 2014 and has served as our Chief Corporate Affairs & Sustainability Officer since February 2021. She previously served as our Chief Communications Officer from June 2014 to February 2021. Previously, Ms. Esposito worked at Dean Foods Company, where she served as Vice President of Corporate Communications and Public Affairs from January 2012 to March 2014 and Senior Director of Public Affairs from January 2010 to December 2011. Prior to her tenure with Dean Foods, she worked at Mercury Public Affairs, a public strategy firm, where she served as Senior Vice President from January 2008 to January 2010 and Vice President from July 2005 to December 2007. Before joining Mercury Public Affairs, Ms. Esposito served as Public Affairs Manager at Mars, Incorporated from July 2000 to July 2005. Previously, she served as a Senior Associate with Burson-Marsteller, a global public relations and communications firm. Ms. Esposito is a member of the board of directors of Quality Supply Chain

80        The Wendy’s Company 2023 Proxy Statement

Co-op, Inc. (“QSCC”), the independent purchasing cooperative for the Company and Wendy’s system. She is also a member of the board of trustees of the Mid-Ohio Food Collective. Ms. Esposito previously served as a trustee of the Dave Thomas Foundation for Adoption from January 2015 to December 2022.

JUAN CARLOS LOREDO

Mr. Loredo joined the Company in January 2016 and has served as our Global Chief Marketing Officer since February 2023. He previously served as our Chief Marketing Officer – U.S. from June 2019 to February 2023 and Vice President – Brand Marketing from January 2016 to June 2019. Prior to his tenure with the Company, Mr. Loredo served as Vice President and Multicultural Practice Lead at The Marketing Arm, a marketing and creative agency from March 2012 to December 2015. Prior to joining The Marketing Arm, he served as Chief Marketing Officer of Craftmade International Inc., a global home décor manufacturer and distributor, from September 2007 to December 2011. Previously, he also worked at Frito-Lay, Inc. from August 2003 to September 2007, where he served as a Senior Product Manager.

COLEY O’BRIEN

Mr. O’Brien joined the Company in May 2007 and has served as our Chief People Officer since March 2018. Previously, he served as our Vice President of Human Resources and Field Capability from August 2013 to December 2017, Vice President of Training from April 2011 to July 2013 and National Director of Operations Training from May 2007 to March 2011. Prior to his tenure with the Company, Mr. O’Brien worked at Sears Holdings Corporation for five years, where he served as Director of Retail Training from 2005 to 2007 and as Manager of Curriculum Development for Sears University from 2002 to 2004. Before joining Sears Holdings Corporation, he was employed from 1999 to 2002 as a Senior Consultant with Arthur Andersen Performance and Learning, a corporate educational institution that developed performance improvement strategies and organizational development opportunities. Mr. O’Brien is certified as a Senior Professional in Human Resources (SPHR) and is an active member of the HR Policy Association. He also serves as a trustee of the Dave Thomas Foundation for Adoption and is a board member of the Women’s Foodservice Forum.

GUNTHER PLOSCH

Mr. Plosch has served as our Chief Financial Officer since he joined the Company in May 2016. Prior to that time, Mr. Plosch worked for 16 years at Kellogg Company, a preeminent global food products company, where he held several key leadership positions, including Vice President of Global Business Services from December 2014 to April 2016, Vice President and Chief Financial Officer of Kellogg North America from January 2010 to November 2014, Vice President of Finance for Morning Foods from October 2007 to December 2009 and Vice President of Corporate Planning from May 2005 to September 2007. He also served from May 2000 to April 2005 as the Finance Director of Kellogg Company’s United Kingdom/Republic of Ireland division. Previously, Mr. Plosch worked in Austria, Belgium and the United Kingdom for The Procter & Gamble Company, where he held various positions in finance from 1991 to 2000.

ABIGAIL E. PRINGLE

Ms. Pringle joined the Company in May 2002 and has served as our President, International and Chief Development Officer since June 2019. She previously served as our Chief Global Development Officer and International from October 2018 to June 2019 and Chief Development Officer from December 2014 to October 2018. Ms. Pringle also served as our Senior Vice President of Restaurant Development and Growth Initiatives from July 2013 to December 2014, Senior Vice President of Strategic Initiatives and Planning from April 2012 to June 2013, Vice President of Strategic Initiatives and Planning from November 2008 to March 2012 and Director of Strategic Initiatives and Planning from May 2002 to November 2008. Prior to her tenure with the Company, Ms. Pringle worked from August 1996 to May 2002 for Accenture plc, a global professional services company, where she served as a consultant in the areas of process reengineering, systems implementations, organizational design and change management.

        The Wendy’s Company 2023 Proxy Statement        81

SUZIE THUERK

Ms. Thuerk joined the Company in March 2014 and has served as our Chief Accounting Officer since January 2023. She previously served as our Vice President – Accounting from June 2022 to January 2023, Senior Director – Corporate Accounting and Financial Reporting from April 2019 to June 2022, Director – Corporate Accounting from August 2017 to April 2019 and Manager – Financial Planning & Analysis from March 2014 to August 2017. Prior to her tenure with the Company, Ms. Thuerk worked at Bath & Body Works, Inc., where she served as Manager of Financial Planning & Analysis from November 2012 to March 2014, Senior Financial Analyst – Financial Planning & Analysis from July 2011 to November 2012, and Senior Financial Analyst – Financial Reporting from August 2009 to July 2011. Previously, she served as Senior Internal Auditor at L Brands, Inc. (formerly known as Limited Brands, Inc.) from July 2006 to August 2009 and Internal Auditor from August 2005 to July 2006. Ms. Thuerk’s corporate accounting and financial reporting, planning and analysis experience also includes her work in public accounting with PricewaterhouseCoopers LLP, where she served as an Associate from January 2004 to August 2005. Ms. Thuerk is a certified public accountant.

J. KEVIN VASCONI

Mr. Vasconi has served as our Chief Information Officer since he joined the Company in October 2020. Prior to joining the Company, Mr. Vasconi worked at Domino’s Pizza, Inc. for eight years, where he served as Executive Vice President, Chief Information Officer from March 2012 to October 2020 and was responsible for developing and leading all domestic and international technology capabilities. Before joining Domino’s Pizza, Inc., Mr. Vasconi served as Chief Information Officer and Vice President of Engineering for the Stanley Security Solutions division of Stanley Black & Decker, Inc. from February 2011 to March 2012. Prior to that time, Mr. Vasconi worked for R.L. Polk & Co., where he held several key leadership positions, including Senior Vice President and Chief Information Officer of Polk Global Automotive from January 2003 to January 2011. Before joining R.L. Polk & Co., Mr. Vasconi worked at Ford Motor Company, serving in various Technology and Engineering roles from January 1999 to December 2003.

E. J. WUNSCH

Mr. Wunsch has served as our Chief Legal Officer and Secretary since he joined the Company in October 2016. Previously, Mr. Wunsch worked for 17 years at The Procter & Gamble Company, where he held several key leadership positions, including Vice President and General Counsel—North America and Go-To-Market and Global Practices from July 2015 to September 2016, Associate General Counsel—Global Baby, Feminine & Family Care and Asia Innovation, Commerce & Brand Equity from September 2013 to July 2015, Associate General Counsel—ASEAN, India, Australia/New Zealand & Asia Developing Markets from August 2011 to September 2013, Assistant Secretary and Associate General Counsel—Corporate, Securities & Employee Benefits from November 2006 to August 2011, and Associate Director and Senior Counsel—M&A/Licensing and Baby, Feminine & Family Care from April 2004 to November 2006, Senior Counsel and Counsel—Corporate, Securities & Employee Benefits from November 2000 to April 2004 and Counsel—Beauty Care from November 1999 to November 2000. Prior to joining The Procter & Gamble Company, Mr. Wunsch was an associate attorney with the Taft Stettinius & Hollister LLP law firm from 1997 to 1999 and a law clerk for the Honorable Richard F. Suhrheinrich from 1996 to 1997.

82        The Wendy’s Company 2023 Proxy Statement

STOCK OWNERSHIP AND RETENTION GUIDELINES

FOR EXECUTIVE OFFICERS AND DIRECTORS

The Board of Directors, upon the recommendation of the Compensation and Human Capital Committee, adopted the Stock Ownership and Retention Guidelines for Executive Officers and Directors, which are available on our Governance website at www.irwendys.com/esg/governance. The Stock Ownership and Retention Guidelines were adopted by the Board to further align the interests of executive officers and directors with the interests of stockholders and to promote the Company’s commitment to sound corporate governance. A summary of the Stock Ownership and Retention Guidelines is set forth below.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR EXECUTIVE OFFICERS

The Chief Executive Officer must own an amount of Common Stock equal to at least six times his base salary, and each of the other executive officers must own an amount of Common Stock equal to at least three times his or her base salary. Until an executive officer satisfies the applicable ownership requirement, he or she is required to hold at least 75% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the executive officer must continue to hold at least that number of shares until leaving his or her position with the Company.

STOCK OWNERSHIP AND RETENTION GUIDELINES FOR NON-MANAGEMENT DIRECTORS

Each non-management member of the Board must own an amount of Common Stock equal to at least five times the annual cash retainer payable for Board service. Until a director satisfies the ownership requirement, he or she is required to hold at least 100% of the net shares received upon the exercise of stock options, the vesting of restricted stock or restricted stock units and the payout of performance units. Once the ownership requirement is met, the director must continue to hold at least that number of shares until leaving the Board.

GENERAL PROVISIONS

Because executive officers and non-management directors must retain at least 75% and 100%, respectively, of the net shares received from any exercise of stock options, vesting of restricted stock or restricted stock units and payout of performance units until they satisfy the applicable ownership requirement, there is no set time period for initial satisfaction of the Stock Ownership and Retention Guidelines. In the case of financial hardship or other unusual situations, the ownership requirements may be waived upon the approval of the Compensation and Human Capital Committee and, in the case of executive officers, the Chief Executive Officer.

For stock options, “net shares” means the number of shares of Common Stock received upon exercise of the option, net of any shares used to pay the exercise price and/or applicable taxes upon such exercise. For restricted stock, restricted stock units and performance units, “net shares” means the number of shares received upon the vesting of the restricted stock or restricted stock units or the payout of the performance units, as applicable, net of any shares used to pay applicable taxes upon such vesting.

In addition to shares owned directly by an executive officer or a director, the Stock Ownership and Retention Guidelines provide that shares held in a trust, shares held by immediate family members residing in the same household, shares held in qualified plans, vested shares or share units held in nonqualified plans and unvested time-based restricted stock or restricted stock units will be counted toward satisfaction of the applicable ownership requirement. Performance units that have not yet vested, stock options that have not yet vested and stock options that have vested but have not yet been exercised will not be counted toward satisfaction of the applicable ownership requirement. In addition, shares held by an executive officer or a director in a margin account or otherwise pledged by an executive officer or a director as collateral for a loan will not be counted toward satisfaction of the applicable ownership requirement.

As of the date of this Proxy Statement, none of the Company’s executive officers or directors has pledged any shares of Common Stock.

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SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership as of March 20, 2023 (except as otherwise indicated by footnote) by: (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of our Common Stock (constituting our only class of voting securities); (ii) each of the Company’s directors and director nominees; (iii) each of the Company’s NEOs included in the 2022 Summary Compensation Table; and (iv) all of the Company’s directors and executive officers as a group. The number of shares of Common Stock beneficially owned by our directors and executive officers includes shares that such persons have the right to acquire within 60 days of March 20, 2023, including through the exercise of stock options as shown in the second table below. Except as otherwise indicated by footnote, each person has sole voting power and sole dispositive power with respect to the shares shown in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP		PERCENT OF CLASS BENEFICIALLY OWNED (1)

Nelson Peltz (2)	37,597,167	(3)(4)(5)	17.7%

Peter W. May (2)	37,390,478	(3)(4)(5)	17.6%

Edward P. Garden (2)	21,946,135	(4)(5)	10.4%

Trian Fund Management, L.P. (2)	21,705,770	(5)	10.2%

The Vanguard Group (6)	18,405,437	(6)	8.7%

BlackRock, Inc. (7)	15,356,422	(7)	7.2%

Massachusetts Financial Services Company (8)	11,433,642	(8)	5.4%

Matthew H. Peltz (2)	414,609	(9)	*

Michelle Caruso-Cabrera	—		—

Kristin A. Dolan	41,340	(10)	*

Kenneth W. Gilbert	38,804	(11)	*

Richard H. Gomez	11,650	(12)	*

Joseph A. Levato	197,221	(13)	*

Michelle J. Mathews-Spradlin	68,948	(14)	*

Todd A. Penegor	2,629,583		1.2%

Peter H. Rothschild	148,461	(15)	*

Arthur B. Winkleblack	46,981	(16)	*

Kurt A. Kane	770,263	(17)	*

Gunther Plosch	542,215		*

Abigail E. Pringle	703,000	(18)	*

J. Kevin Vasconi	119,413	(19)	*

Directors and current executive officers as a group (21 persons)	43,344,877		20.1%

* Less than 1% of the outstanding shares of our Common Stock.

(1)	All percentages are based upon the number of shares of our Common Stock that were outstanding on March 20, 2023 (212,054,224).

84        The Wendy’s Company 2023 Proxy Statement

(2)

The principal business address of Nelson Peltz, Peter May, Edward Garden and Matthew Peltz is 223 Sunset Avenue, Palm Beach, FL 33480. The principal business address of Trian Fund Management, L.P. (“Trian Partners”) is 280 Park Avenue, New York, NY 10017.

(3)

In July 2004, Nelson Peltz and Peter May entered into a voting agreement pursuant to which they agreed not to vote certain shares of Common Stock held by them or their affiliates without the prior approval of both parties. Accordingly, the information set forth in the table above with respect to Messrs. N. Peltz and May aggregates their respective ownership interests as described in footnote (4).

(4)

In the case of Nelson Peltz, includes: (i) 9,956,248 shares of Common Stock held directly (including 8,641 restricted shares of Common Stock that may be voted by Mr. N. Peltz); (ii) 44,169 shares of Common Stock owned by Mr. N. Peltz’s spouse; (iii) 81,104 shares of Common Stock owned by Mr. N. Peltz’s children; (iv) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust, a trust whose trustees are Mr. N. Peltz’s spouse, three of Mr. N. Peltz’s adult children (including Matthew Peltz) and an unrelated person; (v) 195,430 shares of Common Stock owned by the Peltz Family Foundation, a non-profit organization whose trustees are Mr. N. Peltz, Mr. N. Peltz’s spouse, and Matthew Peltz; (vi) 5,482,049 shares of Common Stock held directly by Mr. May (including 8,641 restricted shares of Common Stock that may be voted by Mr. May); and (vii) 21,705,770 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. N. Peltz disclaims beneficial ownership of the shares of Common Stock held by Mr. N. Peltz’s spouse, Mr. N. Peltz’s children, the Peltz 2009 Family Trust, the Peltz Family Foundation, Mr. May and the Trian Entities.

In the case of Mr. May, includes: (i) 5,482,049 shares of Common stock held directly (including 8,641 restricted shares of Common Stock that may be voted by Mr. May); (ii) 32,910 shares of Common Stock owned by the May Family Foundation, a non-profit organization whose trustees are Mr. May, Mr. May’s spouse and their two adult children; (iii) 9,956,248 shares of Common Stock held directly by Mr. N. Peltz (including 8,641 restricted shares of Common Stock that may be voted by Mr. N. Peltz); (iv) 81,104 shares of Common Stock owned by Mr. N. Peltz’s children; (v) 132,397 shares of Common Stock held by the Peltz 2009 Family Trust; and (vi) 21,705,770 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. May disclaims beneficial ownership of the shares of Common Stock held by the May Family Foundation, Mr. N. Peltz, the Peltz 2009 Family Trust, Mr. N. Peltz’s minor children and the Trian Entities.

In the case of Mr. Garden, includes (i) 240,365 shares of Common Stock held directly and (ii) 21,705,770 shares of Common Stock owned by the Trian Entities identified in footnote (5). Mr. Garden disclaims beneficial ownership of the shares of Common Stock held by the Trian Entities.

(5)

Based on: (i) information contained in a Schedule 13D/A filed with the SEC on March 3, 2023 by Trian Partners, Trian Partners, L.P., Trian Partners Master Fund, L.P., Trian Partners Parallel Fund I, L.P., Trian Partners Strategic Fund-G II, L.P., Trian Partners Strategic Fund-G III, L.P., Trian Partners Strategic Fund-K, L.P., Trian Partners GP, L.P. (the foregoing entities collectively, the “Trian Entities”), Trian Fund Management GP, LLC (“Trian Management GP”), Trian Partners General Partner, LLC (“Trian GP LLC”), Nelson Peltz, Peter May, Edward Garden and Matthew Peltz; (ii) information contained in Form 4s filed with the SEC by the Trian Entities and by Messrs. N. Peltz, May, Garden and M. Peltz on or subsequent to March 3, 2023; and (iii) information provided to the Company by Trian Partners.

21,705,770 shares are owned directly by certain Trian Entities that are managed by Trian Partners, an institutional investment manager (and are not held directly by Messrs. N. Peltz, May or Garden). Such shares are currently held in the ordinary course of business with other investment securities owned by the Trian Entities in comingled margin accounts with a prime broker, which prime broker may, from time to time, extend margin credit to certain of the Trian Entities, subject to applicable federal margin regulations, stock exchange rules and credit policies. Messrs. N. Peltz, May and Garden, by virtue of their relationships to the Trian Entities, Trian Partners, Trian Management GP and Trian GP LLC, may be deemed to beneficially own (as that term is defined in Rule 13d-3 of the Exchange Act) the shares of our Common Stock that are owned by the Trian Entities. Messrs. N. Peltz, May and Garden disclaim ownership of such shares for all other purposes.

(6)

The Vanguard Group stated in its Schedule 13G/A filed with the SEC on February 9, 2023 that of the 18,405,437 shares of Common Stock beneficially owned, The Vanguard Group has shared voting power over 80,550 shares, sole dispositive power over 18,151,209 shares and shared dispositive power over 254,228 shares. The principal business address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

        The Wendy’s Company 2023 Proxy Statement        85

(7)

BlackRock, Inc. stated in its Schedule 13G/A filed with the SEC on January 31, 2023 that of the 15,356,422 shares of Common Stock beneficially owned, BlackRock, Inc. has sole voting power over 14,878,339 shares and sole dispositive power over 15,356,422 shares. The principal business address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(8)

Massachusetts Financial Services Company (“MFS”) stated in its Schedule 13G/A filed with the SEC on February 8, 2023 that of the 11,433,642 shares of Common Stock beneficially owned, MFS has sole voting power over 11,304,622 shares and sole dispositive power over 11,433,642 shares. The principal business address of MFS is 111 Huntington Avenue, Boston, Massachusetts 02199.

(9)

Includes: (i) 86,782 shares of Common Stock held directly (including 8,641 restricted shares that may be voted by Mr. M. Peltz); (ii) 132,397 shares held by the Peltz 2009 Family Trust (of which Mr. M. Peltz is a trustee); and (iii) 195,430 shares held by the Peltz Family Foundation (of which Mr. M. Peltz is a trustee). Mr. M. Peltz disclaims beneficial ownership of the shares owned by the Peltz 2009 Family Trust and the Peltz Family Foundation.

(10)	Includes 8,641 restricted shares of Common Stock that may be voted by Ms. Dolan.

(11)	Includes 8,641 restricted shares of Common Stock that may be voted by Mr. Gilbert.

(12)	Includes 8,641 restricted shares of Common Stock that may be voted by Mr. Gomez.

(13)

Includes 8,641 restricted shares of Common Stock that may be voted by Mr. Levato and 153,415 restricted stock units held by Mr. Levato under the 2009 Directors’ Deferred Compensation Plan, each of which represents a contingent right to receive one share of Common Stock.

(14)	Includes 8,641 restricted shares of Common Stock that may be voted by Ms. Mathews-Spradlin.

(15)	Includes 8,641 restricted shares of Common Stock that may be voted by Mr. Rothschild.

(16)	Includes 8,641 restricted shares of Common Stock that may be voted by Mr. Winkleblack.

(17)	Does not include 22,998 restricted stock units held by Mr. Kane, each of which represents a contingent right to receive one share of Common Stock.

(18)	Does not include 22,998 restricted stock units held by Ms. Pringle, each of which represents a contingent right to receive one share of Common Stock.

(19)	Does not include 44,139 restricted stock units held by Mr. Vasconi, each of which represents a contingent right to receive one share of Common Stock.

86        The Wendy’s Company 2023 Proxy Statement

The beneficial ownership table above includes shares of Common Stock issuable upon the exercise of stock options that are exercisable as of, or will become exercisable within 60 days of, March 20, 2023 by the persons identified in the following table.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES REPRESENTED BY OPTIONS

Nelson Peltz	—

Peter W. May	—

Matthew H. Peltz	—

Michelle Caruso-Cabrera	—

Kristin A. Dolan	—

Kenneth W. Gilbert	—

Richard H. Gomez	—

Joseph A. Levato	—

Michelle J. Mathews-Spradlin	—

Todd A. Penegor	1,943,778

Peter H. Rothschild	—

Arthur B. Winkleblack	—

Kurt A. Kane	655,100

Gunther Plosch	399,991

Abigail E. Pringle	536,939

J. Kevin Vasconi	119,413

Directors and current executive officers as a group (21 persons)	3,847,449

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EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning the Company’s equity compensation plans as of the end of 2022. The 2020 Omnibus Award Plan is currently the only equity compensation plan under which future equity awards may be granted.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)

Equity compensation plans approved by security holders (1)	10,889,541 Options	$19.00	18,165,758 (2)
	363,824 Performance Units (3)	—
	410,116 Performance Units (4)	—
	271,429 Performance Units (5)	—

	1,092,953 Restricted Stock Units (6)	—

Equity compensation plans not approved by security holders	—	—	—

Total	10,889,541 Options	$19.00	18,165,758 (2)
	363,824 Performance Units (3)	—
	410,116 Performance Units (4)	—
	271,429 Performance Units (5)	—

	1,092,953 Restricted Stock Units (6)	—

(1)	Includes the 2020 Omnibus Award Plan and the 2010 Omnibus Award Plan.

The 2020 Omnibus Award Plan provides for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2020 Omnibus Award Plan also permits non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2020 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights are counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights are counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted. As of January 1, 2023, under the 2020 Omnibus Award Plan, options to acquire 4,637,901 shares of Common Stock were outstanding, 773,940 performance units were outstanding and 893,533 restricted stock units were outstanding.

The 2010 Omnibus Award Plan provided for the issuance of stock options, stock appreciation rights, restricted stock awards, restricted stock units, other stock-based awards and performance compensation awards to employees, officers and non-employee directors of the Company and its subsidiaries and affiliates. The 2010 Omnibus Award Plan also permitted non-employee directors to elect to receive all or a portion of their director fees in shares of Common Stock in lieu of cash. Under the terms of the 2010 Omnibus Award Plan, (i) shares of Common Stock subject to awards of stock options or stock appreciation rights were counted against the maximum share limit as one share of Common Stock for each share of Common Stock granted and (ii) shares of Common Stock subject to awards other than stock options or stock appreciation rights were counted against the maximum share limit as 2.5 shares of Common Stock for each share of Common Stock granted. As of January 1, 2023, under the 2010 Omnibus Award Plan, options to acquire 6,251,640 shares of Common Stock were outstanding, 271,429 performance units were outstanding and 199,420 restricted stock units were outstanding. No further awards may be granted under the 2010 Omnibus Award Plan.

88        The Wendy’s Company 2023 Proxy Statement

(2)	Represents the aggregate number of shares available for future issuance under the 2020 Omnibus Award Plan.

(3)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 3, 2022 through December 29, 2024). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(4)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (January 4, 2021 through December 31, 2023). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(5)

Each performance unit represents the right to receive one share of Common Stock subject to the Company’s achievement of two performance goals based on free cash flow and relative total stockholder return during a three-year performance period (December 30, 2019 through January 1, 2023). The number of shares shown as being issuable is based on achieving maximum levels of performance with respect to these awards.

(6)	Each restricted stock unit represents a contingent right to receive one share of the Company’s Common Stock, subject to continued employment on the applicable vesting date.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

REVIEW AND APPROVAL OF RELATED PERSON TRANSACTIONS

Pursuant to its written charter, the Audit Committee has responsibility for the review and approval or ratification of all related person transactions where the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year, using appropriate counsel or other advisers as the Committee may deem necessary.

The Company adopted the Related Person Transactions Policy (the “RPT Policy”) which sets forth in writing the procedures for the Audit Committee’s review, approval and ratification of related person transactions. The RPT Policy defines a “related person transaction” as, with limited exceptions, any transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which (i) the Company or any of its subsidiaries was, is or will be a participant, (ii) any related person had, has or will have a direct or indirect interest and (iii) the aggregate amount involved will or may be expected to exceed more than $10,000 in any fiscal year. A “related person” is defined as any director, director nominee or officer of the Company, any person who is known to beneficially own more than 5% of the Company’s voting securities, any immediate family member of any of the foregoing persons and any entity in which any of the foregoing persons is employed, is a director, trustee, general partner or principal or holds a similar position or has a 10% or greater beneficial ownership interest. The Company’s legal department is primarily responsible for obtaining information from the applicable related person with respect to a proposed related person transaction and for determining, based on the relevant facts and circumstances, whether the transaction is subject to the RPT Policy. If the transaction is subject to the RPT Policy, the legal department then presents information concerning the transaction to the Audit Committee for review and consideration.

In the course of its review of a proposed related person transaction, the Audit Committee will consider all relevant facts and circumstances, including: (i) the benefits of the transaction to the Company; (ii) the impact of the transaction on the independence of the Company’s directors; (iii) the availability of other sources for comparable products or services; (iv) the terms of the transaction; (v) the terms available to unrelated third parties or to employees generally; and (vi) other facts and circumstances that may bear on the materiality of the transaction under applicable legal and regulatory requirements. The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any proposed related person transaction.

Pursuant to the RPT Policy, the Audit Committee will approve only those related person transactions that are in, or are not inconsistent with, the best interests of the Company and its stockholders, as the Audit Committee determines in good faith. If a proposed related person transaction involves any member of the Audit Committee (or an immediate family member of any Audit Committee member), such member would not participate in the review, consideration, approval or ratification of the proposed transaction.

RELATED PERSON TRANSACTIONS

On December 1, 2011, the Company entered into an agreement with Trian Partners and certain of its affiliates, including Nelson Peltz, Peter May and Edward Garden (collectively, the “Covered Persons”). Pursuant to the agreement, the Board of Directors, including a majority of the independent directors, approved, for purposes of Section 203 of the Delaware General Corporation Law, the Covered Persons becoming the owners of or acquiring an aggregate of up to 32.5% (subject to certain adjustments set forth in the agreement) of the outstanding shares of our Common Stock, such that no such persons would be subject to the restrictions set forth in Section 203 solely as a result of such ownership.

In 2022, the Company directly contributed $175,000 to the Dave Thomas Foundation for Adoption, a not-for-profit charitable foundation created by Wendy’s founder, Mr. R. David Thomas (the “DTFA”). For more than 25 years, the DTFA has been the Company’s signature charitable cause and the Company, its franchise owners and operators, suppliers and employees support the DTFA in a number of ways, including charitable contributions, events and in-restaurant campaigns. During 2022, certain of the Company’s executive officers served on the board of trustees of the DTFA.

Ms. Kristin Dolan, a director of the Company, has served as Chief Executive Officer of AMC Networks Inc. (“AMC”) since February 2023. In 2022, the Company purchased approximately $2.6 million of advertising time from a subsidiary of AMC. The Company’s advertising spend with AMC was made in the ordinary course of business and approved on an arm’s-length basis, consistent with the Company’s comparable advertising decisions.

90        The Wendy’s Company 2023 Proxy Statement

Certain family members and/or affiliates of Mr. Nelson Peltz, our Chairman, and Mr. May, our Senior Vice Chairman, as well as Mr. Matthew Peltz, our Vice Chairman, hold indirect, minority ownership interests in operating companies managed by Yellow Cab Holdings, LLC (“Yellow Cab”), a Wendy’s franchisee, that owns and operates 83 Wendy’s restaurants. During 2022, the Company received approximately $13.3 million in royalty, advertising fund, lease and other payments from Yellow Cab and related entities. In all transactions involving Yellow Cab, the Company’s standard franchisee recruiting and approval processes were followed, no modifications were made to the Company’s standard franchise agreements or related documents, and all deal terms and transaction documents were negotiated and executed on an arm’s-length basis, consistent with the Company’s comparable franchise transactions and relationships.

Each of the foregoing related person transactions described above was reviewed and approved by the Audit Committee in accordance with the terms of its written charter and the RPT Policy.

        The Wendy’s Company 2023 Proxy Statement        91

AUDIT COMMITTEE REPORT*

In accordance with its written charter, the Audit Committee oversees the accounting and financial reporting processes of the Company and the audits of the Company’s financial statements, and assists the Board of Directors in its oversight of the accounting, audit and financial reporting practices of the Company. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The Audit Committee is composed of five members, all of whom satisfy the independence and financial literacy requirements of Nasdaq and Section 10A of the Exchange Act. The Company’s management is responsible for the Company’s financial reporting process and for preparing the Company’s financial statements, and the Company’s outside auditors are responsible for performing an independent audit of such financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the “PCAOB”) and for issuing a report thereon. The members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee relies, without independent verification, on the information provided to the Committee and on the representations made by management and the independent registered public accounting firm that the Company’s financial statements have been prepared in conformity with GAAP.

In performing its oversight function, the Audit Committee reviewed and discussed the audited consolidated financial statements of the Company as of and for the fiscal year ended January 1, 2023 with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. The Audit Committee also discussed with Deloitte those matters required to be discussed by the applicable requirements of the PCAOB and the SEC, including those required by PCAOB Auditing Standard No. 1301. In addition, the Audit Committee, with and without management present, reviewed and discussed the results of Deloitte’s examination of the Company’s financial statements.

Pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management is required to prepare a report as to its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 1, 2023, and Deloitte is required to prepare an attestation report with respect to the effectiveness of the Company’s internal control over financial reporting. The Audit Committee reviewed and discussed with management its report regarding its assessment of the effectiveness of the Company’s internal control over financial reporting as of January 1, 2023, and reviewed and discussed with Deloitte its report as to the effectiveness of the Company’s internal control over financial reporting. Management’s report and Deloitte’s report are each included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023.

The Audit Committee also received from Deloitte the written disclosures and the letter required by applicable requirements of the PCAOB regarding Deloitte’s communications with the Audit Committee concerning independence, and has discussed with Deloitte its independence. The Audit Committee discussed with Deloitte any relationships that may have an impact on their objectivity and independence and satisfied itself as to Deloitte’s independence. The Audit Committee also considered whether the provision of services by Deloitte to the Company not related to the audit of the Company’s annual financial statements referred to above or to the reviews of the interim financial statements included in the Company’s quarterly reports on Form 10-Q is compatible with maintaining Deloitte’s independence.

Based on the aforementioned review and discussions with management and Deloitte, and subject to the limitations on the role of the Audit Committee and the Audit Committee’s responsibilities described above and in the Audit Committee’s written charter, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023.

The Audit Committee:

Arthur B. Winkleblack, Chair

Kristin A. Dolan

Richard H. Gomez

Joseph A. Levato

Peter H. Rothschild

*

This Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Audit Committee Report by reference into such other filing.

92        The Wendy’s Company 2023 Proxy Statement

PROPOSAL 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Item 2 on the Company’s Proxy Card)

In accordance with its written charter, the Audit Committee assists the Board of Directors in fulfilling its responsibility relating to the engagement of the independent registered public accounting firm and the evaluation of such firm’s qualifications, independence and performance. To execute this responsibility, the Audit Committee annually reviews the qualifications, performance, independence and fees of its independent registered public accounting firm (Deloitte & Touche LLP) in making its decision whether to appoint Deloitte for the following year. Following this review, the Audit Committee has determined to appoint Deloitte & Touche LLP as the Company’s independent registered public accounting firm to examine the consolidated financial statements of the Company and its subsidiaries for 2023. The members of the Audit Committee and the Board of Directors believe that the continued retention of Deloitte to serve as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders. The Company’s stockholders are being asked to ratify the appointment of Deloitte at the Annual Meeting.

A representative of Deloitte is expected to be present at the Annual Meeting and will have the opportunity to make a statement and to respond to appropriate questions. If the appointment of Deloitte is not ratified at the Annual Meeting, the Audit Committee may consider, in its sole discretion, the selection of another accounting firm.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The following table shows the fees billed (or expected to be billed) for professional services rendered by Deloitte for the audit of the Company’s annual financial statements for the fiscal years ended January 1, 2023 and January 2, 2022, and for other services rendered by Deloitte during 2022 and 2021.

FEE CATEGORY	2022	2021
Audit Fees (1)	$2,334,832	$2,334,219
Tax and Tax-Related Fees (2)	67,997	52,500
All Other Fees (3)	4,074	4,074

Total	$2,406,903	$2,390,793

(1)

For both 2022 and 2021, includes fees associated with the integrated audit of the Company’s annual financial statements (including the audit of internal control over financial reporting), the review of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q, stand-alone audits of certain of the Company’s subsidiaries and statutory audits required internationally. For 2022, also includes fees associated with the debt financing transaction completed in April 2022. For 2021, also includes fees associated with amendments to our franchise disclosure documents, share repurchase activity, the debt refinancing transaction completed in June 2021, the filing of a registration statement on Form S-3 in December 2021 and certain strategic initiatives, including the acquisition by the Company of 93 franchise-operated restaurants in Florida.

(2)

For both 2022 and 2021, includes fees for professional services related to the preparation of tax credit calculations. For 2022, also includes fees related to the preparation of international income tax returns.

(3)	For both 2022 and 2021, includes the Company’s subscription to Deloitte’s online library of accounting and financial disclosure literature.

As discussed under the caption “Audit Committee Report,” during 2022, the Audit Committee: (i) discussed with Deloitte any relationships that may have an impact on Deloitte’s objectivity and independence; (ii) satisfied itself as to Deloitte’s independence; and (iii) considered whether the provision of services by Deloitte that were not related to the audit of the Company’s annual financial statements or to the reviews of the Company’s interim financial statements included in the Company’s quarterly reports on Form 10-Q was compatible with maintaining Deloitte’s independence.

        The Wendy’s Company 2023 Proxy Statement        93

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee adopted the Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services (the “Pre-Approval Policy”) that requires the Committee to pre-approve all services provided by the Company’s independent registered public accounting firm to the Company and its subsidiaries. In general, predictable and recurring covered services, together with the related fees, may be approved by the Audit Committee on an annual basis. Pre-approval in such circumstances will generally be by reference to classes of covered services, provided that the pre-approval is sufficiently detailed to identify the scope of services to be provided. The Pre-Approval Policy sets forth a list of covered services that may be pre-approved by class on an annual basis. Covered services that are not pre-approved by class must be pre-approved on an individual basis by the Audit Committee.

Under the Pre-Approval Policy, any engagement of the independent registered public accounting firm to perform pre-approved “tax” or “all other” services must be reported by management to the Audit Committee at its next scheduled meeting following the engagement. The total payments that may be made with respect to “tax” or “all other” services that have been pre-approved by class may not exceed $200,000 per year. Once the $200,000 threshold has been met in any year, any additional “tax” or “all other” services (including any additional payments for “tax” or “all other” services that were previously pre-approved) must be pre-approved on an individual basis unless otherwise authorized by the Audit Committee.

Pursuant to the Pre-Approval Policy, the Audit Committee will establish fee levels or limits for covered services that are pre-approved on a class basis not less frequently than annually. Any covered services for which the estimated fees would cause the total fees for that class of services to exceed the applicable fee limit must be specifically approved by the Audit Committee. For services that are approved by the Audit Committee on an individual basis, the Committee will indicate an approval fee level or limit at the time of approval. The Audit Committee periodically reviews a schedule prepared by management showing the fees paid and estimated to be paid to the independent registered public accounting firm during the fiscal year for each covered service that was or is being provided by the firm.

The Pre-Approval Policy permits the Audit Committee to delegate pre-approval authority to one or more of its members, provided that (i) the aggregate estimated fees for any covered service approved by delegates may not exceed $100,000 for any applicable fiscal year and (ii) the aggregate estimated fees for all covered services approved by delegates during any fiscal year may not exceed $1.0 million. Any pre-approval granted by delegates must be reported to the Audit Committee at its next scheduled meeting.

In considering whether to grant pre-approval, the Audit Committee considers the nature and scope of the proposed service in light of applicable legal and regulatory requirements, including the rules and regulations promulgated by the SEC and the PCAOB with respect to auditor independence. The Audit Committee retains discretion to prohibit services that, in its view, may compromise, or appear to compromise, the independence and objectivity of the independent registered public accounting firm.

All of the services provided to the Company by Deloitte during 2022 were pre-approved by the Audit Committee or its delegates in accordance with the terms of the Pre-Approval Policy.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS

THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023.

94        The Wendy’s Company 2023 Proxy Statement

PROPOSAL 3

ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION

(Item 3 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory vote to approve the compensation of our NEOs (also known as a “say-on-pay” vote). We encourage stockholders to read the Compensation Discussion and Analysis in this Proxy Statement, which describes in detail how our 2022 executive compensation program was designed and implemented to achieve our overall compensation objectives. Stockholders also should review the 2022 Summary Compensation Table and other executive compensation tables, notes and narratives in this Proxy Statement, which provide detailed information regarding the compensation of our NEOs for 2022.

Our executive compensation program is designed to support the Company’s business objectives by linking executive compensation to the Company’s attainment of annual and multiyear operating and financial goals, individual performance and the creation of long-term stockholder value. The executive compensation program utilizes a variety of sound compensation governance practices that support the Company’s commitment to protecting stockholder interests.

The primary objectives of our executive compensation program are to:

•   Attract and retain highly qualified executives;

•   Motivate and reward executives for achieving Company and individual performance goals and objectives; and

•   Align the interests of executives with the interests of the Company’s stockholders.

The primary components of our 2022 executive compensation program are described in the following table.

COMPONENT	PURPOSE

Base Salary	• Attract and retain highly qualified executives by providing a competitive level of fixed cash compensation that reflects the experience, responsibilities and performance of each executive.

Annual Cash Incentives

• Align executive pay with Company performance by motivating and rewarding executives over a one-year period based on the achievement of strategic business objectives.

• In approving the inclusion of the ESG Performance Measure, the Compensation and Human Capital Committee recognized the importance of executing against the Company’s Good Done Right ESG strategy to drive positive change and reflect the growing importance of ESG topics to the Company’s business and stockholders.

Long-Term Equity Incentives

• Align the interests of executives with the interests of stockholders and retain highly qualified executives by motivating and rewarding executives to achieve multiyear strategic business objectives.

• Create a direct link between executive pay and the long-term performance of our Common Stock.

Perquisites and Benefits	• Provide limited perquisites and benefits, consistent with competitive market practice.

We believe that our executive compensation program reflects our pay-for-performance philosophy, is effectively designed and continues to serve the best interests of the Company and our stockholders.

        The Wendy’s Company 2023 Proxy Statement        95

After considering the foregoing information, together with the more detailed information regarding our executive compensation program set forth in this Proxy Statement, the Company proposes that stockholders approve the following resolution:

RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2022 Summary Compensation Table and the related compensation tables, notes and narratives included in this Proxy Statement for the Company’s 2023 Annual Meeting of Stockholders.

The vote on this resolution is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation and Human Capital Committee. However, the Board of Directors and Compensation and Human Capital Committee will carefully review the voting results and, to the extent there is a significant vote in favor of or against our executive compensation program as described in this Proxy Statement, the Compensation and Human Capital Committee will consider whether to implement, or recommend to the Board of Directors the implementation of, any modifications to the Company’s compensation programs and policies in response to such vote.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR

APPROVAL OF THE ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION.

96        The Wendy’s Company 2023 Proxy Statement

PROPOSAL 4

ADVISORY RESOLUTION ON THE FREQUENCY OF

FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

(Item 4 on the Company’s Proxy Card)

In accordance with Section 14A of the Exchange Act, we provide our stockholders with the opportunity to cast an annual advisory say-on-pay vote to approve the compensation of the NEOs, as discussed above under the caption “Proposal 3—Advisory Resolution to Approve Executive Compensation.”

In addition, Section 14A of the Exchange Act requires the Company to submit a non-binding, advisory resolution to our stockholders at least once every six years as to whether advisory votes on the compensation of our NEOs should be held every year, every two years or every three years (also known as a “say-on-frequency” vote). In satisfaction of this requirement, the Company is asking our stockholders to indicate by vote on this Proposal 4 whether they prefer that the Company conduct future advisory votes on executive compensation every year, every two years or every three years.

The Board of Directors, upon the recommendation of the Compensation and Human Capital Committee, has determined that holding a say-on-pay vote every year is the most appropriate alternative for us and allows our stockholders to express their collective views and provide timely, direct input on the Company’s executive compensation program and practices. Therefore, the Board recommends that stockholders vote for holding an advisory vote on executive compensation every year.

In voting on this proposal, stockholders should mark their proxy card or voting instruction form for every year, every two years or every three years based on their preference as to the frequency with which the Company should hold future advisory votes on the compensation of our NEOs. If a stockholder has no preference, such stockholder may abstain from voting. The vote on this proposal is advisory, which means that the vote is not binding on the Company, the Board of Directors or the Compensation and Human Capital Committee. However, the Board of Directors and Compensation and Human Capital Committee will carefully review the voting results and consider the outcome of the vote when considering the frequency of future advisory votes on executive compensation.

REQUIRED VOTE

The option of every year, every two years or every three years that receives a plurality of the total votes cast on this proposal by the holders of shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting will be deemed the preferred option of our stockholders. Abstentions and broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

        The Wendy’s Company 2023 Proxy Statement        97

PROPOSAL 5

STOCKHOLDER PROPOSAL REGARDING PROXY ACCESS AMENDMENTS

(Item 5 on the Company’s Proxy Card)

The Company received the following resolution from the Franciscan Sisters of Allegany, NY (the “Proponent”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that they are, and have been for at least three years, a beneficial owner of at least $2,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Resolved: Shareholders request our Board of Directors take the necessary steps to enable as many shareholders as needed to aggregate shares to meet 2% of stock owned continuously for 3 years required to nominate directors to the Company’s ballot.

Whereas: Eliminating group limits and lowering the ownership percentage from 3% to 2% would empower shareholders with smaller holdings to nominate more diverse Board members with independent perspectives. This would benefit the Company, especially given the influence that Nelson Peltz and hedge Fund Trian Partners hold over the Board.

Peltz and Trian hold 19.24% of Wendy’s Common Stock, approximately $865.8 million of Wendy’s $4.5 billion market cap.1 Board Chair Nelson Peltz is a Founder of Trian; Matthew Peltz, Trian Partner and son of Nelson Peltz, sits on Wendy’s Board as Vice-Chair with Trian Co-Founder Peter May as Senior Vice-Chair; Trian Principals chair four of the Board’s seven committees; and nine of the ten non-executive Board members have current or former business associations with Nelson Peltz or Trian.2 Accordingly, shareholders remain concerned that the Chair and his fund have outsized influence over the Company’s senior leadership and Board.

Adding to these governance concerns, Wendy’s Board has failed to adequately manage human rights risks in its supply chain. Wendy’s was unresponsive to the Franciscan Sisters of Allegany, NY’s 2021 shareholder resolution, supported by 95% of votes cast, requesting disclosure about worker protections in the Company’s food supply chain.3 The related exempt solicitation outlining the aforementioned concerns and urging shareholders to vote “no” on four Board Members contributed to decreased support for them in 2022,4 for example:

•	Peter Rothschild received 86.9% support, placing him in the bottom 10% of S&P MidCap 400 board members.

•	Nelson Peltz received 92.6% support placing him in the bottom 17% of the S&P MidCap 400.

Less than a week after Wendy’s annual meeting, Trian announced it was exploring its potential transaction with Wendy’s.

Proxy access serves as an accountability guardrail to help ensure effective oversight when management-nominated directors fail to respond to shareholder concerns. The Company’s proxy access currently allows 25 stockholders, owning 3% of outstanding Common Stock continuously for 3 years, to aggregate their shares to nominate directors, but in practice, it renders proxy access inaccessible, partly due to Peltz and Trian’s large holdings. At Wendy’s, proxy access would require average share ownership of around $5 million, something smaller, independent, diverse shareholders cannot achieve. Removing the cap on the number of stockholders is an emerging investor expectation and best practice, receiving 36% shareholder support at Target Corporation, and pairing it with a 2% ownership threshold is particularly warranted at Wendy’s to address governance concerns.5

[1]	https://www.sec.gov/Archives/edgar/data/1345471/000134547122000063/amend56.htm
[2]	https://www.sec.gov/Archives/edgar/data/30697/000138713122004700/wen-px14a6g_041122.htm
[3]	https://ciw-online.org/wp-content/uploads/20220308-Shareable-Digital-FFP-Advisory-and-Appendix-1.pdf
[4]	https://static1.squarespace.com/static/5d4df99c531b6d0001b48264/t/6291168ee0e5c3371f0ebd6d/1653675662447/DRAFT+2.0+-+MA+IASJ+statement+on+WEN+transaction.docx.pdf
[5]	https://www.sec.gov/ix?doc=/Archives/edgar/data/0000027419/000002741922000018/tgt-20220608.htm

98        The Wendy’s Company 2023 Proxy Statement

BOARD RECOMMENDATION

The Board of Directors recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and does not believe it is in the best interests of the Company or our stockholders. Our existing proxy access provision in our Certificate of Incorporation already provides stockholders with a meaningful opportunity to nominate directors that is aligned with current market practices. Additionally, our strong corporate governance practices and ongoing stockholder engagement promote accountability to stockholders and enable us to respond to stockholder feedback in a transparent manner. The modifications requested by the proponent to our existing proxy access provision are unnecessary and not in the best interests of the Company and our stockholders.

Our proxy access provision incorporates stockholder feedback, is aligned with market practices and provides stockholders with a meaningful opportunity to nominate directors.

In March 2015, in response to a proxy access stockholder proposal and after consultation with other stockholders, we agreed to adopt, subject to stockholder approval, an amendment to our Certificate of Incorporation to provide for proxy access. In February 2016, after further consultation with the proponent and other stockholders, and based on our commitment to strong corporate governance practices, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, reviewed and approved amendments to our Certificate of Incorporation to implement proxy access (the “Proxy Access Provision”). The Proxy Access Provision permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of our outstanding Common Stock continuously for at least three years, to nominate and include in our proxy materials director nominees constituting up to 20% of our Board (or 25% of our Board, if the number of directors on our Board is less than ten), subject to the other requirements set forth therein. At our 2016 Annual Meeting of Stockholders, our stockholders approved the Proxy Access Provision with 99% of the votes cast in favor thereof.

Prior to adopting our Proxy Access Provision, the Board carefully reviewed various terms concerning ownership thresholds, aggregation limits, holding periods and the cap on board seats, among other terms. In addition, the Board reviewed existing stockholder rights, investors’ views, our institutional investor profile and other companies’ proxy access provisions. Since adopting our Proxy Access Provision, we have also regularly engaged with our stockholders regarding our governance practices and reviewed the latest governance trends. Based on these reviews and our continued engagement with stockholders, we believe that the terms of our Proxy Access Provision, including the 25 stockholder aggregation limit and the 3% ownership requirement, overwhelmingly reflect the vast majority of proxy access bylaws adopted to date. According to Sidley Austin LLP’s Proxy Access: A Five-Year Review, published in 2020, of the 644 companies that adopted proxy access since January 1, 2015, (1) 97% had an aggregate stockholder group limit of 25 or fewer and (2) 100% had an ownership requirement of 3% or greater.

After reviewing this proposal, the terms of our Proxy Access Provision and additional information, the Board continues to believe that our Proxy Access Provision, including the 25 stockholder aggregation limit and the 3% ownership requirement, appropriately balances stockholder rights to proxy access with protecting the best interests of all of our stockholders. The 25 stockholder aggregation limit does not unduly restrict any stockholder from forming a group to submit a proxy access nomination and provides ample opportunities for all stockholders to combine with other stockholders to reach the 3% threshold. For example, 25 stockholders each owning just 0.12% of our outstanding Common Stock could aggregate their shares to reach the 3% ownership requirement, or stockholders owning even less than 0.12% of our Common Stock could combine their holdings with other relatively small stockholders to reach the threshold. In addition, the aggregation limit in our Proxy Access Provision treats certain funds as a single stockholder for purposes of determining the aggregate number of permissible stockholders, which provides our stockholders with greater flexibility to reach the 3% threshold with up to 25 stockholders.

Moreover, when a group of stockholders submits a director nominee through our Proxy Access Provision, we are responsible for confirming that each stockholder in the group has met all procedural requirements and will continue to meet these requirements through the annual meeting. We believe the 25 stockholder aggregation limit and the 3% ownership requirement are reasonable and necessary limitations that (1) provide an appropriate structure to evaluate the submission of director nominees and control administrative costs and (2) reduce the risk of abuse of proxy access rights by stockholders with special interests, which could, among other things, impede the exercise of proxy rights by other stockholders.

        The Wendy’s Company 2023 Proxy Statement        99

Wendy’s is committed to maintaining strong corporate governance practices and stockholder engagement.

The Board also believes that adoption of this proposal is unnecessary because we are committed to maintaining strong corporate governance practices and have already taken a number of steps to promote accountability to stockholders. The Board regularly monitors emerging best practices in corporate governance and reviews our governance practices to identify and, where appropriate, adopt enhancements. Highlights of our current governance practices include:

•	Annual election of all directors;

•	Majority voting for directors in uncontested elections with a director resignation policy;

•	Separation of our Board Chair and Chief Executive Officer;

•	Majority independent Board;

•	Fully independent key Board committees;

•	Presiding independent director, who oversees regular executive sessions of independent directors;

•	Stockholders have proxy access rights aligned with current market practices;

•	Stockholders have the ability to call special meetings;

•	Stockholders have the ability to act by written consent;

•	No supermajority voting provisions; and

•	No stockholder rights plan or “poison pill.”

Furthermore, we believe ongoing engagement with our stockholders is an important component of strong corporate governance. In 2022, we conducted a comprehensive ESG stockholder outreach campaign during which we held meetings with holders of more than 50% of our Common Stock. During these meetings, we discussed a range of important ESG topics, including stockholder rights and related governance practices. Our engagement program empowers stockholders to provide feedback and raise any concerns with us and enables us to effectively respond to their feedback in a transparent manner.

The SEC’s new universal proxy card rules provide stockholders with an additional means to access our proxy card.

The SEC’s recent adoption of “universal proxy card” rules requires companies to include all stockholder nominees, including dissident nominees, on their proxy cards under certain conditions. Under these new rules, a stockholder can nominate a number of nominees up to the number of directors to be elected at the annual meeting if the stockholder meets certain informational, procedural and filing requirements set forth in the new rules and any applicable advance notice provisions. In addition to the proxy access rights already afforded to our stockholders, these new rules provide stockholders with an additional means to access our proxy card.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

100        The Wendy’s Company 2023 Proxy Statement

PROPOSAL 6

STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIR

(Item 6 on the Company’s Proxy Card)

The Company received the following resolution from the Comptroller of the City of New York (the “Proponent”), as custodian and a trustee of the New York City Employee’s Retirement System, the New York City Fire Pension Fund, the New York City Teachers’ Retirement System, the New York City Police Pension Fund and the New York City Board of Education Retirement System (collectively, the “Systems”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that each of the Systems are, and have been for at least the past year, a beneficial owner of at least $25,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Independent Board Chair

Submitted by New York City Comptroller Brad Lander

on behalf of New York City’s Retirement Systems

RESOLVED: Shareholders of The Wendy’s Company (“Wendy’s”) ask the Board of Directors (“Board”) to adopt a policy, and amend the bylaws as necessary, to require the chair of the board to be independent of Wendy’s and any Wendy’s shareholder holding more than 15% of outstanding shares. The policy should provide that if the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the policy within 60 days of that determination. This policy shall apply prospectively so as not to violate any contractual obligation.

SUPPORTING STATEMENT

In our view, Wendy’s Board needs an independent Chair to strengthen its independence from Wendy’s largest shareholder, Trian Fund Management, L.P. (“Trian”), and its responsiveness to investor concerns. Nelson Peltz, Trian’s Chief Executive Officer, is Chair of Wendy’s Board.

As long-term shareholders, we are troubled by Peltz’s conflicts of interest AND seemingly disproportionate influence over Wendy’s Board, whose members include his son, Matthew Peltz, and his longtime business partner, Peter May. It is noteworthy that the Board classified Peter May as an independent director in its 2022 proxy statement

A serious conflict of interest arose in May 2022 between Wendy’s and Trian, when Trian filed a Schedule 13D/A with the Securities and Exchange Commission indicating its intent to evaluate the possibility of participating in a potential transaction with Wendy’s. The potential for a related party transaction compromises the independence of all three Trian partners who are Wendy’s directors: Chair Nelson Peltz, Matthew Peltz and Peter May.

Exacerbating these concerns are Chair Peltz’s unresponsiveness to extensive shareholder outreach1 regarding Wendy’s supply chain labor standards. Under Peltz’s leadership, Wendy’s Board has inexplicably refused to permit Wendy’s to join the Fair Food Program (“Program”), the gold standard for preventing human rights abuses (such as human trafficking, sexual assault, and harassment) in the produce supply chain. Most of Wendy’s competitors, including McDonald’s and Burger King, joined years ago. The Program has received the Presidential Medal for Extraordinary Efforts in Combatting Modern-Day Slavery2 and is credited with transforming Florida tomato farms once called “ground zero for modern day slavery”3 into “probably the best working environment in American agriculture.”4

Companies with independent chairs are corporate governance and sustainability leaders. A 2021 report found that more than half of the companies listed on the MSCI ESG index at the time had independent chairs.5 In Fortune’s recent

[1]	https://ciw-online.org/wp-content/uploads/20220309-Wendys-Investor-Letter-Final.pdf,
https://www.iccr.org/sites/default/files/resources_attachments/investor_sign-on_letter_to_wendys_2021.pdf,
https://www.iccr.org/sites/default/files/page_attachments/investorletter_towendys_ffp_01.28.20.pdf
[2]	https://fairfoodprogram.org/recognition/
[3]	https://www.cnn.com/2017/05/30/world/ciw-fair-food-program-freedom-project/index.html
[4]	https://www.nytimes.com/2014/04/25/business/in-florida-tomato-fields-a-penny-buys-progress.html
[5]	https://www.heidrick.com/en/insights/board-of-directors/a-look-at-leading-board-chairs-today

        The Wendy’s Company 2023 Proxy Statement        101

ranking of the most innovative boards in the S&P 500 based on board effectiveness data and ESG scores, “companies that scored higher on board effectiveness have an independent board chair.”6

There is a pressing need for an independent chair at Wendy’s to improve and protect long-term shareholder value.

We urge shareholders to vote for this proposal.

BOARD RECOMMENDATION

The Board of Directors recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and does not believe that it is in the best interests of the Company or our stockholders. The Board believes that our existing corporate governance practices and current leadership structure provides effective independent oversight of management and has contributed to our strong financial performance, stockholder returns and continued momentum towards key ESG initiatives. In addition, the Board believes that the interests of Trian Fund Management, L.P. (“Trian Partners”), as our largest stockholder, are fully aligned with the interests of our other stockholders in driving long-term stockholder value.

Our existing governance practices and current leadership structure provide effective independent oversight of management, Board accountability and responsiveness to stockholders.

We do not believe that a policy requiring that the Chairman be an independent member of the Board and independent of any stockholder holding more than 15% of our outstanding shares is necessary to ensure that the Board provides effective oversight of management and remains accountable to stockholders. Rather, we believe that the Board’s oversight and accountability are effectively supported by our existing governance practices and current leadership structure, including (1) the separation of the Chairman and Chief Executive Officer roles, (2) the independence, qualifications and governance practices of the Board as a whole, (3) the roles of our independent Board committees and (4) our demonstrated commitment to providing stockholders with effective stockholder rights.

•

Separate Chairman and Chief Executive Officer Roles. Since 2007, the Board has separated the positions of Chairman and Chief Executive Officer, with Nelson Peltz currently serving as our non-executive Chairman and Todd Penegor currently serving as our Chief Executive Officer. This leadership structure fosters greater accountability of management by allowing our Chief Executive Officer to focus on developing and implementing our business strategies and objectives and supervising our day-to-day business operations, while allowing our Chairman to lead the Board in its oversight and advisory roles. The Board has carefully considered and approved its current leadership structure and firmly believes that our stockholders benefit from the combined leadership, judgment, knowledge and experience of Mr. Peltz and Mr. Penegor.

•

Majority Independent Board and Fully Independent Board Committees. Nine of the 12 members of the Board have been determined to be “independent” under Nasdaq’s director independence standards. In addition, the Board’s Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee are each composed entirely of independent directors. Collectively, this ensures that our independent directors have oversight over critical matters, including the integrity of our financial statements and internal controls, the compensation of our executive officers and directors, the nomination and evaluation of our directors, the review of related person transactions and the development of corporate governance principles and policies.

•

Diverse Backgrounds, Skills and Experience of our Directors. The Board is composed of members with diverse professional and personal backgrounds, skills, experiences and viewpoints and direct experience with a wide range of leadership and management structures. Given this broad spectrum of experience and expertise, we believe that the Board is best positioned to evaluate the Company’s needs and determine the most effective leadership structure for serving the interests of the Company and our stockholders.

•

Regular Executive Sessions. Our non-management directors hold regularly scheduled executive sessions without any members of management present. Our independent directors also meet in executive session at least twice a year, with the Chairs of the Audit Committee, Compensation and Human Capital Committee and Nominating and Corporate Governance Committee rotating as the presiding independent director for these executive sessions. Directors use these executive sessions to discuss a wide range of matters, including evaluations of the performance of the Chief Executive Officer and senior management, Company strategy and performance and Board priorities and effectiveness.

[6]	https://fortune.com/2022/04/22/what-makes-the-best-boards-different-fortune-modern-board-25/

102        The Wendy’s Company 2023 Proxy Statement

•

Board Authority and Resources. All of our directors have the authority to suggest items for inclusion on the agenda for all Board meetings and to raise subjects that are not on the agenda for a particular meeting. Directors also have complete and open access to members of our management team. Our Board committees have the authority to retain independent legal, financial and other advisors and regularly engage independent advisors in connection with discharging their duties and responsibilities.

•

Demonstrated Commitment to Stockholder Rights. Our Certificate of Incorporation and By-Laws empower our stockholders with the right to call special meetings of stockholders as well as proxy access rights that are aligned with current market practices and support effective oversight by our stockholders. In addition, each member of the Board is held directly accountable to our stockholders through the annual election of all directors for one-year terms and the majority voting standard that is applicable to all uncontested director elections.

The Board believes that adopting this proposal would unduly restrict the Board in determining the leadership structure that best serves the interests of the Company and our stockholders at any particular point in time and potentially prevent the Board from selecting the most appropriate individual to serve as our Chairman. The Board possesses a depth of knowledge of our strategic and long-term goals, the unique opportunities and challenges facing us and the qualifications, skills, expertise and capabilities of our directors and senior management. The Board believes it is important to maintain flexibility to choose a leadership structure that best suits our circumstances and operates in our stockholders’ best interests.

Our leadership structure is working effectively, as evidenced by our strong financial performance, stockholder returns and continued momentum towards key ESG initiatives, and the Board believes having Mr. Peltz continue to serve as our Chairman is in the best interests of the Company and our stockholders.

Under our current leadership structure, we have delivered strong financial and operating performance and created significant value for our stockholders. For example, we have (1) delivered continued growth through 12 consecutive years of global same restaurant sales growth and seven consecutive years of net new restaurant growth, enabling us to become the second largest quick-service restaurant hamburger company in the United States, (2) executed against our long-term strategic growth pillars with our successful breakfast launch in the United States and Canada, growing our digital business to over $1.3 billion of sales and expanding our restaurant footprint across the globe, (3) transitioned to an asset light, efficient business model that generates significant cash flow for investing back into our business and returning cash to our stockholders and (4) driven meaningful progress towards the Food, People and Footprint pillars of our “Good Done Right” ESG strategy, with a focus on the ESG topics that are most material to our business and stakeholders. Over the past five years, our stock price has increased by over 35% and we have returned more than $1.4 billion to our stockholders through dividends and stock repurchases.

The Board believes that our strong performance reflects the contributions of Mr. Peltz, who has served as our non-executive Chairman since 2007. Mr. Peltz’s experience with the Company gives him a unique and valuable perspective on our business strategy and operations. Given his qualifications and expertise working with management teams and boards of directors, strong operating experience and strategic planning skills and valuable leadership and corporate governance experience, the Board has concluded that it is in the best interests of the Company and our stockholders for Mr. Peltz to continue serving as our Chairman.

The interests of Trian Partners, our largest stockholder, in driving long-term stockholder value are fully aligned with the interests of our other stockholders in driving long-term stockholder value.

As our largest stockholder, Trian Partners is deeply invested in our continued success and is focused on driving long-term value for all stockholders. In May 2022, Trian Partners filed a Schedule 13D/A with the Securities and Exchange Commission indicating their intent to explore and evaluate the possibility of participating in a potential transaction with the Company to enhance stockholder value. In January 2023, Trian Partners announced that, in light of the Company’s business momentum and strong liquidity position, they would not be proposing a potential transaction with the Company at this time. Instead, they indicated their strong support for the Company’s new capital allocation plans, including the doubling of our quarterly dividend and a new $500 million stock repurchase program.

        The Wendy’s Company 2023 Proxy Statement        103

Trian Partners’ long-term ownership interest in the Company does not raise any concerns regarding Mr. Peltz’s independence from management or impact the Board’s overall ability to provide effective independent oversight of management or accountability or responsiveness to stockholders. On the contrary, the demonstrated commitment of Trian Partners to the success of the Company and their interests in driving long-term stockholder value are fully aligned with the interests of our other stockholders.

The Board believes that it should retain the flexibility to select the leadership structure that is best suited to meet the needs of the Company and our stockholders at any given time. The Board further believes that Mr. Peltz is best suited at this time to serve as Chairman of the Board. For the reasons discussed above, the Board believes that adoption of the stockholder proposal would be contrary to the best interests of the Company and our stockholders.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

104        The Wendy’s Company 2023 Proxy Statement

PROPOSAL 7

STOCKHOLDER PROPOSAL REQUESTING A REPORT ON LOBBYING ACTIVITIES AND EXPENDITURES

(Item 7 on the Company’s Proxy Card)

The Company received the following resolution from the SOC Investment Group (the “Proponent”). The Proponent’s proposed resolution and supporting statement are reproduced verbatim below. The Proponent is responsible for the content of this proposal, for which the Company and our Board of Directors do not accept any responsibility. The Proponent has represented to the Company that they are, and have been for at least three years, a beneficial owner of at least $2,000 in market value of the Company’s Common Stock. The address and stock ownership for the Proponent will be furnished promptly upon receipt of any oral or written request to the Secretary at our address stated under the caption “Other Matters—Principal Executive Offices.”

STOCKHOLDER PROPOSAL

Whereas, we believe in full disclosure of lobbying activities and expenditures of The Wendy’s Company (“Company”) to assess whether the Company lobbying and that of its franchisees is consistent with its expressed goals and stockholder interests.

Resolved, Company stockholders request the preparation of a report, updated annually, disclosing:

1.	Company policy and procedures governing its own lobbying and that of its franchisees, both direct and indirect, and grassroots lobbying communications.

2.	Payments by the Company or its franchisees used for (a) direct or indirect lobbying or (b) grassroots lobbying communications, in each case including the amount of the payment and the recipient.

3.	Description of management’s decision-making process and the Board’s oversight of this process.

For purposes of this proposal, a “grassroots lobbying communication” is a communication directed to the general public that (a) refers to specific legislation or regulation, (b) reflects a view on the legislation or regulation and (c) encourages the recipient of the communication to take action with respect to the legislation or regulation. “Indirect lobbying” is lobbying engaged in by a trade association or other organization of which the Company or its franchisees is a member.

Both “direct and indirect lobbying” and “grassroots lobbying communications” include efforts at the local, state and federal levels.

The report shall be presented to the Nominating and Corporate Governance Committee and posted on the Company website.

Supporting Statement

Wendy’s does not currently report on the full extent of its lobbying efforts. We do know that Wendy’s did report spending $460,000 from 2012-2022 on federal lobbying. The company also spent $50,000 to oppose AB 257 in 2022, a California law that creates a council to set minimum standards on working conditions, a law that industry groups now seek to overturn. Beyond that, there is not a complete picture of the company’s lobbying activities:

•	State level lobbying disclosures are uneven, incomplete or absent.

•	Wendy’s does not report lobbying by its franchisees, which account for 93% of Wendy’s restaurants in the U.S.

•

Wendy’s does not disclose donations to third party groups that spend millions on lobbying and often undisclosed grassroots activity; these groups may be spending “at least double what’s publicly reported.”[1]

Wendy’s does not disclose indirect lobbying expenditures through trade associations like the International Franchise Association, of which Wendy’s is a member and which in 2022, spent $950,000 on federal lobbying. Wendy’s does not disclose whether it is a member of other trade associations like the National Restaurant Association.

We are concerned that lack of disclosure could present reputational risk that could harm shareholder value from lobbying that is not aligned with the Company’s public positions. Wendy’s states that nothing is “more important” than the “health, safety and well-being of our Wendy’s family members and customers.”2 Complete reporting would shed light on how that commitment operates in practice.

[1]	https://theintercept.com/2019/08/06/business-group-spending-on-lobbying-in-washington-is-at-least-double-whats-publicly-reported/
[2]	https://wendys-careers.com/health-and-safety/

        The Wendy’s Company 2023 Proxy Statement        105

BOARD RECOMMENDATION

The Board of Directors recommends a vote AGAINST this proposal.

The Board has carefully considered this proposal and does not believe it is in the best interests of the Company or our stockholders for the reasons provided below.

The Company is committed to the highest ethical standards when engaging in political activities, including lobbying activities and expenditures. In this regard, we have effective policies in place to ensure the appropriate oversight and disclosure of our political and lobbying activities, including compliance with applicable disclosure laws. We believe our existing disclosure and governance standards and practices appropriately address the concerns cited in this proposal, and that preparing the annual report requested by this proposal would not be an efficient use of the Company’s resources, would divert attention away from our primary business activities and would have limited benefit for our stockholders.

Compliance with federal and state law already mandates robust public disclosures if the Company were to engage in certain political and lobbying activities.

From time to time, Company representatives engage with public policymakers on issues of importance to the Company and our stockholders. The Company does not, however, currently employ or contract with registered lobbyists or engage in lobbying activities that meet the threshold for reporting under applicable federal and state laws. To the extent we were to engage in such lobbying activities at the federal level, our spending on those activities would be required to be reported to the federal government and made publicly available on websites maintained by the U.S. House of Representatives and the U.S. Senate. Similarly, our spending on lobbying activities at the state level would be required to be reported to applicable state governments and made publicly available on those states’ websites.

Wendy’s maintains a Political Action Committee (the “PAC”) that is funded with voluntary contributions from eligible Company employees and franchisees to support a holistic public affairs strategy, focused on the election of lawmakers (regardless of political party affiliation) at the federal level and in certain states. No Company funds are contributed to the PAC for the purpose of making political contributions, and the Company does not control the decision-making process for contributions made with PAC funds. The PAC is highly regulated by the Federal Election Commission and subject to regular public reporting and disclosure requirements. Detailed information about the PAC, including its receipts and disbursements, is available to the public through the Federal Election Commission’s website.

The Company overall has limited political engagement and believes its current political and lobbying activities are directed towards the best long-term interests of the Company and our stockholders.

The Company generally does not make direct contributions to political parties, candidates for public office or political organizations. However, because public policy issues have the potential to impact our business, employees, franchisees and the communities in which we operate, we believe that in certain cases it may be appropriate and in the best interests of the Company and our stockholders to contribute to organizations and business coalitions that may engage in political activity in support of certain public policy positions.

The Company is a member of trade associations and coalitions that represent a broad spectrum of views on industry and policy issues that generally align with our long-term strategic priorities. Some of these trade associations and coalitions make political contributions or engage in lobbying activities. Our key U.S. trade association memberships include the International Franchise Association and the National Restaurant Association. Trade associations are independent organizations with many members that likely have divergent views and interests, and may take positions and address public policy issues in a collective industry manner. Our membership in trade associations does not necessarily represent our agreement with all of the positions, views or objectives of those associations or of their other members.

106        The Wendy’s Company 2023 Proxy Statement

The Company’s political and advocacy strategy and activities are managed by our Chief Corporate Affairs & Sustainability Officer who regularly coordinates and reviews with senior management and the Board of Directors the legislative and regulatory priorities that are significant to our business and stockholders. As part of the Board’s oversight role, the Audit Committee receives an annual report from management regarding the activities of the PAC, including participation levels, receipts and disbursements.

The Company does not control the political or lobbying activities of its franchisees

Wendy’s franchises are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company does not control the political or lobbying activities of its franchisees, who are free to make their own personal political decisions, independent of the Company. Because the Company does not have visibility into the political or lobbying activities or expenditures of its franchisees, we would be unable to provide the information regarding Wendy’s franchisees being requested by this proposal.

In light of the extensive federal and state regulations governing the Company’s political and lobbying activities, including mandatory public disclosure requirements, as well as our existing disclosure and governance policies and practices, the Board believes that ample public information exists regarding the Company’s limited lobbying activities and expenditures to appropriately address the concerns cited in this proposal.

REQUIRED VOTE

The affirmative vote of a majority of the shares of Common Stock present (in person or by proxy) and entitled to vote at the Annual Meeting is required to approve this proposal. Abstentions will have the same effect as votes “against” this proposal. Broker non-votes will not be included in the tabulation of voting results for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE AGAINST THIS PROPOSAL.

        The Wendy’s Company 2023 Proxy Statement        107

OTHER MATTERS

OTHER MATTERS TO COME BEFORE THE ANNUAL MEETING

The Company is not aware of any other matters that are intended to be brought before the Annual Meeting. The proxy being solicited by the Board of Directors does, however, convey discretionary authority to the persons named as proxies in the accompanying proxy card to vote on any other matters that may properly come before the Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named as proxies will vote the shares represented by properly submitted proxies in accordance with their best judgment, to the extent permitted by applicable legal and regulatory requirements.

CONTACTING DIRECTORS

If you would like to contact the Board of Directors, the non-management directors as a group or any individual director, you may send written communications by e-mail to corporate-secretary@wendys.com or by mail in care of our corporate Secretary at our address provided below under the caption “—Principal Executive Offices.” Your communication should specify each intended recipient and will be forwarded by the corporate Secretary to each such recipient. Any communication that relates to the Company’s accounting, internal accounting controls or auditing matters will also be forwarded by the corporate Secretary to the Chair of the Audit Committee.

STOCKHOLDER PROPOSALS FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

Our Certificate of Incorporation and By-Laws provide that, except as otherwise provided by law, only business properly brought before an annual meeting of stockholders may be conducted at such meeting. To properly bring business before a meeting, a stockholder proponent and stockholder proposal (including Rule 14a-8 Proposals and Proxy Access Director Nominations, each defined below) must satisfy the applicable eligibility, notice, content, stock ownership and other requirements set forth in our Certificate of Incorporation and By-Laws. Rule 14a-8 Proposals must additionally meet the applicable requirements of Rule 14a-8 of the Exchange Act.

All stockholder proposals must be (i) addressed to the corporate Secretary and (ii) received by the Company, within the timeframes stated below, at our principal executive offices (to the address provided below under the caption “—Principal Executive Offices”). A stockholder who wishes to submit any business before the 2024 annual meeting of stockholders (the “2024 Annual Meeting”) is encouraged to seek independent counsel regarding the requirements under our Certificate of Incorporation and By-Laws and SEC rules and regulations, and the Company reserves the right to forego consideration of any submitted business that is not timely or otherwise does not satisfy the appropriate requirements.

Bringing Stockholder Proposals Before the 2024 Annual Meeting

Stockholders may submit proposals (including director nominations) for consideration at the 2024 Annual Meeting that are not Rule 14a-8 Proposals, not Proxy Access Director Nominations and not otherwise intended for inclusion in the Company’s proxy materials for the 2024 Annual Meeting. To be timely and properly brought before the 2024 Annual Meeting, any such stockholder proposal must be received by the Company not earlier than January 17, 2024 and not later than February 16, 2024. However, if the date of the 2024 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 16, 2024, the Company must receive such stockholder proposals (i) not earlier than 120 calendar days before the 2024 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2024 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2024 Annual Meeting date by mail, in a press release or in a document filed with the SEC. Please note that delivery of any such stockholder proposal must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

In addition to satisfying the requirements under the Company’s Certificate of Incorporation with respect to the advance notice of any nomination, to comply with the SEC’s universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must satisfy the requirements of Rule 14a-19 under the Exchange Act.

Stockholder Proposals Intended for Inclusion in 2024 Proxy Materials (Rule 14a-8 Proposals)

Stockholders may submit proposals (other than Proxy Access Director Nominations) under Rule 14a-8 of the Exchange Act for inclusion in our 2024 proxy materials and consideration at the 2024 Annual Meeting (“Rule 14a-8 Proposals”). Pursuant to Rule 14a-8, to be timely and properly brought before the 2024 Annual Meeting, any Rule 14a-8 Proposal must be received by the Company not later than the close of business on December 2, 2023. Please note that, as SEC rules make clear, simply submitting a Rule 14a-8 Proposal does not guarantee that such proposal will be included in our 2024 proxy materials.

108        The Wendy’s Company 2023 Proxy Statement

Director Nominations Intended for Inclusion in 2024 Proxy Materials (Proxy Access Director Nominations)

Our Certificate of Incorporation contains “proxy access” procedures for director nominations submitted by stockholders. As provided in more detail in our Certificate of Incorporation, proxy access permits a stockholder, or a group of up to 25 stockholders, owning 3% or more of the Company’s outstanding Common Stock continuously for at least three years, to nominate and include in the Company’s proxy materials director nominees constituting up to 20% of our Board of Directors (or 25%, if the number of directors serving on the Board is less than ten) (“Proxy Access Director Nominations”).

Stockholders may submit Proxy Access Director Nominations for inclusion in our 2024 proxy materials and consideration at the 2024 Annual Meeting. To be timely and brought before the 2024 Annual Meeting, any Proxy Access Director Nomination must be received by the Company not earlier than November 1, 2023 and not later than December 1, 2023. However, if the date of the 2024 Annual Meeting occurs more than 30 days before, or more than 60 days after, May 16, 2024, the Company must receive Proxy Access Director Nominations (i) not earlier than 120 calendar days before the 2024 Annual Meeting date and (ii) not later than the later of (a) 90 calendar days before the 2024 Annual Meeting date or (b) the tenth day after the date on which we publicly disclose the 2024 Annual Meeting date by mail, in a press release or in a document filed with the SEC. Please note that delivery of any such director nomination(s) must be made personally or by mail. Delivery by e-mail, facsimile or other means will not satisfy the requirements of our Certificate of Incorporation.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some brokers, banks and other nominees follow the practice of “householding” proxy materials. This means that multiple beneficial owners of our Common Stock who share the same address or household may not receive separate copies of this Proxy Statement, the Notice of Internet Availability or the Company’s 2022 Annual Report to Stockholders. The Company will promptly deliver separate copies of such documents to stockholders who write or call the Secretary at our address and telephone number provided below under the caption “—Principal Executive Offices.”

Stockholders who wish to receive separate copies of the Company’s proxy materials in the future also may call or write to our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.” Alternatively, if you and other stockholders of record with whom you share an address currently receive multiple copies of the Company’s proxy materials, or if you hold stock in more than one account and, in either case, you wish to receive only one copy of the Company’s proxy materials for your household, you may contact our corporate Secretary at the address and telephone number provided below under the caption “—Principal Executive Offices.”

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023 is included in the 2022 Annual Report to Stockholders that is being delivered, or made available electronically via the Internet, to stockholders with this Proxy Statement. Additional copies of the 2022 Form 10-K may be obtained free of charge by sending a written request to our corporate Secretary at the address provided below under the caption “—Principal Executive Offices.” The 2022 Form 10-K is also available on our Investor Relations website at www.irwendys.com/financials/sec-filings.

        The Wendy’s Company 2023 Proxy Statement        109

PRINCIPAL EXECUTIVE OFFICES

Our corporate Secretary is Mr. E. J. Wunsch. The mailing address and telephone number for our Secretary and principal executive offices are:

The Wendy’s Company

Attention: Chief Legal Officer and Secretary

One Dave Thomas Boulevard

Dublin, Ohio 43017-5452

Telephone: (614) 764-3100

Dublin, Ohio March 30, 2023	By Order of the Board of Directors: E. J. WUNSCH Chief Legal Officer and Secretary

110        The Wendy’s Company 2023 Proxy Statement

ANNEX A

NON-GAAP RECONCILIATION TABLES AND

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The following table shows the specific adjustments applied in calculating Wendy’s Adjusted EBITDA for purposes of the Company’s 2022 annual incentive plan from the Company’s reported financial results for the fiscal year ended January 1, 2023. Included in the table is a reconciliation of net income to Wendy’s Adjusted EBITDA for 2022.

Reconciliation of Net Income to Wendy’s Adjusted EBITDA (2022 Annual Incentive Plan)

Twelve Month Period Ended January 1, 2023

(In Thousands; Unaudited)

Net income	$177,370

Provision for income taxes	66,135

Income before income taxes	243,505

Other income, net	(10,403)

Investment income, net	(2,107)

Interest expense, net	122,319

Operating profit	353,314

Plus (less):

Advertising funds revenue	(406,220)

Advertising funds expense[1]	414,545

Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	133,414

Amortization of cloud computing arrangements	2,394

System optimization gains, net	(6,779)

Reorganization and realignment costs	698

Impairment of long-lived assets	6,420

Adjusted EBITDA	$497,786

Plus (less):

Gain from insurance recoveries, net	(8,319)

Fees and expenses related to review of strategic alternatives	1,054

Adjusted EBITDA (2022 Annual Incentive Plan)	$490,521

[1]	Excludes advertising funds expense of $15,116 related to the Company funding of incremental advertising during 2022.

The following table provides a reconciliation of net cash provided by operating activities to free cash flow for 2022.

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

Twelve Month Period Ended January 1, 2023

(In Thousands; Unaudited)

Net cash provided by operating activities	$259,904

Plus (less):

Capital expenditures	(85,544)

Advertising funds impact[1]	38,765

Free cash flow	$213,125

[1]

Advertising funds impact for 2022 includes the net change in the restricted operating assets and liabilities of the funds of $(30,503) and the advertising funds (deficit) included in net income of $(8,262). Advertising funds impact for 2022 excludes the Company’s incremental funding of advertising of $15,179.

        The Wendy’s Company 2023 Proxy Statement        A-1

DISCLOSURE REGARDING NON-GAAP FINANCIAL MEASURES

The Company has included certain non-GAAP financial measures in the Proxy Statement, including adjusted EBITDA, systemwide sales and free cash flow. Adjusted EBITDA excludes certain expenses and benefits as detailed in the reconciliation tables in this Annex A. The Company uses these non-GAAP financial measures as internal measures of the Company’s business operating performance and as external measures of performance against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in the Proxy Statement. The Company believes its presentation of adjusted EBITDA and systemwide sales provides a meaningful perspective of the underlying operating performance of the Company’s current business and enables investors to better understand and evaluate the Company’s historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted EBITDA and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

The Proxy Statement also includes disclosures regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation, as discussed in this Proxy Statement. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising funds and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of the Company’s advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company may also make additional adjustments for certain non-recurring or unusual items, which would be detailed in the applicable reconciliation table. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted EBITDA, systemwide sales and free cash flow are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures in the Proxy Statement does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted EBITDA, systemwide sales and free cash flow (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. Adjusted EBITDA, systemwide sales and free cash flow should not be construed as substitutes for, or as better indicators of, the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables in this Annex A for additional information regarding certain of the non-GAAP financial measures included in this Proxy Statement.

A-2        The Wendy’s Company 2023 Proxy Statement

2023 © 2023 Quality Is Our Recipe, LLC

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
Go To: www.proxypush.com/WEN
● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
PHONE
Call 1-855-686-4803 ● Use any touch-tone telephone, 24 hours a day, 7 days a week ● Have your Proxy Card ready ● Follow the simple recorded instructions

MAIL
● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided

Go Green! To receive documents via e-mail, simply go to: www.proxydocs.com/WEN

CONTROL NUMBER
The Wendy’s Company

Annual Meeting of Stockholders

For Stockholders of Record as of March 20, 2023

TIME:	Tuesday, May 16, 2023 at 11:00 AM, ET
PLACE:	2023 Annual Meeting of Stockholders to be held live via the Internet -
please visit www.proxydocs.com/WEN for more details

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Todd A. Penegor, Gunther Plosch and E.J. Wunsch (the “Named Proxies”), and each of them, with full power of substitution, as lawful agents and proxies, to vote all the shares of common stock of The Wendy’s Company (the “Company”) that the undersigned is entitled to vote at the 2023 Annual Meeting of Stockholders of the Company, and any adjournment or postponement thereof, upon the matters set forth herein, and in their discretion upon such other matters as may properly come before the meeting.

This proxy, if signed, dated and returned, will be voted as directed herein by the undersigned. If this proxy is signed, dated and returned without such direction, the shares will be voted FOR the election of each of the director nominees (proposal 1), FOR proposals 2 and 3, for the 1 YEAR option in proposal 4 and AGAINST proposals 5, 6 and 7.

All proxies previously given or executed by the undersigned with respect to the shares of common stock represented by this proxy are hereby revoked. The undersigned acknowledges receipt of the accompanying Notice of 2023 Annual Meeting of Stockholders, Proxy Statement for the 2023 Annual Meeting of Stockholders and 2022 Annual Report to Stockholders.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

The Wendy’s Company

2023 Annual Meeting of Stockholders

Please make your marks like this:	×	Use dark black pencil or pen only

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES (PROPOSAL 1), FOR PROPOSALS 2 AND 3, FOR THE 1 YEAR OPTION IN PROPOSAL 4 AND AGAINST PROPOSALS 5, 6 AND 7.

	PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS
1.	Election of Directors
		FOR	AGAINST	ABSTAIN
	1.01 Nelson Peltz	☐	☐	☐		FOR

	1.02 Peter W. May	☐	☐	☐		FOR

	1.03 Matthew H. Peltz	☐	☐	☐		FOR

	1.04 Michelle Caruso-Cabrera	☐	☐	☐		FOR

	1.05 Kristin A. Dolan	☐	☐	☐		FOR

	1.06 Kenneth W. Gilbert	☐	☐	☐		FOR

	1.07 Richard H. Gomez	☐	☐	☐		FOR

	1.08 Joseph A. Levato	☐	☐	☐		FOR

	1.09 Michelle J. Mathews-Spradlin	☐	☐	☐		FOR

	1.10 Todd A. Penegor	☐	☐	☐		FOR

	1.11 Peter H. Rothschild	☐	☐	☐		FOR

	1.12 Arthur B. Winkleblack	☐	☐	☐		FOR

		FOR	AGAINST	ABSTAIN
2.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023.	☐	☐	☐		FOR

3.	Advisory resolution to approve executive compensation.	☐	☐	☐		FOR

		1YR	2YR	3YR	ABSTAIN
4.	Advisory resolution on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	1 YEAR

		FOR	AGAINST	ABSTAIN
5.	Stockholder proposal regarding proxy access amendments, if properly presented at the Annual Meeting.	☐	☐	☐		AGAINST

6.	Stockholder proposal regarding an independent Board Chair, if properly presented at the Annual Meeting.	☐	☐	☐		AGAINST

7.	Stockholder proposal requesting a report on lobbying activities and expenditures, if properly presented at the Annual Meeting.	☐	☐	☐		AGAINST

*If any other matters properly come before the meeting, shares represented by properly submitted proxies will be voted on such matters in the discretion of the Named Proxies.

Only stockholders of record as of the close of business on March 20, 2023, the record date for the meeting, are entitled to receive notice of, and to vote at, the meeting.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy card and/or voting instruction form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date